EXHIBIT 4.1

EXECUTION VERSION

WEATHERFORD INTERNATIONAL LTD.,

a Bermuda exempted company,

as Issuer,

WEATHERFORD INTERNATIONAL PLC,

an Irish public limited company,

as Parent Guarantor,

WEATHERFORD INTERNATIONAL, LLC,

a Delaware limited liability company,

as Subsidiary Guarantor,

THE OTHER GUARANTORS PARTY HERETO,

as Subsidiary Guarantors,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee and Collateral Agent

INDENTURE

dated as of September 30, 2021

6.500% Senior Secured First Lien Notes due 2028

table of contents

Article One
DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

Article Two

NOTE FORMS

Section 201.	Forms Generally	49
Section 202.	Legends for Notes	50
Section 203.	Global Notes	52

Article Three

THE NOTES

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Section 314.	Issuance of Additional Notes.	61

Article Four
SATISFACTION AND DISCHARGE

Section 401.	Satisfaction and Discharge of Indenture	62
Section 402.	Application of Trust Money	63

Article Five
REMEDIES

Article Six
THE TRUSTEE

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Article Seven
HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND ISSUER

Section 701.	Issuer to Furnish Trustee Names and Addresses of Holders	80
Section 702.	Preservation of Information; Communications to Holders	80
Section 703.	Reports by the Issuer.	81

Article Eight
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 801.	Issuer and Guarantors May Consolidate, Etc., Only on Certain Terms	81
Section 802.	Successor Substituted	82

Article Nine
SUPPLEMENTAL INDENTURES

Article Ten
COVENANTS

Section 1001.	Payment of Principal, Premium and Interest	86
Section 1002.	Maintenance of Office or Agency	86
Section 1003.	Money for Notes Payments to Be Held in Trust	87
Section 1004.	Annual Compliance Certificate; Statement by Officers as to Default	88
Section 1005.	Existence	88
Section 1006.	Limitation on Designation of Unrestricted Subsidiaries	89
Section 1007.	Purchase of Notes Upon a Change of Control	90
Section 1008.	Limitation on Additional Indebtedness	92
Section 1009.	Limitation on Restricted Payments	96
Section 1010.	Limitation on Liens	99
Section 1011.	Limitation on Dividends and Other Restrictions Affecting Restricted Subsidiaries	101
Section 1012.	Limitation on Asset Sales	104
Section 1013.	Limitation on Affiliate Transactions	106
Section 1014.	Additional Guarantees	108
Section 1015.	[Reserved]	109
Section 1016.	Maintenance of Ratings	109
Section 1017.	Collateral; After-Acquired Property.	109
Section 1018.	No Impairment of the Security Interests.	111
Section 1019.	Swiss Use of Proceeds.	111

Article Eleven
REDEMPTION OF NOTES

Section 1101.	Applicability of Article	111
Section 1102.	Election to Redeem; Notice to Trustee	111

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Section 1103.	Optional Redemption	112
Section 1104.	Selection by Trustee of Notes to Be Redeemed	113
Section 1105.	Notice of Redemption	114
Section 1106.	Deposit of Redemption Price	115
Section 1107.	Notes Payable on Redemption Date	115
Section 1108.	Notes Redeemed in Part	116

Article Twelve
SINKING FUND; OTHER ACQUISITIONS OF NOTES

Section 1201.	Mandatory Redemption, Etc.	116

Article Thirteen
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 1301.	Issuer’s Option to Effect Legal Defeasance or Covenant Defeasance	116
Section 1302.	Defeasance and Discharge	116
Section 1303.	Covenant Defeasance	117
Section 1304.	Conditions to Legal Defeasance or Covenant Defeasance	117
Section 1305.	Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions	118
Section 1306.	Reinstatement	119

Article Fourteen
GUARANTEES

Section 1401.	Unconditional Guarantee	119
Section 1402.	Subsidiary Guarantee Evidenced by Indenture	122
Section 1403.	Limitation on Guarantors’ Liability	122
Section 1404.	Release of Guarantors from Guarantees	122
Section 1405.	Guarantor Contribution	124
Section 1406.	[Reserved]	124
Section 1407.	Luxembourg Limitations	124
Section 1408.	Norwegian Limitations.	125
Section 1409.	Irish Limitations.	126
Section 1410.	Swiss Financial Assistance.	126
Section 1411.	Parallel Debt.	128
Section 1412.	Dutch Covenants.	129
Section 1413.	German Limitation of Liability.	129
Section 1414.	English Law Limitations.	132
Section 1415.	Mexican Law Limitations.	132
Section 1416.	Argentine Law Limitations.	133
Section 1417.	Brazilian Law Limitations and Waivers.	134
Section 1418.	Joinder by Supplemental Indenture.	135

Article Fifteen
COLLATERAL

Section 1501.	Collateral Documents.	135
Section 1502.	Release of Collateral	136
Section 1503.	Suits to Protect the Collateral	138

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Section 1504.	Authorization of Receipt of Funds by the Trustee Under the Collateral Documents.	138
Section 1505.	Purchaser Protected.	139
Section 1506.	Powers Exercisable by Receiver or Trustee	139
Section 1507.	Release Upon Termination of the Issuer’s Obligations.	139
Section 1508.	Collateral Agent.	140
Section 1509.	Quebec Law Matters.	148
Section 1510.	Scottish Appointment Matters	148
Section 1511.	Swiss Appointment Matters.	149
Section 1512.	Parallel Debt Collateral Matters.	149

ANNEX A

FORM OF NOTE	A-1

ANNEX B

FORM OF SUPPLEMENTAL INDENTURE	B-1

ANNEX C

FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS TO INSTITUTIONAL ACCREDITED INVESTORS	C-1

ANNEX D

FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATIONS	D-1

ANNEX E

COLLATERAL REQUIREMENTS	E-1

ANNEX F

INITIAL ISSUANCE DATE REAL PROPERTY	F-1

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THIS INDENTURE (herein called the “Indenture”), dated as of September 30, 2021, is among Weatherford International Ltd., a Bermuda exempted company (herein called the “Issuer”), Weatherford International plc, an Irish public limited company (herein called the “Parent Guarantor”), Weatherford International, LLC, a Delaware limited liability company (herein called “Weatherford Delaware” or a “Subsidiary Guarantor”), the other Subsidiary Guarantors party hereto from time to time and Wilmington Trust, National Association, as Trustee (in such capacity, the “Trustee”) and as Collateral Agent (in such capacity, the “Collateral Agent”).

NOW, THEREFORE, THE INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes of each series as follows:

Article One
DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

Section 101.	Definitions.

For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)     the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)     all other terms used herein which are defined in the Exchange Act or in the Securities Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)     all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(4)     unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of the Indenture;

(5)     unless the context otherwise requires, the word “will” shall be interpreted to express a command;

(6)     references to sections of or rules under the Securities Act or Exchange Act will be deemed to include substitute, replacement or successor sections or rules that come into force from time to time;

(7)     the words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Indenture as a whole and not to any particular Article, Section or other subdivision;

(8)      any references to “examiner” and “examinership” shall have the meaning given to them in the Companies Act 2014 of Ireland; and

(9)     unless otherwise provided herein or in any other Notes Document, the words “execute”, “execution”, “signed”, and “signature” and words of similar import used in or related to any document to be signed in connection with this Indenture, any other Notes Document or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, neither the Trustee nor the Collateral Agent is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee or the Collateral Agent pursuant to reasonable procedures approved by the Trustee or the Collateral Agent.

“ABL Facility” means, if designated by the Issuer to be included in the definition of “ABL Facility”, one or more asset-based debt facilities providing for revolving credit loans, term loans, securitization or receivables financings, letters of credit, bank guaranties, bankers’ acceptances and similar instruments, in each case as such facility may be amended (including any amendment or restatement thereof), supplemented or otherwise modified from time to time, including any agreement made exchanging, extending the maturity of, refinancing, renewing, replacing, substituting or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding or removing Subsidiaries as borrowers or guarantors thereunder) all or any portion of the Indebtedness under such facility or any successor or replacement facility.

“ABL Facility Documents” means the agreements and other instruments governing the ABL Facility, together with any guarantees thereof and any security documents, other collateral documents and other instruments relating thereto (including documents and instruments governing Hedging Obligations required by the ABL Facility or relating to ABL Obligations).

“ABL Intercreditor Agreement” means an intercreditor agreement substantially in the form of that certain Intercreditor Agreement dated as of December 13, 2019, by and between Wells Fargo Bank, N.A., Deutsche Bank Trust Company Americas, the Parent Guarantor and the other grantors party thereto, with such updates thereto as are reasonably appropriate in light of the ABL Obligations having a senior priority Lien with respect to the ABL Priority Collateral and junior priority Lien with respect to the Notes/LC Priority Collateral and the Indenture Obligations having a senior priority Lien with respect to the Notes/LC Priority Collateral and junior priority Lien with respect to the ABL Priority Collateral, as reasonably determined in good faith by the Issuer (in consultation with the Majority Holders or their counsel), with such reasonable determination accompanied by an Officers’ Certificate.

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“ABL Obligations” means the Obligations of the borrowers and other obligors under the ABL Facility or any of the other ABL Facility Documents, to pay principal, premium, if any, and interest (including any interest accruing after the commencement of bankruptcy or insolvency proceedings) when due and payable, and all other amounts due or to become due under or in connection with the ABL Facility Documents and the performance of all other Obligations of the obligors thereunder to the lenders and agents under the ABL Facility Documents, according to the respective terms thereof.

“ABL Priority Collateral” means any Collateral consisting of: (a) Accounts, (b) Chattel Paper and rights to payment evidenced thereby, (c) Inventory, (d) unfinanced drilling, fracking, well maintenance and other similar rental tools, including, without limitation, artificial lift equipment, cementation production, drilling services, drilling tools, intervention services, line hanger, pressure drilling, open and case hole, pressure pumping, production automation, sand control, testing, tubular running services, well services, and wireline, (e) cash and cash equivalents, excluding identifiable proceeds of Notes/LC Priority Collateral, (f) deposit accounts and securities accounts (including funds or other property held in or on deposit therein, excluding identifiable proceeds of Notes/LC Priority Collateral), (g) Payment Intangibles in respect of the items referred to in the previous clauses (a)-(f), (h) to the extent related to, substituted or exchanged for, evidencing, supporting or arising from any of the items referred to in the preceding clauses (a)-(g), all Documents, Letter-of-credit rights, Instruments and rights to payment evidenced thereby, Supporting Obligations, General Intangibles (other than Equity Interests and intellectual property) and books and records, including customer lists, (i) to the extent attributed or pertaining to the foregoing, Commercial Tort Claims, (j) intercompany payables and other intercompany claims, business interruption insurance proceeds, representation and warranty insurance proceeds and tax refunds, and (k) substitutions, replacements, accessions, products or proceeds of any of the foregoing, in any form, including insurance proceeds and claims against third parties for loss or damage to, or destruction of, or other involuntary conversion (including claims in respect of condemnation or expropriation) of any kind or nature of any or all of the foregoing. All capitalized terms used in this definition and not defined elsewhere in this Indenture shall have the meanings assigned to them in the Code.

“acceleration declaration” has the meaning specified in Section 502.

“Account” means an account (as that term is defined in the Code or, to the extent applicable, the PPSA).

“Account Debtor” means any Person who is obligated on an Account, chattel paper, or a general intangible.

“Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary after the Initial Issuance Date, Indebtedness of such Person and its Subsidiaries (including, for the avoidance of doubt, Indebtedness incurred in the ordinary course of such Person’s business to acquire assets used or useful in its business) existing at the time such Person becomes a Restricted Subsidiary and (2) with respect to the Parent Guarantor or any Restricted Subsidiary, any Indebtedness of a Person (including, for the avoidance of doubt, Indebtedness incurred in the ordinary course of such Person’s business to acquire assets used or useful in its business), other than the Parent Guarantor or a Restricted Subsidiary, existing at the time such

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Person is merged with or into the Parent Guarantor or a Restricted Subsidiary, or Indebtedness expressly assumed by the Parent Guarantor or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person.

“Act,” when used with respect to any Holder, has the meaning specified in Section 104.

“Additional Assets” means:

1.	any assets used or useful in a Permitted Business, other than cash, Cash Equivalents, Indebtedness or, except as provided below, Equity Interests;
2.	Equity Interests of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Equity Interests by the Parent Guarantor or any of its Restricted Subsidiaries; or
3.	Equity Interests in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) is primarily engaged in a Permitted Business.

“Additional Notes” means the additional principal amount of Notes (other than the Initial Notes) that the Issuer may issue from time to time under this Indenture in accordance with Section 314 of this Indenture as part of the same series of Notes issued on the date hereof other than Notes issued in exchange for, or replacement of outstanding Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Affiliate Transaction” has the meaning specified in Section 1013.

“After-Acquired Property” means property (other than Excluded Assets) that is intended to be Collateral acquired by the Issuer or a Guarantor after the Initial Issuance Date (including property of a Person that becomes a new Guarantor after the Initial Issuance Date) that is not automatically subject to a perfected (or any analogous concept to the extent perfection does not apply in the relevant jurisdiction) security interest under the Collateral Documents.

“Agent Members” has the meaning specified in Section 305.

“amend” means to amend, supplement, restate, amend and restate or otherwise modify, including successively, and “amendment” shall have a correlative meaning.

“Angolan Bond Investment” means the purchase of Dollar-linked, inflation-protected or other similar Angolan government sovereign or local corporate bonds or similar instruments having a similar purpose by the Parent Guarantor or a Restricted Subsidiary.

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“Applicable Agent” means, at any time, the “Applicable Senior Collateral Agent” (or applicable analogous term) as defined in any applicable Intercreditor Agreement at such time with respect to the applicable Collateral.

“Applicable Banking Laws” has the meaning specified in Section 116.

“Applicable Collateral Limitations” has the meaning specified in Section 1017.

“Argentine Bond Investment” means the purchase of Dollar-linked, inflation-protected or other similar Argentine government sovereign or local corporate bonds or similar instruments having a similar purpose by the Parent Guarantor or a Restricted Subsidiary.

“Asset Acquisition” means:

(1)     an Investment by the Parent Guarantor or any Restricted Subsidiary in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary of the Parent Guarantor, or shall be merged with or into the Parent Guarantor or any of its Restricted Subsidiaries, or

(2)     the acquisition by the Parent Guarantor or any of its Restricted Subsidiaries of all or substantially all of the properties and assets of any other Person (other than a Restricted Subsidiary of the Parent Guarantor) or any division or line of business of any such other Person (other than in the ordinary course of business).

“Asset Sale” means:

1.	the sale, lease (other than operating leases entered into in the ordinary course of business), conveyance or other disposition of any properties or assets (including by way of a Sale-Leaseback Transaction or mergers, amalgamations, consolidations or otherwise); and
2.	the issuance of Equity Interests in any of the Parent Guarantor’s Restricted Subsidiaries or the sale by the Parent Guarantor or any Restricted Subsidiary of Equity Interests in any of the Parent Guarantor’s Restricted Subsidiaries (in either case other than Preferred Stock of any Restricted Subsidiary issued in compliance with the Indenture and directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Parent Guarantor or a Restricted Subsidiary);

provided that, in the case of (1) or (2), the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Parent Guarantor and its Restricted Subsidiaries (including by way of a merger, amalgamation or consolidation) will be governed by Section 801 and not by the provisions of Section 1012.

Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

1.	any single transaction or series of related transactions that involves properties, assets or Equity Interests having a Fair Market Value of less than $10.0 million;
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2.	a transfer or other disposition of assets between or among any of the Parent Guarantor and its Restricted Subsidiaries;
3.	an issuance or sale or other disposition of Equity Interests by a Restricted Subsidiary to the Parent Guarantor or to another Restricted Subsidiary;
4.	the sale or other disposition of Receivables in connection with any Permitted Factoring Transaction;
5.	the sale, lease or other disposition of equipment, inventory, products, services, accounts receivable or other properties or assets in the ordinary course of business and any sale or other disposition of surplus, damaged, worn-out or obsolete assets;
6.	the sale or other disposition of (a) financial instruments in the ordinary course of business or (b) cash or Cash Equivalents;
7.	a disposition of properties or assets that constitutes (or results in by virtue of the consideration received for such disposition) either a Restricted Payment that does not violate Section 1009 or a Permitted Investment;
8.	the creation or perfection of a Permitted Lien and dispositions in connection with Permitted Liens and the exercise by any Person in whose favor a Permitted Lien is granted of any of its rights in respect of that Permitted Lien;
9.	a surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;
10.	the grant in the ordinary course of business of any non-exclusive license or sublicense of patents, trademarks, registrations therefor and other similar intellectual property;
11.	the disposition of assets or Equity Interests received in settlement of debts owing to a Person as a result of foreclosure, perfection or enforcement of any Lien or debt, which debts were owing to such Person;
12.	any sale or other disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary; and
13.	any expropriation, taking, sale or other disposition of assets (including any receipt of proceeds related thereto) by any foreign government or any of its political subdivisions, agencies or controlled entities.

“Asset Sale Offer” has the meaning set forth in Section 1012.

“Attributable Indebtedness” means, with respect to any Sale-Leaseback Transaction as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease) of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease (including any period for which such lease has been extended). For

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purposes of this definition, “net rental payments” under any lease for any period means the sum of the rental payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments or similar charges required to be paid by such lessee thereunder contingent upon the amount of sales or deliveries, maintenance and repairs, insurance, taxes, assessments or similar charges.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate Notes.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state or non-U.S. law for relief of creditors.

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person and (ii) in any other case, the functional equivalent of the foregoing or, in each case, other than for purposes of the definition of “Change of Control,” any duly authorized committee of such body.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Parent Guarantor, the Issuer or a Guarantor, the principal financial officer of the Parent Guarantor, the Issuer or such Guarantor, any other authorized officer of the Issuer or such Guarantor, or a person duly authorized by any of them, in each case as applicable, to have been duly adopted by the Board of Directors of the Issuer or such Guarantor, as applicable, and to be in full force and effect on the date of such certification, and delivered to the Trustee. Where any provision of the Indenture refers to action to be taken pursuant to a Board Resolution, such action may be taken by any committee, officer or employee of the Parent Guarantor, the Issuer or the Guarantor, as applicable, authorized to take such action by its Board of Directors as evidenced by a Board Resolution.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City and State of New York or in the Place of Payment are authorized or obligated by law, executive order or regulation to close.

“Capitalized Lease” means a lease required to be capitalized for financial reporting purposes in accordance with GAAP. Notwithstanding the foregoing, any lease that would have been classified as an operating lease pursuant to GAAP as in effect on December 31, 2018 shall be deemed not to be a Capitalized Lease.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP, excluding liabilities resulting from a change in GAAP subsequent to the date of the Indenture, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Cash Equivalents” means:

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(1)      direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

(2)      direct obligations of, or obligations the principal of and interest on which are fully guaranteed by, any state of the United States (or any political subdivision thereof or any public instrumentality thereof), in each case maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;

(3)      investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtained from S&P or from Moody’s;

(4)      investments in certificates of deposit, bankers’ acceptances, time deposits or overnight bank deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, (i) any domestic office of any commercial bank organized under the laws of the United States or any State thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus and undivided profits of not less than $500.0 million or (ii) any bank organized under the laws of any Covered Jurisdiction (other than an Excluded Jurisdiction) having at the date of acquisition thereof combined capital and surplus and undivided profits of not less than $500.0 million (calculated at the then-applicable Exchange Rate);

(5)      Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (4) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation;

(6)      repurchase obligations of any commercial bank satisfying the requirements of clause (4) of this definition or recognized securities dealer having combined capital and surplus and undivided profits of not less than $500.0 million, having a term of not more than 30 days, with respect to securities satisfying the criteria in clauses (1) or (4) above;

(7)      debt securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (4) above; and

(8)      investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (1) through (7) above.

“Change of Control” means the occurrence of any of the following: (a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger, amalgamation, consolidation, plan or scheme of arrangement, exchange offer, business combination or similar transaction of the Weatherford Parent Company), in one or a series of related transactions, of all or substantially all of the properties or assets of the Weatherford

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Parent Company and its Restricted Subsidiaries taken as a whole to any person (as such term is used in Section 13(d) of the Exchange Act) other than the Weatherford Parent Company or one of its Subsidiaries or a Person controlled by the Weatherford Parent Company or one of its Restricted Subsidiaries; (b) the consummation of any transaction (including, without limitation, any merger, amalgamation, consolidation, plan or scheme of arrangement, exchange offer, business combination or similar transaction) the result of which is that any person (as such term is used in Section 13(d) of the Exchange Act) other than the Permitted Holders becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding Voting Stock of the Weatherford Parent Company (excluding a Redomestication of the Weatherford Parent Company); and (c) the first day on which a majority of the members of the Weatherford Parent Company Board of Directors are not Continuing Directors.

“Change of Control Offer” has the meaning specified in Section 1007.

“Change of Control Payment” has the meaning specified in Section 1007.

“Change of Control Payment Date” has the meaning specified in Section 1007.

“Code” means the New York Uniform Commercial Code, as in effect from time to time.

“Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by any Note Party in or upon which a Lien is granted by such Person in favor of the Collateral Agent under any of the Notes Documents. For the avoidance of doubt, Collateral shall not include Excluded Assets.

“Collateral Documents” means the Security Agreement, Mortgages, Deposit Account Control Agreements and other security documents described on Annex E, the Intercreditor Agreements and the other security documents pursuant to which the Issuer and the Guarantors grant Liens in favor of the Collateral Agent to secure the Indenture Obligations.

“Common Stock” means with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock or common shares whether or not outstanding on the Initial Issuance Date, and includes, without limitation, all series and classes of such common stock.

“Consolidated Amortization Expense” for any period means the amortization expense of the relevant Person and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Cash Flow” for any period means, with respect to any specified Person and its Restricted Subsidiaries, without duplication, the sum of the amounts for such period of:

(1)     Consolidated Net Income, plus

(2)     in each case only to the extent deducted in determining Consolidated Net Income,

(a)     Consolidated Income Tax Expense,

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(b)     Consolidated Amortization Expense,

(c)     Consolidated Depreciation Expense,

(d)     Consolidated Interest Expense, and

(e)     all other non-cash items reducing the Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period, minus

(3)     the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period (excluding any non-cash items to the extent they represent the reversal of an accrual of a reserve for a potential cash item that reduced Consolidated Cash Flow in any prior period); and

(4)     to the extent included in Consolidated Net Income, any nonrecurring or unusual gain or income (or nonrecurring or unusual loss or expense), together with any related provision for taxes on any such nonrecurring or unusual gain or income (or the tax effect of any such nonrecurring or unusual loss or expense), realized by such Person or any of its Restricted Subsidiaries during such period, shall be excluded.

“Consolidated Depreciation Expense” for any period means the depreciation expense of the relevant Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Income Tax Expense” for any period means the provision for income taxes of the relevant Person and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Coverage Ratio” means, on any date of determination, with respect to any Person, the ratio of (x) Consolidated Cash Flow of such Person during the most recent four consecutive full fiscal quarters for which financial statements prepared on a consolidated basis in accordance with GAAP are available (the “Four-Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the “Transaction Date”) to (y) Consolidated Interest Expense of such Person for the Four-Quarter Period. For purposes of this definition, Consolidated Cash Flow and Consolidated Interest Expense shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1)     the incurrence of any Indebtedness or the issuance of any Disqualified Equity Interests of such Person or Preferred Stock of any Restricted Subsidiary of such Person (and the application of the proceeds thereof) and any repayment, repurchase or redemption of other Indebtedness or other Disqualified Equity Interests or Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and

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on or prior to the Transaction Date, as if such incurrence, repayment, repurchase, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

(2)     any asset sale outside the ordinary course of business or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Parent Guarantor or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow (including any pro forma expense and cost reductions that have occurred or are reasonably expected to occur within the next 12 months)) in each case occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such asset sale or Asset Acquisition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period; provided, that such pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Parent Guarantor whether or not such pro forma adjustments would be permitted under SEC rules or guidelines.

In calculating Consolidated Interest Expense for purposes of determining the denominator (but not the numerator) of this Consolidated Interest Coverage Ratio:

(1)     interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(2)     if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

(3)     notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Interest Expense” for any period means the sum, without duplication, of the total interest expense of the relevant Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, including, without duplication:

(1)     imputed interest on Capitalized Lease Obligations and Attributable Indebtedness;

(2)     the net costs associated with Hedging Obligations related to interest rates;

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(3)     amortization of debt issuance costs, debt discount or premium and other financing fees and expenses;

(4)     the interest portion of any deferred payment obligations;

(5)     all other non-cash interest expense;

(6)     capitalized interest;

(7)     all dividend payments on any series of Disqualified Equity Interests of the Parent Guarantor or any Preferred Stock of any Restricted Subsidiary (other than dividends on Equity Interests payable solely in Qualified Equity Interests of the Parent Guarantor or to the Parent Guarantor or a Restricted Subsidiary);

(8)     all interest payable with respect to discontinued operations; and

(9)     all interest on any Indebtedness described in clause (6) or (7) of the definition of Indebtedness.

“Consolidated Net Income” for any period means the net income (or loss) of a specified Person and its Restricted Subsidiaries, in each case for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded in calculating such net income (or loss), to the extent otherwise included therein, without duplication:

(1)     the net income (or loss) of any Person (other than a Restricted Subsidiary) in which the specified Person or its Restricted Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the specified Person or any of its Restricted Subsidiaries during such period;

(2)     except to the extent includible in the net income (or loss) of the specified Person pursuant to the foregoing clause (1), the net income (or loss) of any other Person that accrued prior to the date that (a) such other Person becomes a Restricted Subsidiary of the specified Person or is merged into or consolidated with the specified Person or any of its Restricted Subsidiaries or (b) the assets of such other Person are acquired by the specified Person or any of its Restricted Subsidiaries;

(3)     the net income of any Restricted Subsidiary of the specified Person (other than the Issuer or a Subsidiary Guarantor) during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period, unless such restriction with respect to the payment of dividends has been legally waived;

(4)     gains or losses attributable to discontinued operations;

(5)     any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Parent

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Guarantor or any Restricted Subsidiary upon the acquisition of any securities, or the extinguishment of any Indebtedness, of the specified Person or any Restricted Subsidiary;

(6)     gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

(7)     unrealized gains and losses with respect to Hedging Obligations;

(8)     the cumulative effect of any change in accounting principles or policies;

(9)     extraordinary gains and losses and the related tax effect;

(10)     non-cash charges or expenses with respect to the grant of stock options, restricted stock or other equity compensation awards; and

(11)     goodwill write-downs or other non-cash impairments of assets.

“Consolidated Tangible Assets” means, with respect to any Person as of any date, the amount which, in accordance with GAAP, would be set forth under the caption “Total Assets” (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries determined in accordance with GAAP, less, to the extent included in a determination of “Total Assets,” and without duplication, all goodwill, patents, tradenames, trademarks, copyrights, franchises, experimental expenses, organization expenses and any other amounts classified as intangible assets in accordance with GAAP.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Weatherford Parent Company who (a) was a member of such Board of Directors on the date of the issuance of the Notes or (b) was nominated for election or appointed or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, appointment or election (either by a specific vote or by approval of the Weatherford Parent Company’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the Code or Section 16 of the UETA, as applicable.

“Corporate Trust Office” means the office of the Trustee or Collateral Agent, as applicable, at which at any particular time its corporate trust business in relation to the Notes shall be administered, which office on the date hereof is located at, 50 South Sixth Street, Suite 1290, Minneapolis, Minnesota 55402, Attention: Weatherford International Notes Administrator, or such other address as the Trustee or Collateral Agent, as applicable, may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee or Collateral Agent, as applicable, (or such other address as such successor Trustee or Collateral Agent, as applicable, may designate from time to time by notice to the Holders and the Issuer).

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“corporation” includes corporations, companies, associations, partnerships, limited partnerships, limited liability companies, joint-stock companies and trusts.

“Covenant Defeasance” has the meaning specified in Section 1303.

“Coverage Ratio Exception” has the meaning set forth in the proviso in the first paragraph of Section 1008.

“Covered Jurisdiction” means the jurisdiction of organization of the Issuer or the applicable Guarantor and in the case of any Guarantor organized in the United States, any State thereof or the District of Columbia, as applicable.

“Credit Facilities” means one or more debt facilities or indentures (which may be outstanding at the same time and including, without limitation, the LC Credit Agreement and any ABL Facility) with commercial banks or other institutional lenders or investors providing for revolving credit loans, swingline loans, term loans, overdraft loans, debt securities, term loans, receivables financing or letters of credit and, in each case, as such agreements may be amended, refinanced, restated, refunded or otherwise restructured, in whole or in part from time to time (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Parent Guarantor as additional borrowers or guarantors thereunder) with respect to all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements and whether by the same or any other agent, lender, group of lenders or institutional lenders or investors.

“Customary Recourse Exceptions” means, with respect to any Non-Recourse Debt of an Unrestricted Subsidiary, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for the voluntary bankruptcy of such Unrestricted Subsidiary, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.

“Debt” means any obligation created or assumed by any Person for the repayment of money borrowed and any Purchase Money Indebtedness created or assumed by such Person and any guarantee of the foregoing.

“Default” means any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Defaulted Interest” has the meaning specified in Section 307.

“Definitive Notes” means certificated Notes that are not required to bear the Global Note Legend set forth in Section 202.

“Deposit Account” means any deposit account (as that term is defined in the Code or under the applicable laws of any applicable foreign jurisdiction).

“Deposit Account Control Agreement” means an agreement among any Note Party, a banking institution holding such Note Party’s funds, the Collateral Agent or (if applicable) the

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Applicable Agent with respect to collection and Control of all deposits and balances held in a Deposit Account maintained by such Note Party with such banking institution.

“Depositary” means, with respect to Notes issued in whole or in part in the form of one or more Global Notes, The Depository Trust Company (“DTC”) or any other clearing agency registered under the Exchange Act that is designated to act as successor Depositary for such Notes.

“Designation” has the meaning given to this term in Section 1006.

“Designation Amount” has the meaning given to this term in Section 1006.

“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable (in each case, at the option of the holder thereof), is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the Stated Maturity of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require such Person to repurchase or redeem such Equity Interests upon the occurrence of a change of control occurring prior to the 91st day after the Stated Maturity of the Notes shall not constitute Disqualified Equity Interests if the change of control provisions applicable to such Equity Interests are no more favorable to such holders than the provisions of Section 1007, and such Equity Interests specifically provide that the Issuer will not repurchase or redeem any such Equity Interests pursuant to such provisions prior to the Issuer’s purchase of the Notes as required pursuant to the provisions of Section 1007.

“Dollars,” “U.S. dollars” or “$” shall mean the coin or currency of the United States of America, which at the time of payment is legal tender for the payment of public and private debts.

“DTC” has the meaning specified in the definition of Depositary.

“Eligible Jurisdiction” means (a) each Excluded Jurisdiction other than (i) any Excluded Jurisdiction that is an Ineligible Jurisdiction, and (ii) Iran, or any other country that is a Sanctioned Entity or otherwise subject to Sanctions, and (b) the countries of Argentina, Brazil, Colombia and South Africa; provided, that the Majority Holders and the Issuer, by mutual

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written agreement, may re-categorize any country between the definitions of “Eligible Jurisdiction” and “Ineligible Jurisdiction”.

“Equity Interests” of any Person means (1) any and all shares or other equity interests (including Common Stock, Preferred Stock, limited liability company interests, trust units and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person, but excluding from all of the foregoing any debt securities convertible into Equity Interests, regardless of whether such debt securities include any right of participation with Equity Interests.

“Equity Offering” means any public or private sale after the Initial Issuance Date of Common Stock or Preferred Stock of the Parent Guarantor or any Successor Parent (other than Disqualified Equity Interests), other than:

(1)      public offerings registered on Form S-4 or Form S-8; and

(2)      issuances to any Subsidiary of the Parent Guarantor.

Notwithstanding the foregoing, an Equity Offering hereunder shall include the acquisition, purchase, business combination, merger, amalgamation or consolidation of the Parent Guarantor or any Successor Parent by, with or into a person that has, or whose direct or indirect parent has, previously consummated a public Equity Offering (as defined herein but replacing the Parent Guarantor with such person or parent) and is a public company at the applicable time.

“Event of Default” has the meaning specified in Section 501.

“Excess Proceeds” has the meaning specified in Section 1012.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Rate” shall mean, on any day, (a) with respect to any applicable currency other than Dollars on a particular date, the rate of exchange for the purchase of Dollars with such other currency in the London foreign exchange market at the end of the applicable Business Day as quoted by Bloomberg as the “ask price”, or as displayed on such other information service which publishes that rate of exchange from time to time in place of Bloomberg (or if such service ceases to be available, the equivalent of such amount in Dollars as determined in good faith by the Issuer, in consultation with the Trustee, using any method of determination it deems reasonably appropriate) and (b) if such amount is denominated in any other currency (other than Dollars), the equivalent of such amount in Dollars as determined in good faith by the Issuer, in consultation with the Trustee, using any method of determination it deems reasonably appropriate; provided that in connection with any determination by the Issuer of the equivalent of such amount in Dollars, as applicable, pursuant to the foregoing clauses (a) or (b), upon the written request of the Trustee, the Issuer shall notify the Trustee of the sources used to determine such amount.

“Excluded Account” means (a) any deposit account of a Note Party, including the funds on deposit therein, that is used solely for payroll funding and other employee wage and benefit

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payments (including flexible spending accounts), tax payments, escrow or trust purposes, or any other fiduciary purpose, (b) any deposit account of a Note Party, including the funds on deposit therein, that has been pledged to secure Obligations or other obligations (other than the Indenture Obligations and the LC Facility Obligations), in each case to the extent such cash collateral is expressly permitted by Section 1010, and is exclusively used for such purpose, (c) any Specified Eligible Deposit Account, (d) any Specified Ineligible Deposit Account, (e) other Deposit Accounts of the Note Parties to the extent that the aggregate cash or Cash Equivalent balance of all such other Deposit Accounts described in this clause (e) does not at any time exceed $10 million; and (f) any deposit account that constitutes an “Excluded Account” as defined in the LC Credit Agreement as in effect on the date hereof.

“Excluded Assets” means, collectively, (a) any Equity Interest in any Foreign Subsidiary, joint venture or non-Wholly-Owned Subsidiary that is a Subsidiary of a Note Party and that, in each case, is organized in a Sanctioned Country or the grant of a security interest therein is not permitted by applicable law; (b) any contract, instrument, lease, license, agreement or other document to the extent that the grant of a security interest therein would (in each case until any required consent or waiver shall have been obtained) result in a violation, breach, termination (or a right of termination) or default under such contract, instrument, lease, license, agreement or other document (including pursuant to any “change of control” or similar provision); provided, however, that any such asset will only constitute an Excluded Asset under this clause (b) to the extent such violation or breach, termination (or right of termination) or default would not be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law; and provided further that any such asset shall cease to constitute an Excluded Asset at such time as the condition causing such violation, breach, termination (or right of termination) or default no longer exists (whether by ineffectiveness, lapse, termination or consent) and, to the extent severable, the security interest granted under the applicable Collateral Document shall attach immediately to any portion of such right that does not result in any of the consequences specified in this clause (b); (c) any property, to the extent the granting of a Lien therein is prohibited by any applicable law (including laws and other governmental regulations governing insurance companies) or would require governmental or third party (other than the Note Parties or their Subsidiaries) consent, approval, license or authorization not obtained (other than to the extent that such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the Code of any relevant jurisdiction or any other applicable law); provided that, immediately upon the ineffectiveness, lapse or termination of such prohibition or the granting of such governmental or third party consent, approval, license or authorization, as applicable, such assets shall automatically constitute Collateral (but only to the extent such assets do not otherwise constitute Excluded Assets hereunder); (d) motor vehicles and other assets subject to certificates of title, except to the extent a Lien therein can be perfected by the filing of a financing statement under the Code; (e) commercial tort claims to the extent that the reasonably predicted value thereof is less than $10.0 million individually or in the aggregate; (f) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent (if any) that, and solely during the period (if any) in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under any applicable law; (g) other customary exclusions under applicable local law or in applicable local jurisdictions consented to by the Majority Holders and set forth in the Collateral Documents; (h) shares of the Parent

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Guarantor that have been repurchased and are being held as treasury shares but not cancelled; (i) for the avoidance of doubt, any assets owned by, or the ownership interests in, any Unrestricted Subsidiary (which shall in no event constitute Collateral, nor shall any Unrestricted Subsidiary be an Note Party); (j) any leasehold interest in real property; (k) any asset or property, the granting of a security interest in which would result in material adverse tax consequences to any Note Party as reasonably determined by the Issuer and consented to by the Majority Holders, such consent not to be unreasonably withheld or delayed; (l) any interests in partnerships, joint ventures and non-Wholly-Owned Subsidiaries which cannot be pledged without the consent of one or more third parties other than any Note Party or any Subsidiary thereof (after giving effect to Sections 9-406, 9-407, 9-408 or 9-409 of the Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) (until any required consent or waiver shall have been obtained); provided that, immediately upon the ineffectiveness, lapse or termination of such prohibition or the granting of such third party consent or waiver, as applicable, such assets shall automatically constitute Collateral (but only to the extent such assets do not otherwise constitute Excluded Assets hereunder); (m) Excluded Accounts; (n) those assets as to which the Majority Holders agree in writing (in consultation with the Issuer) that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the First Lien Notes Secured Parties of the security to be afforded thereby; and (o) any real property, other than the Initial Issuance Date Real Property, that has a net book value of less than $10.0 million as reflected in the most recent consolidated financial statements of the Parent Guarantor delivered pursuant to Section 703(a)(1); provided that, the foregoing exclusions shall not apply to any asset or property of the Issuer and its Subsidiaries on which a Lien has been granted in favor of the LC Credit Agreement Agent to secure the First Priority LC Obligations.

“Excluded Jurisdiction” means any Sanctioned Country, Afghanistan, Albania, Algeria, Angola, Azerbaijan, Bangladesh, Bahrain, Brunei, Cameroon, China, Chad, Democratic Republic of the Congo, Egypt, Equatorial Guinea, Ethiopia, Gabon, Ghana, India, Iraq, Ivory Coast, Jordan, Kazakhstan, Kenya, Kuwait, Libya, Mauritania, Morocco, Mozambique, Myanmar, Nigeria, Pakistan, Oman, Qatar, Republic of the Congo, Russia, Saudi Arabia, Thailand, Trinidad and Tobago, Tunisia, Turkey, Turkmenistan, Uganda, Ukraine, Venezuela, Vietnam or Yemen.

“Expiration Date” has the meaning specified in Section 104.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such asset) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction as such price is determined in good faith by management of the Parent Guarantor.

“First Lien Intercreditor Agreements” means (x) that certain First Lien Intercreditor Agreement, dated as of August 28, 2020, by and among the Collateral Agent, the LC Credit Agreement Agent and the Note Parties, as amended, restated, supplemented or otherwise modified from time to time and (y) any First Lien Other Intercreditor Agreement.

“First Lien Notes Secured Parties” means the Trustee, the Collateral Agent and the Holders.

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“First Lien Other Intercreditor Agreement” means any replacement intercreditor agreement on substantially the same terms as the First Lien Intercreditor Agreement in effect on the date hereof as reasonably determined in good faith by the Issuer or another customary intercreditor agreement maintaining the same relative lien priorities as set forth in the First Lien Intercreditor Agreement on the date hereof, with such reasonable determination accompanied by an Officers’ Certificate, entered into in connection with an amendment, restatement, replacement or refinancing of the LC Credit Agreement, the entering into of any other Credit Facility (other than an ABL Facility) or a partial replacement or refinancing of the Notes, and executed by the Collateral Agent and the applicable representatives of the debtholders under such LC Credit Agreement, other Credit Facility or replacement or refinancing of the Notes, as applicable.

“First Priority LC Obligations” means any and all amounts payable under or in respect of the LC Credit Agreement as amended, restated, supplemented, waived, replaced, restructured, repaid, refunded, refinanced or otherwise modified from time to time.

“First Priority Obligations” means (i) the First Priority LC Obligations, (ii) the Indenture Obligations (and the Obligations under any partial replacement or refinancing of the Indenture Obligations permitted hereunder), (iii) any ABL Obligations, (iv) any Obligations with respect to Indebtedness of a Note Party that is secured by the Collateral on a pari passu basis with the Indenture Obligations and is not Subordinated Indebtedness and (v) any Obligations with respect to Indebtedness of a Note Party that is secured by the Collateral on a pari passu basis with the LC Facility Obligations and is not Subordinated Indebtedness.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary not organized or existing under the laws of the United States, any State thereof or the District of Columbia.

“Foreign Subsidiary” means any Subsidiary not organized or existing under the laws of the United States, any State thereof or the District of Columbia.

“Funding Guarantor” has the meaning specified in Section 1405.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time.

“Global Notes” means a permanent global Note bearing the Global Note Legend set forth in Section 202.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, county, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government (including any supra-national bodies such as the European Union or the European Central Bank).

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“Grantor” has the meaning given to such term (or any equivalent term, such as pledgor or mortgagor) in the Collateral Documents.

“guarantee” means a direct or indirect guarantee by any Person of any Indebtedness or other obligation of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); “guarantee,” when used as a verb, and “guaranteed” have correlative meanings.

“Guarantee” means, individually, any guarantee of payment of the Notes by a Guarantor pursuant to the terms of the Indenture and any supplemental indenture thereto, and, collectively, all such guarantees.

“Guarantors” means the Parent Guarantor and each Subsidiary Guarantor, until such Person is released from its Guarantee in accordance with the terms of the Indenture.

“Hedging Obligations” of any Person means the obligations of such Person with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Parent Guarantor or its Subsidiaries shall be a Hedging Obligation. Notwithstanding anything to the contrary set forth herein, Angolan Bond Investments and Argentine Bond Investments shall be deemed to be Hedging Obligations.

“Holder” means any registered holder, from time to time, of the Notes.

“Holder Group” means each of the Holders and the Collateral Agent, together with any sub-agent or similar agent appointed pursuant to Section 1508 of this Indenture.

“IAI” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“incur” means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided that (1) the Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of the Parent Guarantor shall be deemed to have been incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount or the accretion or accumulation of dividends on any Equity Interests shall be deemed to be an incurrence of Indebtedness.

“Indebtedness” of any Person at any date means, without duplication:

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(1)     all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(2)     all obligations of such Person evidenced by bonds, debentures, bankers’ acceptances, notes or other similar instruments;

(3)     all non-contingent reimbursement obligations of such Person in respect of letters of credit, letters of guaranty and similar credit transactions;

(4)     all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except deferred compensation, trade payables and other obligations and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services and not overdue by more than 180 days unless subject to a bona fide dispute;

(5)     the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person or, with respect to any Subsidiary of such Person, any Preferred Stock;

(6)     all Capitalized Lease Obligations of such Person to the extent such obligations would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(7)     all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(8)     all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of such Person or its Subsidiaries that is guaranteed by such Person or its Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of such Person and its Subsidiaries on a consolidated basis; and

(9)     to the extent not otherwise included in this definition, net Hedging Obligations of such Person to the extent such obligations would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP.

The amount of any Indebtedness which is incurred at a discount to the principal amount at maturity thereof as of any date shall be deemed to have been incurred at the accreted value thereof as of such date. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured. For purposes of clause (5), the “maximum fixed redemption or repurchase price” of any Disqualified Equity Interests or Preferred Stock that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such

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Disqualified Equity Interests or Preferred Stock, as applicable, as if such Disqualified Equity Interests or Preferred Stock were redeemed or repurchased on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to the Indenture.

The term “Indebtedness” excludes any repayment or reimbursement obligation of such Person or any of its Subsidiaries with respect to Customary Recourse Exceptions, unless and until an event or circumstance occurs that triggers the Person’s or such Subsidiary’s direct repayment or reimbursement obligation (as opposed to contingent or performance obligations) to the lender or other Person to whom such obligation is actually owed, in which case the amount of such direct payment or reimbursement obligation shall constitute Indebtedness.

“Indenture” has the meaning stated in the first paragraph of the Indenture.

“Indenture Obligations” has the meaning specified in Section 1401.

“Independent Director” means a director of the Parent Guarantor who is independent with respect to the transaction at issue.

“Ineligible Jurisdiction” means the countries of Albania, Angola, Congo, Egypt, Gabon, and Nigeria; provided that the Majority Holders and the Issuer, by mutual written agreement, may re-categorize any country between the definitions of “Ineligible Jurisdiction” and “Eligible Jurisdiction”.

“Initial Issuance Date” means September 30, 2021.

“Initial Issuance Date Real Property” means the real property listed on Annex F.

“Initial Notes” means $500.0 million aggregate principal amount of 6.500% Senior Secured First Lien Notes due 2028 issued pursuant to this Indenture on the Initial Issuance Date.

“Initial Specified Jurisdiction” means the United States of America (or any state thereof), Canada (or any province or territory thereof), the United Kingdom, Ireland, Switzerland, Luxembourg, Bermuda, the British Virgin Islands, the Netherlands, Argentina, Australia, Norway, Germany, Panama, Mexico and Brazil.

“Insolvency or Liquidation Proceeding” has the meaning specified in Section 607.

“Insurance Act” has the meaning specified in Section 1017(f).

“Intercreditor Agreements” means (x) the First Lien Intercreditor Agreements and (y) the ABL Intercreditor Agreement.

“Interest Payment Date,” when used with respect to any Note, means the Stated Maturity of an installment of interest on such Note.

“Investment Company Act” means the Investment Company Act of 1940 and any statute successor thereto, in each case as amended from time to time.

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“Investments” of any Person means:

(1)     all direct or indirect investments by such Person in any other Person (including Affiliates) in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

(2)     all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person (other than any such purchase that constitutes a Restricted Payment of the type described in clause (2) of the definition thereof);

(3)     all other items that would be classified as investments in another Person on a balance sheet of such Person prepared in accordance with GAAP; and

(4)     the Designation of any Subsidiary as an Unrestricted Subsidiary.

Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of an Investment pursuant to clause (4) shall be the Designation Amount determined in accordance with Section 1006. If the Parent Guarantor or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary, or any Restricted Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Parent Guarantor shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Restricted Subsidiary retained. Notwithstanding the foregoing, purchases or redemptions of Equity Interests of the Parent Guarantor shall be deemed not to be Investments.

“Issuer” means the Person named as the “Issuer” in the first paragraph of the Indenture until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Request” or “Issuer Order” means a written request or order signed in the name of the Issuer by an Officer and delivered to the Trustee.

“Judgment Currency” has the meaning specified in Section 117.

“Junior Financing” means (i) any Subordinated Indebtedness and (ii) any Indebtedness for borrowed money incurred by a Note Party that is either unsecured or secured only by Liens permitted by Section 1010 that are junior in priority to the Liens securing the Indenture Obligations (other than any LC Facility Obligations, ABL Obligations or any other First Priority Obligations).

“LC Credit Agreement” means the LC Credit Agreement, dated as of December 13, 2019, among the Issuer and Weatherford Delaware, as the borrowers, the Parent Guarantor, the lenders from time to time party thereto, the issuing banks from time to time party thereto and Deutsche Bank Trust Company Americas, as administrative agent and collateral agent, including any

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notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith (including Hedging Obligations related to the Indebtedness incurred thereunder), and in each case as such agreement or facility may be amended (including any amendment or restatement thereof), supplemented or otherwise modified from time to time, including any agreement made in the commercial bank market exchanging, extending the maturity of, refinancing, renewing, replacing, substituting or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding or removing Subsidiaries as borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or facility or any successor or replacement agreement or facility.

“LC Credit Agreement Agent” means Deutsche Bank Trust Company Americas, in its capacity as administrative agent under the LC Credit Agreement, or its successor in such capacity.

“LC Facility Obligations” means the “Secured Obligations” as defined in the LC Credit Agreement.

“Legal Defeasance” has the meaning specified in Section 1302.

“Lien” means any mortgage, pledge, security interest, charge, lien or other encumbrance of any kind, whether or not filed, recorded or perfected under applicable law; provided that “Lien” shall not include or cover setoff rights and other standard arrangements for netting payment obligations in the settlement of obligations arising under (i) ISDA standard documents or agreements otherwise customary in swap or hedging transactions, (ii) deposit, securities and commodity accounts and (iii) banking services (credit cards for commercial customers (including commercial credit cards and purchasing cards), stored value cards, merchant processing services and treasury management services (including controlled disbursement, automated clearinghouse transactions, return items, any direct debit scheme or arrangement, overdrafts and interstate depository network services)).

“Majority Holders” means, at any time, Holders of more than 50% of the outstanding principal amount of the Notes at such time, acting collectively or through legal counsel in accordance with Section 104.

“Make Whole Premium” means, with respect to a Note at any time as calculated by the Issuer, the excess, if any, of (a) the present value at such time of (i) the redemption price of such Note at September 15, 2024 pursuant to Section 1103(a) plus (ii) any required interest payments due on such Note through September 15, 2024 (except for currently accrued and unpaid interest), computed using a discount rate equal to the Treasury Rate at such time plus 50 basis points, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), over (b) the principal amount of such Note. The Trustee shall have no duty to calculate or verify the Issuer’s calculation of the Make Whole Premium.

“Material Real Property” means real property located in the United States of America, Canada or the United Kingdom owned by any Note Party with a net book value in excess of $10.0 million and that is not an Excluded Asset and each Initial Issuance Date Real Property.

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“Material Specified Subsidiary” has the meaning given such term in the LC Credit Agreement as in effect on the date hereof.

“Mexican Guarantor” means any Guarantor organized under the laws of the United Mexican States.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Mortgage” means each mortgage, deed of trust, debenture or other agreement which conveys or evidences a Lien in favor of the Collateral Agent on real property of any Note Party.

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by the Parent Guarantor or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any noncash consideration received in any Asset Sale but excluding any non-cash consideration deemed to be cash or Cash Equivalents pursuant to Section 1012), net of:

(1)     the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, title and recording tax expenses and sales commissions, severance and associated costs, expenses and charges of personnel and any relocation expenses relating to the properties or assets subject to or incurred as a result of the Asset Sale;

(2)     taxes paid or payable or required to be accrued as a liability under GAAP as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements;

(3)     amounts required to be applied to the repayment of Indebtedness or cash collateralization of letters of credit, bank guaranties, bankers’ acceptances and similar instruments, in each case (1) secured by Liens permitted hereunder on the properties or assets that were the subject of such Asset Sale, to the extent (a) such Indebtedness constitutes Purchase Money Indebtedness, or (b) such Liens rank senior (or pari passu on a first-out basis with respect to such assets) to the Liens securing the Notes and/or the Guarantees and are otherwise permitted hereunder, or (2) in the case of an Asset Sale by a Restricted Subsidiary that is not a Note Party, of a Restricted Subsidiary that is not a Note Party;

(4)     all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Sale; and

(5)     any amounts to be set aside in any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such properties or assets or for liabilities associated with such Asset Sale and retained by the Parent Guarantor or any of its Restricted Subsidiaries (including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction) until such time as such reserve is reversed or such escrow arrangement is

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terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to the Parent Guarantor or its Restricted Subsidiaries from such escrow arrangement, as the case may be.

“Non-Recourse Debt” means Indebtedness of an Unrestricted Subsidiary:

(1)     as to which neither the Parent Guarantor nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), except for Customary Recourse Exceptions, (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and

(2)     no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Parent Guarantor or any Restricted Subsidiary to declare a default on the other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

“Non-U.S. Person” means a Person who is not a U.S. Person (as defined in Regulation S).

“Note Party” means the Issuer or any Guarantor.

“Notes” means the 6.500% Senior Secured First Lien Notes due 2028 issued by the Issuer under the Indenture constituting Initial Notes and, if any, Additional Notes.

“Notes Documents” means this Indenture, the Notes, the Guarantees and the Collateral Documents.

“Notes/LC Priority Collateral” means all Collateral other than ABL Priority Collateral.

“Obligation” means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Officer” means any of the following of the Issuer or any Guarantor: the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, or any other duly authorized officer of the Issuer or such Guarantor, as the case may be, or (save in the case of the Parent Guarantor) any other person duly authorized by any such person.

“Officers’ Certificate” means a certificate signed on behalf of the Issuer or a Guarantor, as appropriate, by two of its Officers, one of whom, in the case of any Officers’ Certificate delivered pursuant to Section 1004, must be the principal/chief executive officer, the principal/chief financial officer or the principal/chief accounting officer of the Issuer, that meets the requirements of Section 102 hereof.

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“OID Legend” has the meaning specified in Section 202.

“Opinion of Counsel” means a written opinion from counsel, who may be an employee of or counsel for the Issuer, a Guarantor or a Restricted Subsidiary; provided that, other than as expressly set forth herein, in the case of New York or U.S. federal law, such counsel will be reputable outside counsel reasonably acceptable to the Trustee.

“Outstanding,” when used with respect to the Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture, except:

(1)     Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2)     Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer or an Affiliate of the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer or an Affiliate of the Issuer shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor satisfactory to the Trustee has been made;

(3)     Notes as to which Legal Defeasance has been effected pursuant to Section 1302; and

(4)     Mutilated, destroyed, lost or stolen Notes which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a protected purchaser in whose hands such Notes are valid obligations of the Issuer.

“Parent Guarantor” means the Person named as the “Parent Guarantor” in the first paragraph of the Indenture until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Parent Guarantor” shall mean such successor Person.

“Paying Agent” means any Person authorized by the Issuer to pay the principal of or any premium or interest on any Notes on behalf of the Issuer.

“Permitted Business” means the businesses engaged in by the Parent Guarantor and its Subsidiaries on the Initial Issuance Date and businesses that are reasonably related, incidental or ancillary thereto or reasonable extensions thereof as determined by the Board of Directors of Parent Guarantor.

“Permitted Business Investment” means Investments in any Person (other than an Unrestricted Subsidiary) made in the course of conducting a Permitted Business, whether through agreements, transactions, joint ventures, expenditures or other arrangements that permit one to share risks or costs of such activities or comply with regulatory requirements regarding

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local ownership, including, without limitation, direct or indirect ownership interests in all types of drilling, transportation and oilfield services assets, property and equipment.

“Permitted Factoring Transactions” means receivables purchase facilities and factoring transactions in existence on the Initial Issuance Date or entered into by Parent Guarantor or any Restricted Subsidiary with respect to Receivables originated by Parent Guarantor or such Restricted Subsidiary in the ordinary course of business, which may contain Standard Securitization Undertakings.

“Permitted Holders” means Capital Research and Management Company and its affiliates, on behalf of certain managed funds and accounts and Franklin Advisers, Inc., as investment manager on behalf of certain funds and accounts.

“Permitted Indebtedness” has the meaning set forth in the second paragraph of Section 1008.

“Permitted Intercompany Specified Transactions” means capital contributions or other Investments made by the Parent Guarantor or a Restricted Subsidiary to or in a Restricted Subsidiary that is not a Note Party (a) in the ordinary course of business in order to comply with foreign requirements of law and accounting standards and practices with respect to minimum levels of retained earnings or other similar legal requirements, (b) in the ordinary course of business and in accordance with historical practices thereof in connection with submitting RFPs, RFQs or other similar customer bids, (c) in the ordinary course of business and in accordance with historical practices thereof in connection with tax optimization strategies, or (d) in the ordinary course of business and in accordance with historical practices thereof in connection with funding operating losses of the recipient thereof.

“Permitted Intercompany Treasury Management Transactions” means customary intercompany trade transactions, customary intercompany operational asset transfers and customary intercompany cash management transfers, in each case made in the ordinary course of business of the Parent Guarantor and its Restricted Subsidiaries and in accordance with historical practices thereof.

“Permitted Investment” means:

(1)      Investments by the Parent Guarantor or any Restricted Subsidiary (a) in the Issuer or any Guarantor, (b) in any Person that will become immediately after such Investment a Guarantor or that will merge or consolidate into the Issuer or any Guarantor and any Investment held by any such Person at such time that was not incurred in contemplation of such acquisition, merger or consolidation or (c) that exist on the Initial Issuance Date, and any renewal or extension of any such Investments that does not increase the amount of the Investment being renewed or extended as determined as of such date of renewal or extension;

(2)     Investments by any Restricted Subsidiary that is not a Note Party in any Restricted Subsidiary;

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(3)     loans and advances to directors, employees and officers of the Parent Guarantor and its Restricted Subsidiaries in the ordinary course of business;

(4)     Hedging Obligations entered into in the ordinary course of business for bona fide hedging purposes of the Parent Guarantor or any Restricted Subsidiary not for the purpose of speculation;

(5)     Investments in cash and Cash Equivalents;

(6)     receivables owing to the Parent Guarantor or any Restricted Subsidiary if created or acquired in the ordinary course of business; provided, however, that such trade terms may include such concessionary trade terms as the Parent Guarantor or any such Restricted Subsidiary deems reasonable under the circumstances;

(7)     Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or received in compromise or resolution of litigation, arbitration or other disputes with such parties;

(8)     Investments evidencing the right to receive a deferred purchase price or other consideration for the disposition of Receivables and Receivables Related Security in connection with any Permitted Factoring Transaction;

(9)     guarantees of performance or similar obligations (other than Indebtedness) arising in the ordinary course of business;

(10)     lease, utility and other similar deposits in the ordinary course of business;

(11)     stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Parent Guarantor or any Restricted Subsidiary or in satisfaction of judgments;

(12)     Permitted Business Investments;

(13)     guarantees of Indebtedness of the Parent Guarantor or any of its Restricted Subsidiaries permitted in accordance with Section 1008;

(14)     repurchases of, or other Investments in, the Notes and other First Priority Obligations;

(15)     advances or extensions of credit in the nature of accounts receivable arising from the sale or lease of goods or services, the leasing of equipment or the licensing of property in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as the Parent Guarantor or the applicable Restricted Subsidiary deems reasonable under the circumstances;

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(16)     Investments made pursuant to commitments in effect on the Initial Issuance Date;

(17)     Investments the payment for which consists of Equity Interests (exclusive of Disqualified Equity Interests) of the Parent Guarantor; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under the Restricted Payments Basket;

(18)     Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(19)     other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value) that, when taken together with all other Investments made pursuant to this clause (19) since the Initial Issuance Date and then outstanding, do not exceed the greater of (i) $150.0 million and (ii) 1.50% of the Parent Guarantor’s Consolidated Tangible Assets;

(20)     performance guarantees of any trade or non-financial operating contract (other than such contract that itself constitutes Indebtedness) in the ordinary course of business;

(21)     Investments by any Note Party in (a) any Restricted Subsidiary that is not a Note Party or (b) any Person that will become immediately after such Investment a Restricted Subsidiary that is not a Note Party or that will merge or consolidate into a Restricted Subsidiary that is not a Note Party and any Investment held by any such Person at such time that was not incurred in contemplation of such acquisition, merger or consolidation; provided that the aggregate amount of all Investments made pursuant to this clause (21) since the Initial Issuance Date and then outstanding in Restricted Subsidiaries that are not Note Parties and Persons that will become Restricted Subsidiaries that are not Note Parties shall not exceed $50.0 million;

(22)     Investments by any Note Party or Restricted Subsidiary in overnight time deposits in Argentina made in the ordinary course of business for bona fide business purposes of the Parent Guarantor or any Restricted Subsidiary and not for the purpose of speculation; provided that the aggregate outstanding amount of such Investments shall not exceed $50.0 million at any time outstanding;

(23)     Investments received in consideration for an Asset Sale permitted by Section 1012;

(24)     Investments constituting Permitted Intercompany Treasury Management Transactions; and

(25)     Investments constituting Permitted Intercompany Specified Transactions, so long as at the time of such Investment, no Default or Event of Default then exists or would arise as a result of the applicable transaction.

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In determining whether any Investment is a Permitted Investment, the Parent Guarantor may allocate or reallocate all or any portion of an Investment among the clauses of this definition and any of the provisions of Section 1009.

“Permitted Liens” means the following types of Liens: (i) any governmental Lien, mechanics’, materialmen’s, carriers’ or similar Lien incurred in the ordinary course of business which is not overdue for more than 60 days or which is being contested in good faith by appropriate proceedings and any undetermined Lien which is incidental to construction; (ii) the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any property, (iii) Liens of taxes and assessments which are (A) for the then current year, (B) not at the time delinquent, or (C) delinquent but the validity of which is being contested at the time by the Parent Guarantor or any Subsidiary in good faith; (iv) Liens of, or to secure performance of, leases; (v) any Lien upon, or deposits of, any assets in favor of any surety company or clerk of court for the purpose of obtaining indemnity or stay of judicial proceedings; (vi) any Lien upon property or assets acquired or sold by the Parent Guarantor or any Subsidiary resulting from the exercise of any rights arising out of defaults or receivables; (vii) any Lien incurred in the ordinary course of business in connection with workmen’s compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations; (viii) any Lien incurred to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a like nature incurred in the ordinary course of business; (ix) any Lien upon any property or assets in accordance with customary banking practice to secure any Indebtedness incurred by the Parent Guarantor or any Subsidiary in connection with the exporting of goods to, or between, or the marketing of goods in, or the importing of goods from, foreign countries; (x) any Lien upon property or assets in accordance with non-contingent reimbursement obligations of the Parent Guarantor or any Subsidiary in respect of letters of credit, letters of guaranty and similar credit transactions; (xi) any Lien in favor of the United States or any State thereof, or any other country, or any political subdivision of any of the foregoing, to secure partial, progress, advance, or other payments pursuant to any contract or statute, or any Lien securing industrial development, pollution control, or similar revenue bonds; or (xii) additional Liens securing obligations (other than Debt) not to exceed the greater of (a) $125.0 million and (b) 1.25% of the Parent Guarantor’s Consolidated Tangible Assets at any one time; (xiii) easements, rights-of-way, use restrictions, minor defects or irregularities in title, reservations (including reservations in any original grant from any government of any land or interests therein and statutory exceptions to title) and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Issuer, the Parent Guarantor or any other Guarantor hereto; (xiv) judgment and attachment Liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted, and for which adequate reserves have been made to the extent required by GAAP and (xv) Liens on assets or property of a Restricted Subsidiary of the Parent Guarantor that is not a Note Party securing Indebtedness or other obligations of any Restricted Subsidiary that is not a Note Party.

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“Person” means any individual, corporation, company, limited liability company, partnership, limited partnership, joint venture, association, joint-stock company, trust, other legal entity of any kind, unincorporated organization or government or agency or political subdivision thereof.

“Place of Payment” means the place or places where the principal of and any premium and interest on the Notes are payable as specified in Section 1002.

“PPSA” means the Personal Property Security Act (Alberta) or any other applicable Canadian federal or provincial statute pertaining to the granting, perfecting, priority or ranking of security interests, liens, hypothecs on personal property, and any successor statutes, together with any regulations thereunder, including, without limitation, the Civil Code of Quebec, in each case as in effect from time to time. References to sections of the PPSA shall be construed to also refer to any successor sections.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or shares or other Equity Interests (however designated) of such Person whether now outstanding or issued after the Initial Issuance Date that is preferred as to the payment of dividends upon liquidation, dissolution or winding up.

“Process Agent” has the meaning specified in Section 112.

“Purchase Money Indebtedness” means Indebtedness, including Capitalized Lease Obligations and Attributable Indebtedness, of the Parent Guarantor or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Parent Guarantor or any Restricted Subsidiary or the cost of design, installation, construction or improvement thereof; provided, however, that the amount of such Indebtedness shall not exceed such purchase price or cost.

“Qualified Equity Interests” of any Person means Equity Interests of such Person other than Disqualified Equity Interests; provided that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of such Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, without limitation, in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of the Parent Guarantor.

“Ratings Agencies” means (1) each of Moody’s and S&P and (2) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Weatherford Parent Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected

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by the Weatherford Parent Company (as certified by a resolution of the Weatherford Parent Company’s Board of Directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Receivables” means any right to payment of Parent Guarantor or any Restricted Subsidiary created by or arising from sales of goods, leases of goods or the rendition of services rendered no matter how evidenced and whether or not earned by performance (and whether constituting accounts, general intangibles, chattel paper or otherwise).

“Receivables Related Security” means all contracts, contract rights, guarantees and other obligations related to Receivables, all proceeds and collections of Receivables and all other assets and security of a type that are customarily sold or transferred in connection with receivables purchase facilities and factoring transactions of a type that could constitute Permitted Factoring Transactions.

“Receivables Repurchase Obligation” means any obligation of a seller of Receivables to repurchase Receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a Receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Redeemed Unsecured Notes” has the meaning given to such term in Section 1009.

“Redemption Date,” when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to the Indenture.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to the Indenture.

“Redesignation” has the meaning given to such term in Section 1006.

“Redomestication” means:

(a)     any amalgamation, merger, plan or scheme of arrangement, exchange offer, business combination, reincorporation, reorganization, consolidation or similar action of the Weatherford Parent Company with or into any other person (as such term is used in Section 13(d) of the Exchange Act), or of any other person (as such term is used in Section 13(d) of the Exchange Act) with or into the Weatherford Parent Company, or the sale, distribution or other disposition (other than by lease) of all or substantially all of the properties or assets of the Weatherford Parent Company and its Subsidiaries taken as a whole to any other person (as such term is used in Section 13(d) of the Exchange Act),

(b)     any continuation, discontinuation, domestication, redomestication, amalgamation, merger, plan or scheme of arrangement, exchange offer, business combination, reincorporation, reorganization, conversion, consolidation or similar action with respect to the Weatherford Parent Company pursuant to the law of the jurisdiction of its organization and of any other jurisdiction, or

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(c)     the formation of a Person that becomes, as part of the transaction or series of related transactions, the direct or indirect owner of substantially all of the voting shares of the Weatherford Parent Company (the “New Parent”), if as a result thereof

(x)     in the case of any action specified in clause (a), the entity that is the surviving, resulting or continuing Person in such amalgamation, merger, plan or scheme of arrangement, exchange offer, business combination, reincorporation, reorganization, consolidation or similar action, or the transferee in such sale, distribution or other disposition,

(y)     in the case of any action specified in clause (b), the entity that constituted the Weatherford Parent Company immediately prior thereto (but disregarding for this purpose any change in its jurisdiction of organization), or

(z)     in the case of any action specified in clause (c), the New Parent

(in any such case, the “Surviving Person”) is a corporation or other entity, validly incorporated or formed and existing in good standing (to the extent the concept of good standing is applicable) under the laws of any jurisdiction, whose voting shares of each class of capital stock issued and outstanding immediately following such action, and giving effect thereto, shall be beneficially owned by substantially the same Persons, in substantially the same percentages, as was such capital stock or shares of the entity constituting the Weatherford Parent Company immediately prior thereto and, if the Surviving Person is the New Parent, the Surviving Person continues to be owned, directly or indirectly, by substantially all of the Persons who were shareholders of the Weatherford Parent Company immediately prior to such transaction.

“refinance” means to refinance, repay, prepay, replace, renew or refund.

“Refinancing Indebtedness” means Indebtedness of the Parent Guarantor or a Restricted Subsidiary incurred in exchange for, or the proceeds of which are used to refinance, in whole or in part, any Indebtedness of the Parent Guarantor or any Restricted Subsidiary (the “Refinanced Indebtedness”); provided that:

(1)     the principal amount (or accreted value, in the case of Indebtedness issued at a discount) of the Refinancing Indebtedness (including undrawn or available committed amounts) does not exceed the principal amount of the Refinanced Indebtedness (including undrawn or available committed amounts) plus the amount of accrued and unpaid interest on the Refinanced Indebtedness, any premium paid to the holders of the Refinanced Indebtedness and reasonable expenses incurred in connection with the incurrence of the Refinancing Indebtedness;

(2)     the obligor of the Refinancing Indebtedness does not include any Person (other than the Issuer or any Guarantor) that is not an obligor of the Refinanced Indebtedness, unless the inclusion of such obligor on the Refinancing Indebtedness would not require it to guarantee the Notes under Section 1014(a);

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(3)     if the Refinanced Indebtedness was subordinated in right of payment to the Notes or the Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Notes or the Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness;

(4)     the Refinancing Indebtedness has a Stated Maturity either (a) other than with respect to all or any portion of the Unsecured Notes, no earlier than the Refinanced Indebtedness being repaid or amended or (b) no earlier than 91 days after the maturity date of the Notes;

(5)     the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes; and

(6)     with respect to Refinancing Indebtedness incurred in respect of all or any portion of the Unsecured Notes, such Refinancing Indebtedness shall not require any redemption, prepayment or repayment, at the option of the holder thereof, or mature or be mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the Stated Maturity of the Notes; provided, however, that any such Refinancing Indebtedness may provide that the holders thereof have the right to require such Person to redeem or repurchase such Refinancing Indebtedness upon the occurrence of a change of control or sale of assets occurring prior to the 91st day after the Stated Maturity of the Notes if the change of control and asset sale provisions applicable to such Refinancing Indebtedness are no more favorable to such holders than the provisions of, as applicable, Section 1007 and Section 1012.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Notes means the date specified for that purpose as contemplated by Section 301.

“Regulation S” means Regulation S under the Securities Act.

“Related Taxes” means, without duplication:

(1)     any taxes, including sales, use, transfer, rental, ad valorem, value added, stamp, property, consumption, franchise, license, capital, registration, business, customs, net worth, gross receipts, excise, occupancy, intangibles or similar taxes (other than (x) taxes measured by income and (y) withholding imposed on payments made by any Successor Parent), required to be paid (provided such taxes are in fact paid) by any Successor Parent by virtue of its:

(a)     being organized or having Equity Interests outstanding (but not by virtue of owning stock or other Equity Interests of any corporation or other entity other than, directly or indirectly, the Parent Guarantor or any of the Parent Guarantor’s Subsidiaries);

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(b)     being a holding company parent, directly or indirectly, of the Parent Guarantor or any of the Parent Guarantor’s Subsidiaries;

(c)     receiving dividends from or other distributions in respect of the Equity Interests of, directly or indirectly, the Parent Guarantor or any of the Parent Guarantor’s Subsidiaries; or

(d)     having made any payment in respect to any of the items for which the Parent Guarantor or any of the Parent Guarantor’s Subsidiaries is permitted to make payments to any Successor Parent pursuant to Section 1009; and

(2)     if and for so long as the Parent Guarantor or any of the Parent Guarantor’s Subsidiaries is a member of a group filing a consolidated, unitary or combined tax return with any Successor Parent, any taxes measured by income for which such Successor Parent is liable up to an amount not to exceed with respect to such taxes the amount of any such taxes that Parent Guarantor and its Subsidiaries would have been required to pay on a separate company basis or on a consolidated basis if Parent Guarantor and its Subsidiaries had paid tax on a consolidated, combined, group, affiliated or unitary basis on behalf of an affiliated group consisting only of Parent Guarantor and its Subsidiaries.

“Required Currency” has the meaning specified in Section 117.

“Resale Restriction Termination Date” has the meaning specified in Section 311.

“Responsible Officer,” when used with respect to the Trustee or the Collateral Agent, as applicable, means any officer within the corporate trust department of the Trustee or the Collateral Agent, as applicable, including any director, managing director, vice president, assistant vice president, assistant secretary, assistant treasurer, associate, trust officer or any other officer of the Trustee or the Collateral Agent, as applicable, who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter relating to this Indenture is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the Indenture.

“Restricted Note” means any Notes required to bear the Restricted Notes Legend.

“Restricted Notes Legend” has the meaning specified in Section 202.

“Restricted Payment” means any of the following:

(1)     the declaration or payment of any dividend or any other distribution (whether made in cash, securities or other property) on or in respect of Equity Interests of the Parent Guarantor or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Parent Guarantor or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger, amalgamation or consolidation involving the Parent Guarantor or any of its Restricted Subsidiaries but excluding (a) dividends or distributions payable solely in Qualified Equity Interests or through accretion or accumulation of such dividends on

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such Equity Interests and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Parent Guarantor or to a Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of its Equity Interests on a pro rata basis);

(2)     the purchase, redemption, defeasance or other acquisition or retirement for value of any Equity Interests of the Parent Guarantor or any other direct or indirect parent of the Issuer held by Persons other than the Parent Guarantor or a Restricted Subsidiary (including, without limitation, any payment in connection with any merger, amalgamation or consolidation involving the Parent Guarantor);

(3)     any Investment other than a Permitted Investment; or

(4)     any principal payment on, purchase, redemption, defeasance, prepayment, decrease or other acquisition or retirement for value prior to any scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of any Junior Financing (other than any such payment made within one year of any such scheduled maturity or scheduled repayment or sinking fund payment and other than any Junior Financing owed to and held by the Parent Guarantor or any Restricted Subsidiary permitted under clause (6) of the definition of “Permitted Indebtedness”).

“Restricted Payments Basket” has the meaning given to such term in the first paragraph of Section 1009.

“Restricted Subsidiary” means any Subsidiary of the Parent Guarantor other than an Unrestricted Subsidiary.

“Rule 144A” means Rule 144A promulgated under the Securities Act or any successor to such rule.

“S&P” means S&P Global Ratings, a division of The McGraw-Hill Companies, Inc., and its successors.

“Sale-Leaseback Transaction” means any arrangement with any Person providing for the leasing by the Parent Guarantor or any Subsidiary, for a period of more than three years, of any real or personal property, which property has been or is to be sold or transferred by the Parent Guarantor or such Subsidiary to such Person in contemplation of such leasing.

“Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at https://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx/, or as otherwise published from time to time.

“Sanctioned Entity” means (a) a country or territory or a government of a country or territory, (b) an agency of the government of a country or territory, (c) an organization directly or indirectly controlled by a country or territory or its government, or (d) a Person resident in or determined to be resident in a country or territory, in each case of clauses (a) through (d) that is a

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target of Sanctions, including a target of any country sanctions program administered and enforced by OFAC.

“Sanctions” means individually and collectively, respectively, any and all economic sanctions, trade sanctions, financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes anti-terrorism laws and other sanctions laws, regulations or embargoes, including those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by OFAC, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order, (b) the United Nations Security Council, (c) the European Union or any European Union member state, (d) Her Majesty’s Treasury of the United Kingdom, (e) any Governmental Authority of Canada under the Special Economics Measures Act (Canada) or other applicable Canadian legislation or (f) any other Governmental Authority with jurisdiction over any member of Holder Group or any Note Party or any of their respective Subsidiaries or Affiliates.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Custodian” means the custodian with respect to a Global Note (as appointed by the Depositary), or any successor Person thereto and shall initially be the Trustee.

“Security Agreement” means the U.S. Security Agreement, dated as of September 30, 2021, among the Issuer, the Parent Guarantor, Weatherford Delaware and the other Grantors party thereto, as amended, restated, supplemented or otherwise modified from time to time.

“Security Register” and “Registrar” have the respective meanings specified in Section 305.

“Significant Subsidiary” means the Issuer and any Restricted Subsidiary that would be a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act as such Regulation was in effect on the Initial Issuance Date.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Issuer pursuant to Section 307.

“Specified Cash Management Agreements” means any agreement providing for treasury, depositary, purchasing card or cash management services, including in connection with any automated clearing house transfers of funds or any similar transactions between the Parent Guarantor or any Restricted Subsidiary and any lender.

“Specified Deposit Account” means any Deposit Account of a Note Party other than an Excluded Account.

“Specified Eligible Deposit Account” means, with respect to any Note Party, such Note Party’s deposit accounts located in an Eligible Jurisdiction; provided that, if any such deposit account of a Note Party located in an Eligible Jurisdiction becomes subject to a Deposit Account Control Agreement, such deposit account shall cease to be a Specified Eligible Deposit Account.

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“Specified Filing Jurisdiction” means the United States of America (or any state thereof), Canada (or any province or territory thereof) and each other jurisdiction whose law generally requires information concerning the existence of a nonpossessory security interest to be made generally available in a filing, recording or registration system as a condition or result of the security interest’s obtaining priority over the rights of a lien creditor over the collateral.

“Specified Holders” means any Person that is both (a) not the Issuer or any Guarantor or any Person directly or indirectly controlled by the Issuer or any Guarantor and (b) (1) a Permitted Holder, (2) any controlling stockholder, controlling member, general partner, majority owned Subsidiary, or spouse or immediate family member (in the case of an individual) of any Specified Holder, (3) any estate, trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons holding a controlling interest of which consist solely of one or more Persons referred to in the immediately preceding clauses (1) and (2), (4) any executor, administrator, trustee, manager, director or other similar fiduciary of any Person referred to in the immediately preceding clause (3) acting solely in such capacity, (5) any investment fund or other entity controlled by, or under common control with, a Specified Holder or the principals that control a Specified Holder, or (6) upon the liquidation of any entity of the type described in the immediately preceding clause (5), the former partners or beneficial owners thereof.

“Specified Ineligible Deposit Account” means, with respect to any Note Party, such Note Party’s Deposit Accounts located in an Ineligible Jurisdiction.

“Specified Jurisdiction” means (a) the United States of America (or any state thereof), Canada (or any province or territory thereof), the United Kingdom, Ireland, Switzerland, Luxembourg, Bermuda, the British Virgin Islands, the Netherlands, Argentina, Australia, Norway, Germany, Panama, Mexico, Brazil and certain other jurisdictions to be mutually agreed from time to time between the Majority Holders and the Parent Guarantor and (b) any “Specified Jurisdiction” under the LC Credit Agreement. In no event shall any Excluded Jurisdiction be or become a Specified Jurisdiction.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by Parent Guarantor or any Restricted Subsidiary thereof which Parent Guarantor has determined in good faith to be customary in a receivables financing, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any Indebtedness, the date specified in the agreement governing or certificate relating to such Indebtedness as the fixed date on which the final payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means Indebtedness of the Issuer or any Guarantor that is expressly subordinated in right of payment to the Notes or any Guarantee, respectively.

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“Subsidiary” means, with respect to any Person:

(1)     any corporation of which more than 50.0% of the total voting power of the Voting Stock thereof is at the time owned, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and

(2)     any partnership or similar business organization more than 50.0% of the ownership interests having ordinary voting power of which shall at the time be so owned.

Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Parent Guarantor. Notwithstanding the foregoing, none of Weatherford\Al-Rushaid Limited, Weatherford Saudi Arabia Limited or Al-Shaheen Weatherford shall be considered a “Subsidiary” for purposes of the Indenture.

“Subsidiary Guarantor” means any Person named as a “Subsidiary Guarantor” in the first paragraph of the Indenture and any other Restricted Subsidiary that after the Initial Issuance Date becomes a party to the Indenture for purposes of providing a Guarantee with respect to the Notes, in each case, until such Person is released from its Guarantee in accordance with the terms of the Indenture.

“Successor Parent” means any Person which legally and beneficially owns more than 50% of the Voting Stock and/or Equity Interests of the Parent Guarantor or any Restricted Subsidiary, either directly or through one or more Subsidiaries.

“Successor Person” has the meaning set forth in Section 801.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to September 15, 2024; provided, however, that if such period is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Issuer shall obtain the Treasury Rate by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to September 15, 2024 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Issuer will (a) calculate the Treasury Rate on the second Business Day preceding the applicable redemption date and (b) prior to such redemption date deliver to the Trustee an Officers’ Certificate and the Holders a notice setting forth the Make Whole Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which the Indenture was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

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“Trustee” means the Person named as the “Trustee” in the first paragraph of the Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee under the Indenture, and if at any time there is more than one such Person, “Trustee” shall mean the Trustee with respect to the Notes.

“UETA” means the Uniform Electronic Transactions Act as in effect from time to time in any applicable jurisdiction.

“United States” or “U.S.” means the United States of America.

“Unrestricted Subsidiary” means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Parent Guarantor in accordance with Section 1006 and (2) any Subsidiary of an Unrestricted Subsidiary. Notwithstanding the preceding, if at any time, any Unrestricted Subsidiary would fail to meet the requirements as an Unrestricted Subsidiary in Section 1006, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture.

“Unsecured Notes” means the 11.00% Senior Notes due 2024 of the Issuer, issued under the Unsecured Notes Indenture.

“Unsecured Notes Indenture” means the Indenture, dated as of December 13, 2019, among the Issuer, as issuer, the Parent Guarantor, as a guarantor, the other guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee, as supplemented or otherwise modified from time to time.

“U.S. Government Obligations” means securities which are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, each of which are not callable or redeemable at the option of the issuer thereof.

“Voting Stock” with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant Equity Interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

“Weatherford Parent Company” means initially the Parent Guarantor or, if a Redomestication has occurred subsequent to the Initial Issuance Date and prior to the event in question or the date of determination, the Surviving Person resulting from such prior Redomestication.

“Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at Stated Maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date

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and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” means a Restricted Subsidiary, all of the Equity Interests of which (other than directors’ qualifying shares) are owned by the Parent Guarantor or another Wholly-Owned Subsidiary.

“WOFS Assurance” means WOFS Assurance Limited, a Bermuda exempted company.

Section 102.	Compliance Certificates and Opinions.

Upon any application or request by the Issuer or any Guarantor to the Trustee or Collateral Agent, as the case may be, to take or refrain from taking any action under any provision of the Indenture, the Issuer or such Guarantor, as the case may be, shall furnish to the Trustee and the Collateral Agent, if applicable, an Officers’ Certificate and an Opinion of Counsel.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in the Indenture and the Notes Documents shall include,

(a)      a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b)      a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)      a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)      a statement as to whether or not, in the opinion of each such individual, such condition or covenant has been complied with.

Section 103.	Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such person, or that they be so certified or covered by only one document, but one such person may certify or give an opinion with respect to some matters and one or more other such persons as to other matters, and any such person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Issuer or a Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an

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Officer or Officers of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under the Indenture, they may, but need not, be consolidated and form one instrument.

Section 104.	Acts of Holders; Record Dates; Majority Holders.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by the Indenture to be given, made or taken by Holders of the Notes may be embodied in and evidenced by one or more instruments of substantially similar tenor signed (either physically or by means of a facsimile or an electronic transmission) by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer or the Guarantors. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of the Indenture and conclusive in favor of the Trustee and the Issuer and, if applicable, the Subsidiary Guarantors, if made in the manner provided in this Section.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

The ownership, principal amount and serial numbers of Notes held by any Person, and the date of commencement of such Person’s holding of same, shall be proved by the Security Register.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of Notes and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer or, if applicable, the Subsidiary Guarantors in reliance thereon, whether or not notation of such action is made upon such Note.

The Issuer may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other Act provided or permitted by the Indenture to be given, made or taken by Holders of Notes, provided that the Issuer may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice,

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declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Issuer from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Issuer, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Notes in the manner set forth in Section 106.

The Trustee may set any day as a record date for the purpose of determining the Holders of Notes entitled to join in the giving or making of (i) any notice of Default, (ii) any declaration of acceleration referred to in Section 502, (iii) any request to institute proceedings referred to in Section 507(2) or (iv) any direction referred to in Section 512. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Issuer’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Issuer in writing and to each Holder of Notes in the manner set forth in Section 106.

With respect to any record date set pursuant to this Section, the party hereto which sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to each other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 106, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

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Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to the Notes may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

Whenever in this Indenture or the other Notes Documents, a determination is to be made by, a discretion is to be exercised by or other action taken by Majority Holders acting through legal counsel, the Trustee and Collateral Agent shall be entitled to conclusively rely on a written statement by such legal counsel that it is acting on behalf of such Majority Holders as conclusive evidence of the act of Majority Holders. Neither the Trustee nor Collateral Agent shall have any duty to investigate whether such legal counsel is counsel to the Majority Holders, whether such determination, discretion or action has been authorized by Majority Holders or whether the Majority Holders identified by such legal counsel actually are Holders of a majority of principal amount of the outstanding Notes, and neither the Trustee nor the Collateral Agent shall have any liability to any Note Party, any Holder or any other Person for acting in reliance on such statement.

Section 105.	Notices, Etc., to Trustee, Issuer and Guarantors.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by the Indenture to be made upon, given or furnished to, or filed with,

(a)      the Trustee or Collateral Agent by any Holder or by the Issuer or by any Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee or Collateral Agent, as applicable, at its Corporate Trust Office, or

(b)      the Issuer or a Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, addressed to the Issuer or the Guarantor, as the case may be, in c/o Weatherford International, LLC, at 2000 St. James Place, Houston, Texas 77056, Attention: Corporate Secretary, or at any other address previously furnished in writing to the Trustee by the Issuer or the Guarantors.

Section 106.	Notice to Holders; Waiver.

Where the Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid (or sent electronically in accordance with the procedures of the Depositary in cases where the Holder is the Depositary or its nominee) to each Holder affected by such event, at its address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. If notice is mailed to Holders in the manner provided in this Section 106, it is duly given, whether or not the addressee receives it. Where the Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to

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receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made in consultation with the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 107.	Trust Indenture Act.

The provisions of the Trust Indenture Act shall not apply to this Indenture.

Section 108.	Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 109.	Successors and Assigns.

All covenants and agreements in the Indenture by the Issuer, the Guarantors or the Trustee shall bind their respective successors and assigns, whether so expressed or not.

Section 110.	Separability Clause.

In case any provision in the Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforce ability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 111.	Benefits of Indenture.

Nothing in the Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under the Indenture. Notwithstanding the foregoing sentence, the Trustee, in each of its representative capacities hereunder, including as Registrar and Paying Agent, and the Collateral Agent shall have all the rights, benefits, protections and immunities afforded by the Indenture to the Trustee in its capacity as such.

Section 112.	Governing Law; Jury Trial Waiver; Submission to Jurisdiction.

The Indenture, the Notes and the Guarantees shall be governed by and construed in accordance with the laws of the State of New York. THE ISSUER, THE GUARANTORS, THE HOLDERS (BY THEIR ACCEPTANCE OF THE NOTES), THE TRUSTEE AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES,

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THE GUARANTEES, THE NOTES DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

To the fullest extent permitted by applicable law, each of the Issuer and the Guarantors hereby irrevocably submits to the non-exclusive jurisdiction of any Federal or state court located in the Borough of Manhattan in New York, New York in any suit, action or proceeding based on or arising out of or relating to the Indenture or the Notes and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. Each of the Issuer and the Guarantors irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in an inconvenient forum. Each of the Issuer and the Guarantors agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding and may be enforced in the courts of Bermuda (or any other courts of any other jurisdiction to which either of them is subject) by a suit upon such judgment, provided that service of process is effected upon the Issuer. Each Guarantor that is a domestic Guarantor hereby appoints Weatherford Delaware (the “Domestic Process Agent”) as its agent for service of process for the purposes of this Section 112. The Issuer and each Guarantor that is not a domestic Guarantor has designated CT Corporation System, 28 Liberty Street, New York, New York 10005 (the “Non-Domestic Process Agent” and, together with the Domestic Process Agent, the “Process Agent”), as the designee, appointee and agent of such foreign Note Party to receive, for and on behalf of such Note Party, service of process in the State of New York, for the purposes of this Section 112. Each of the Issuer and the Guarantors further agrees that, unless otherwise required by law and to the extent permitted by applicable law, service of process upon the Process Agent and written notice of said service to the Issuer or a Guarantor, as the case may be, mailed by prepaid registered first class mail or delivered to the Process Agent at its principal office, shall be deemed in every respect effective service of process upon the Issuer or such Guarantor, as the case may be, in any such suit or proceeding. Each Guarantor that is a domestic Guarantor agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary, to continue the designation and appointment of the Domestic Process Agent in full force and effect for so long as such Guarantor has any outstanding obligations under the Indenture. The Issuer and each Guarantor that is not a domestic Guarantor agrees that it will at all times continually maintain an agent to receive service of process in New York or Delaware on its behalf and on behalf of its property with respect to this Indenture and the other Notes Documents to which it is a party, and if, for any reason, the Non-Domestic Process Agent named above or its successor shall no longer serve as agent of the Issuer or such Guarantor (as the case may be) to receive service of process in New York or Delaware, the Issuer or such Guarantor (as the case may be) shall promptly (but in any event within five (5) Business Days) appoint a reputable successor with an office in New York or Delaware and concurrently notify the Trustee in writing of such appointment (which successor shall thereupon be the Non-Domestic Process Agent hereunder). To the extent the Issuer or a Guarantor, as the case may be, has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, executor or otherwise) with respect to itself or its property, each of the Issuer and such Guarantor hereby irrevocably waives such immunity in respect of its obligations under the Indenture to the extent permitted by law.

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If a Guarantor incorporated under the laws of the Netherlands is represented by an attorney-in-fact in connection with the signing and/or execution of this Indenture or any other agreement, deed or document referred to in or made pursuant to this Indenture, it is hereby expressly acknowledged and accepted by the other parties to this Indenture that the existence and extent of the attorney-in-fact’s authority and the effects of the attorney-in-fact’s exercise or purported exercise of his or her authority shall be governed by the laws of the Netherlands.

Section 113.	Legal Holidays.

In any case where any Interest Payment Date, Redemption Date, purchase date or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of the Indenture or of the Notes), payment of interest or principal (and premium, if any) may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or purchase date, or at the Stated Maturity, and no additional interest will accrue solely as a result of such delayed payment.

Section 114.	No Personal Liability of Directors, Officers, Employees and Shareholders.

No director, officer, employee, incorporator or shareholder of the Issuer or any Guarantor, as such, shall have any liability for any Indebtedness, obligations or liabilities of the Issuer under the Notes or the Indenture or of any Guarantor under its Guarantee or for any claim based on, in respect of, or by reason of, such Indebtedness, obligations or liabilities or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees.

Section 115.	No Adverse Interpretation of Other Agreements.

The Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret the Indenture.

Section 116.	U.S.A. PATRIOT Act.

In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the U.S.A. PATRIOT Act (“Applicable Banking Laws”), the Trustee and the Collateral Agent are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee or the Collateral Agent, as applicable. Accordingly, each of the parties agrees to provide to the Trustee and the Collateral Agent, upon its request from time to time, such identifying information and documentation as may be available for such parties in order to enable the Trustee and the Collateral Agent to comply with Applicable Banking Laws.

Section 117.	Payment in Required Currency; Judgment Currency.

Each of the Issuer and the Guarantors agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is

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necessary to convert the sum due in Dollars in respect of the principal of, or premium, if any, or interest on, the Notes (the “Required Currency”) into another currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in New York, New York the Required Currency with the Judgment Currency on the day on which final non-appealable judgment is entered, unless such day is not a Business Day, then, to the extent permitted by applicable law, the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in New York, New York the Required Currency with the Judgment Currency on the Business Day next preceding the day on which final non-appealable judgment is entered and (b) its obligations under the Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subclause (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under the Indenture.

Section 118.	Language of Notices, Etc.

Any request, demand, authorization, direction, notice, consent, waiver or Act required or permitted under the Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

Section 119.	Counterpart Originals.

The parties may sign any number of copies of the Indenture, and each party hereto may sign any number of separate copies of the Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of the Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of the Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission shall be deemed to be their original signatures for all purposes.

Article Two
NOTE FORMS

Section 201.	Forms Generally.

The Notes and the Trustee’s certificate of authentication shall be in substantially the respective forms set forth in Annex A hereto. The Notes may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities

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exchange or Depositary therefor or as may, consistently herewith, be determined by the Officers executing such Notes as evidenced by their execution thereof.

The Notes shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

As provided in Section 203, the Notes shall be issued initially in the form of one or more Global Notes, which shall be deposited with the Trustee, as Securities Custodian for the Depositary.

Section 202.	Legends for Notes.

Every Global Note authenticated and delivered under the Indenture shall bear a legend (the “Global Note Legend”) in substantially the following form:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Unless and until (i) a Note is sold under an effective registration statement, or (ii) as otherwise provided in Section 311, such Note shall bear the following legend (the “Restricted Notes Legend”) on the face thereof:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS

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PURCHASED NOTES, TO OFFER, SELL, OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), ONLY (A) TO THE PARENT GUARANTOR OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE NOTES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION, AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

BY ITS ACQUISITION OF THIS NOTE, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS NOTE CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME NOTE ACT OF 1974, AS AMENDED (“ERISA”), ANY PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR ANY ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS NOTE WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

Notes issued with original issue discount shall bear a legend in substantially the following form (the “OID Legend”) on the face thereof:

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986,

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AS AMENDED). UPON WRITTEN REQUEST TO THE ISSUER AT 2000 ST. JAMES PLACE, HOUSTON, TEXAS 77056, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE.

Section 203.	Global Notes.

The Notes are being issued pursuant to an exercise of rights to acquire the Notes obtained in an offering exempt from registration under the Securities Act pursuant to the exemption from registration afforded by Rule 144A or Regulation S or other applicable exemptions, in the form of one or more permanent Global Notes substantially in the form of Annex A, including appropriate legends as set forth in Section 202, duly executed by the Issuer and authenticated by the Trustee as herein provided and deposited upon issuance with the Trustee, as Securities Custodian. The Global Note may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Securities Custodian, as hereinafter provided.

Article Three
THE NOTES

Section 301.	Title and Terms

The Notes shall be entitled the “6.500% Senior Secured First Lien Notes due 2028.” The Trustee shall authenticate and deliver $500.0 million in aggregate principal amount of the Initial Notes on the Initial Issuance Date and, at any time and from time to time thereafter, subject to the Issuer’s compliance with Sections 1008 and 1010, the Trustee shall authenticate and deliver Additional Notes for original issue in an aggregate principal amount specified in an Officers’ Certificate delivered in accordance with Section 314.

The Notes will mature on September 15, 2028. Interest on the Notes will accrue at the rate of 6.500% per annum, and will be payable semiannually in cash on each March 15 and September 15, commencing on March 15, 2022 in the case of the Initial Notes, to the Persons who are registered Holders of Notes at the close of business on March 1 and September 1 immediately preceding the applicable Interest Payment Date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance to but excluding the actual Interest Payment Date.

The Notes shall be redeemable as provided in Article Eleven and subject to Legal Defeasance and Covenant Defeasance as provided in Article Thirteen. The Notes shall have such other terms as are indicated in Annex A.

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Section 302.	Denominations.

The Notes shall be issued in registered form in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

Section 303.	Execution, Authentication, Delivery and Dating.

The Notes shall be executed on behalf of the Issuer by one of its Officers. If its corporate seal is reproduced thereon, it shall be attested by the Secretary or an Assistant Secretary of the Issuer. The signature of any of these officers on the Notes may be manual or facsimile.

If the Issuer elects to reproduce its corporate seal on the Notes, then such seal may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Notes.

Notes bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Issuer shall bind the Issuer, notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

At any time and from time to time after the execution and delivery of the Indenture and as provided in Section 301, the Issuer may deliver Notes or, subject to the Issuer’s compliance with Sections 1008 and 1010, Additional Notes executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Notes or Additional Notes, and the Trustee in accordance with the Issuer Order shall authenticate and deliver such Notes or Additional Notes.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under the Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for in Annex A, signed manually in the name of the Trustee by an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Note to the Trustee for cancellation as provided in Section 309, for all purposes of the Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of the Indenture.

Section 304.	Temporary Notes.

Pending the preparation of definitive Notes, the Issuer may execute, and upon Issuer Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Notes may determine, as evidenced by their execution of such Notes.

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If temporary Notes are issued, the Issuer will cause definitive Notes in either global or certificated form, as appropriate, in each case, in registered form, to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Notes, of any authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under the Indenture as definitive Notes.

Section 305.	Registrar, Global Notes and Definitive Notes.

The Issuer shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Issuer being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby appointed “Registrar” for the purpose of registering Notes and transfers of Notes as herein provided.

Book-Entry Provisions. The provisions of clauses (1) through (6) below shall apply only to Global Notes:

(1)      Each Global Note authenticated under the Indenture shall be registered in the name of the Depositary designated for such Global Note or a nominee thereof, delivered to the Trustee, as Securities Custodian, and bear appropriate legends as set forth in Section 202. Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except as set forth in this Section 305. If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(2)      Members of, or participants in, DTC (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by DTC or by the Trustee as the Securities Custodian, and DTC may be treated by the Issuer, the Guarantors, the Trustee, the Collateral Agent and any agent of the Issuer, the Guarantors, the Trustee or the Collateral Agent as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Guarantors, the Trustee, the Collateral Agent or any agent of the Issuer, the

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Guarantors, the Trustee or the Collateral Agent from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a Holder of a beneficial interest in any Global Note.

(3)      In connection with any transfer of a portion of the beneficial interest in a Global Note pursuant to this Article Three to beneficial owners who are required to hold Definitive Notes, the Securities Custodian shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, one or more Definitive Notes of like tenor and amount.

(4)      In connection with the transfer of an entire Global Note to beneficial owners pursuant to this Article Three, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.

(5)      The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

(6)      Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by (a) the Holder of such Global Note (or its agent) or (b) any holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

Definitive Notes. The provision of clauses (i) – (iii) below shall apply only to Definitive Notes.

(i)     Except as provided below, owners of beneficial interests in Global Notes will not be entitled to receive Definitive Notes. If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain Definitive Notes in exchange for their beneficial interests in a Global Note upon written request in accordance with DTC’s and the Registrar’s procedures. In addition, Definitive Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if (A) DTC notifies the Issuer that it is unwilling or unable to continue as depositary for such Global Note or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as Depositary, and in each case a successor Depositary is not appointed by the Issuer within 90 days of such notice, (B) subject to DTC’s rules, the Issuer, at its option, delivers to the Trustee and Registrar written notice stating that such Global Note shall be so exchangeable or (C) an Event of

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Default has occurred and is continuing and DTC notifies the Issuer and the Trustee of DTC’s decision to exchange such Global Note for Definitive Notes. In the event of the occurrence of any of the events specified in the second preceding sentence or in clause (A), (B) or (C) of the immediately preceding sentence, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

(ii)      If a Definitive Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Definitive Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Definitive Note, the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, to the transferring Holder a new Definitive Note representing the principal amount not so transferred.

(iii)   If a Definitive Note is transferred or exchanged for another Definitive Note, (x) the Trustee will cancel the Definitive Note being transferred or exchanged, (y) the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, one or more new Definitive Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Definitive Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Definitive Note, the Issuer shall execute, and the Trustee shall authenticate and make available for delivery to the Holder thereof, one or more Definitive Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Definitive Notes, registered in the name of the Holder thereof.

Section 306.	Mutilated, Destroyed, Lost and Stolen Notes.

If any mutilated Note is surrendered to the Trustee, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Issuer and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuer or the Trustee that such Note has been acquired by a protected purchaser, the Issuer shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note.

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Upon the issuance of any new Note under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of the Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 307.	Payment of Interest; Interest Rights Preserved.

If the Issuer defaults in a payment of principal, interest or premium, if any, on the Notes, the Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner at the rate provided in the Notes (“Defaulted Interest”). The Issuer may pay the Defaulted Interest to the Persons who are Holders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date and at least 15 days before the special record date, shall promptly mail to each Holder (with a copy to the Trustee) a notice that states the special record date, the payment date and the amount of Defaulted Interest to be paid; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest.

Subject to the foregoing provisions of this Section, each Note delivered under the Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 308.	Persons Deemed Owners.

Prior to due presentment of a Note for registration of transfer, the Issuer, the Guarantors, the Trustee, the Collateral Agent and any agent of the Issuer, the Guarantors, the Trustee or the Collateral Agent may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of and any premium and (subject to Section 307) any interest on such Note and for all other purposes whatsoever (except as required by applicable tax laws), whether or not such Note be overdue, and none of the Issuer, the Guarantors, the Trustee, the Collateral Agent nor any of their respective agents shall be affected by notice to the contrary.

None of the Issuer, the Guarantors, the Trustee, the Collateral Agent, nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of a Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any actions taken or not taken by the Depositary.

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Section 309.	Cancellation.

All Notes surrendered for payment, redemption, purchase, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Issuer may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Issuer has not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by the Indenture. All cancelled Notes held by the Trustee shall be disposed of in accordance with the Trustee’s standard procedures.

Section 310.	Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 311.	Transfer and Exchange.

(a)      General Provisions. A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by this Section 311. The Trustee shall promptly register any transfer or exchange that meets the requirements of this Section 311 by noting the same in the Security Register maintained by the Trustee for the purpose, and no transfer or exchange shall be effective until it is registered in such register. The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section 311 and Section 203, as applicable, and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depository. The Trustee shall refuse to register any requested transfer or exchange that does not comply with this paragraph.

(b)      Transfers of Restricted Notes. The following provisions shall apply with respect to any proposed registration of transfer of a Restricted Note prior to the date which is one year after the later of the date of its original issue and the last date on which the Issuer or any Affiliate of the Issuer was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”):

(i)     a registration of transfer of a Restricted Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee in the form as set forth on the reverse of the Note that it is purchasing for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the

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transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; provided that no such written representation or other written certification shall be required in connection with the transfer of a beneficial interest in the Global Note in reliance on Rule 144A to a transferee in the form of a beneficial interest in such Global Note in accordance with the Indenture and the applicable procedures of DTC;

(ii)      a registration of transfer of a Restricted Note or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Annex C hereto from the proposed transferee and, if requested by the Issuer, the delivery of an Opinion of Counsel, certification and/or other information satisfactory to it; and

(iii)   a registration of transfer of Restricted Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Annex D hereto from the proposed transferee and, if requested by the Issuer, certification and/or other information satisfactory to it.

(c)      Restricted Notes Legend. Upon the transfer, exchange or replacement of Notes not bearing a Restricted Notes Legend, the Registrar shall deliver Notes that do not bear a Restricted Notes Legend. Upon the transfer, exchange or replacement of Notes bearing a Restricted Notes Legend, the Registrar shall deliver only Notes that bear a Restricted Notes Legend unless (i) such Note is being transferred pursuant to an effective registration statement or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

(d)      Retention of Written Communications. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 311. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

(e)      Obligations with Respect to Transfers and Exchanges of Notes.

(i)      To permit registrations of transfers and exchanges, the Issuer shall, subject to the other terms and conditions of this Article Two, execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar’s request.

(ii)       No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuer may require the Holder to pay a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charges payable upon an exchange pursuant to Section 304, 906, 1007, 1012 or 1108 not involving any transfer).

(iii)    The Issuer (and the Registrar) shall not be required to register the transfer of or exchange of any Note,

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(A)      for a period (1) of 15 days before giving any notice of redemption of Notes or (2) beginning 15 days before an Interest Payment Date and ending on such Interest Payment Date or (B) selected for redemption, except the unredeemed portion of any Note being redeemed in part.

(iv)       Prior to the due presentation for registration of transfer of any Note, the Issuer, any Guarantor, the Trustee, the Collateral Agent, the Paying Agent or the Registrar may deem and treat the Person in whose name a Note is registered as the owner of such Note for the purpose of receiving any payment on such Note and for all other purposes whatsoever, including the transfer or exchange of such Note, whether or not such Note is overdue, and none of the Issuer, any Guarantor, the Trustee, the Collateral Agent, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(v)      All Notes issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange.

(f)      No Obligation of the Trustee. The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, Agent Member or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption or purchase) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee may conclusively rely and shall be fully protected in so relying upon information furnished by DTC with respect to its Agent Members and any beneficial owners. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(g)      Affiliate Holders. After the Initial Issuance Date, by accepting a beneficial interest in a Global Note, any Person that is an Affiliate of the Issuer agrees to give notice to the Issuer, the Trustee and the Registrar of the acquisition and its Affiliate status.

Section 312.	When Securities Disregarded.

In determining whether the Holders of the required principal amount of Outstanding Notes have concurred in any direction, waiver, consent, approval or other action of Holders, Notes owned by the Issuer, any Guarantor or by any Person directly or indirectly controlling or

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controlled by or under direct or indirect common control with the Issuer or any Guarantor shall be disregarded, except that (a) Notes owned by Specified Holders shall not be so disregarded and (b) for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver, consent, approval or other action of Holders, only Notes that the Trustee knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith shall not be so disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver, consent, approval or other action of Holders with respect to the Notes and that the pledgee is either (i) not the Issuer, any Guarantor or any Person directly or indirectly controlled by the Issuer or any Guarantor or (ii) a Specified Holder. Also, subject to the foregoing, only Notes Outstanding at the time shall be considered in any such determination.

Section 313.	Calculation of Specified Percentage of Notes.

With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Notes then Outstanding, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of the Notes then Outstanding, the Holders of which have so consented by (b) the aggregate principal amount, as of such date of determination, of the Notes then Outstanding, in each case, as determined in accordance with Section 312 of the Indenture. Any such calculation made pursuant to this Section 313 shall be made by the Issuer and delivered to the Trustee pursuant to an Officers’ Certificate.

Section 314.	Issuance of Additional Notes.

The Issuer shall be entitled, subject to its compliance with Sections 1008 and 1010, to issue Additional Notes under this Indenture, which Additional Notes shall be part of the same series as the Initial Notes issued on the Initial Issuance Date, rank equally with the Initial Notes and shall have identical terms as the Initial Notes issued on the Initial Issuance Date in all respects, other than with respect to (a) the date of issuance, (b) the issue price, (c) the date from which interest begins to accrue and (d) the initial interest payment date. The Initial Notes and any Additional Notes issued upon original issue under this Indenture shall be treated as a single class for purposes of this Indenture, including waivers, consents, directions, declarations, amendments, redemptions and offers to purchase; and none of the Holders of any Initial Notes or any Additional Notes shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent; provided that the Initial Notes and any Additional Notes may be issued under separate CUSIP numbers.

With respect to any Additional Notes, the Issuer shall set forth in an Officers’ Certificate, which shall be delivered to the Trustee, the following information:

(a)      the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and

(b)      the issue price, the issue date (and the corresponding date from which interest shall accrue thereon and the first interest payment date therefor) and the CUSIP number and any corresponding ISIN of such Additional Notes.

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Notwithstanding anything else herein, with respect to any Additional Notes issued subsequent to the date of this Indenture, when the context requires, all provisions of this Indenture shall be construed and interpreted to permit the issuance of such Additional Notes and to allow such Additional Notes to be part of the same series as the Initial Notes originally issued under this Indenture. Indebtedness represented by Additional Notes shall be subject to the covenants contained in this Indenture.

Article Four
SATISFACTION AND DISCHARGE

Section 401.	Satisfaction and Discharge of Indenture.

The Indenture shall be discharged and shall cease to be of further effect, and the Trustee, upon Issuer Request and at the expense of the Issuer, shall execute instruments reasonably requested by the Issuer acknowledging satisfaction and discharge of the Indenture, when

(1)      either

(a)      all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(b)      all Notes not theretofore delivered to the Trustee for cancellation

(i)      have become due and payable, or

(ii)       will become due and payable at their Stated Maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, or

(iii)    have been called for redemption pursuant to the provisions of Article Eleven,

and the Issuer or any Guarantor in the case of (i), (ii) or (iii) of subclause (b), has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds, in trust solely for the benefit of the Holders, cash in Dollars, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal and any premium and accrued interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

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(2)      the Issuer has paid or caused to be paid all other sums payable under the Indenture by the Issuer;

(3)      the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited funds towards the payment of the Notes at Stated Maturity or on the Redemption Date, as the case may be; and

(4)      the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent in the Indenture to the satisfaction and discharge of the Indenture have been complied with.

Notwithstanding the satisfaction and discharge of the Indenture, the obligations of the Issuer to the Holders under Sections 305 and 306, the obligations of the Issuer to the Trustee under Section 607, the obligations of the Issuer to the Collateral Agent under Sections 607 and 1508, the obligations of the Issuer to any Authenticating Agent under Section 614 and, if cash or U.S. Government Obligations shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive so long as any Notes are Outstanding.

Section 402.	Application of Trust Money.

Subject to the provisions of the last paragraph of Section 1003, all cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Notes and the Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or a Subsidiary acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such cash and U.S. Government Obligations (including the proceeds thereof) have been deposited with the Trustee.

Article Five
REMEDIES

Section 501.	Events of Default.

An “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)      failure to pay interest on any of the Notes when the same becomes due and payable and the continuance of any such failure for 30 days;

(2)      failure to pay principal of or premium, if any, on any of the Notes when it becomes due and payable, whether at Stated Maturity, upon redemption, required purchase, acceleration or otherwise;

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(3)      (a) failure by the Issuer or any Guarantors to comply with any of their respective agreements or covenants under Article Eight, (b) failure by the Issuer or any Guarantors to comply with either Section 1017(a)(i) or Section 1418 and, in either case, continuance of this failure for 15 days after notice of the failure has been given to the Issuer and the Trustee by the Holders of at least 25.0% of the aggregate principal amount of the Notes then Outstanding, or (c) failure by the Issuer to comply in respect of its obligations to make a Change of Control Offer under Section 1007;

(4)      (a) except with respect to the covenant contained in Section 703 or as described in clause (3) above, failure by the Parent Guarantor or any Restricted Subsidiary to comply with any other covenant or agreement contained in the Indenture or the Collateral Documents and continuance of this failure for 60 days after notice of the failure has been given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25.0% of the aggregate principal amount of the Notes then Outstanding, or (b) failure by the Parent Guarantor for 180 days after notice of the failure has been given to the Issuer by the Trustee or by the Holders of at least 25.0% of the aggregate principal amount of the Notes then Outstanding to comply with the covenant contained in Section 703;

(5)      default by the Parent Guarantor or any Restricted Subsidiary under any mortgage, indenture or other instrument or agreement under which there is issued or by which there is secured or evidenced Indebtedness for borrowed money by the Parent Guarantor or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Initial Issuance Date, which default:

(a)      is caused by a failure to pay at its Stated Maturity principal on such Indebtedness within the applicable express grace period and any extensions thereof, or

(b)      results in the acceleration of such Indebtedness prior to its Stated Maturity (which acceleration is not rescinded, annulled or otherwise cured within 30 days of receipt by the Parent Guarantor or such Restricted Subsidiary of notice of any such acceleration), and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other Indebtedness with respect to which an event described in clause (a) or (b) has occurred and is continuing aggregates $75.0 million or more;

(6)      one or more judgments (to the extent not covered by insurance) for the payment of money in an aggregate amount in excess of $100.0 million shall be rendered against the Parent Guarantor, any of its Significant Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed;

(7)      the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Parent Guarantor or a Significant Subsidiary or group of

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Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Parent Guarantor and its Restricted Subsidiaries), would constitute a Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (B) a decree or order adjudging the Parent Guarantor a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Parent Guarantor or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Parent Guarantor and its Restricted Subsidiaries) would constitute a Significant Subsidiary, under any applicable Bankruptcy Law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Parent Guarantor or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Parent Guarantor and its Restricted Subsidiaries) would constitute a Significant Subsidiary, or of any substantial part of its or their property, or ordering the winding up or liquidation of its or their affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

(8)      (i) the commencement by the Parent Guarantor or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Parent Guarantor and its Restricted Subsidiaries) would constitute a Significant Subsidiary of a voluntary case or proceeding under any applicable Bankruptcy Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent or (ii) the consent by it or them to the entry of a decree or order for relief in respect of the Parent Guarantor or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Parent Guarantor and its Restricted Subsidiaries) would constitute a Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it or them, or (iii) the filing by it or them of a petition or answer or consent seeking reorganization or relief under any applicable Bankruptcy Law, or (iv) the consent by it or them to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, examiner or other similar official of the Parent Guarantor or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the last audited consolidated financial statements for the Parent Guarantor and its Restricted Subsidiaries) would constitute a Significant Subsidiary or of any substantial part of its or their property, or (v) the making by it or them of an assignment for the benefit of creditors, or the admission by it or them in writing of its or their inability to pay its or their debts generally as they become due;

(9)      unless such Liens have been released in accordance with the provisions of this Indenture or the applicable Notes Documents (or unless otherwise permitted thereunder), Liens with respect to Collateral with an aggregate Fair Market Value of more than $100.0 million cease to be valid or enforceable, or the Issuer shall assert or any Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any such security interests are invalid or unenforceable and, in the case of any such

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Guarantor, the Issuer fails to cause such Guarantor to rescind such assertions within 30 days after the Issuer has actual knowledge of such assertions; or

(10)      any Guarantee of the Notes ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under the Guarantee of such Guarantor (other than by reason of release of such Guarantor from its Guarantee in accordance with the terms of the Indenture, the Collateral Documents and the Guarantee).

Section 502.	Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Section 501(7) or 501(8) with respect to the Parent Guarantor) shall have occurred and be continuing, the Trustee, by written notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding, by written notice to the Issuer and the Trustee, may declare (an “acceleration declaration”) the principal of, premium, if any, and accrued and unpaid interest on the Notes, to be due and payable, and upon any such declaration the aggregate principal of, premium, if any, and accrued and unpaid interest on all of the Outstanding Notes shall become due and payable immediately. If an Event of Default specified in Section 501(7) or 501(8) occurs with respect to the Parent Guarantor, the principal of, premium, if any, and accrued and unpaid interest, on all of the Outstanding Notes shall become immediately due and payable, without any further action or notice to the extent permitted by law.

At any time after such an acceleration declaration occurs, but before a judgment or decree based on acceleration the Holders of a majority in aggregate principal amount of the Notes, by written notice to the Issuer and the Trustee, may rescind and annul such acceleration declaration and its consequences if:

(i)      such rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

(ii)     the Issuer has paid or deposited with the Trustee a sum sufficient to pay

(A)      all overdue interest on all the Notes,

(B)      the principal of (and premium, if any, on) any such Notes which have become due otherwise than by such acceleration declaration and any interest thereon at the rate or rates prescribed therefor in the Notes,

(C)      to the extent that payment of such interest is lawful, interest upon overdue interest at the rate prescribed therefor in the Notes, and

(D)      all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

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(iii)    all Events of Default, other than the non-payment of the principal of, and interest on, the Notes that have become due solely by such acceleration declaration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

If the Notes are accelerated or otherwise become due prior to their Stated Maturity, in each case, as a result of an Event of Default (including, but not limited to, upon the occurrence of a bankruptcy or insolvency event (including the acceleration of claims by operation of law)) on or after September 15, 2024, the amount of principal of, accrued and unpaid interest and premium on the Notes that becomes due and payable shall equal the optional redemption price, plus accrued and unpaid interest to the redemption date, that would be applicable with respect to an optional redemption of the applicable Notes on the date of such acceleration as if such acceleration were an optional redemption of the Notes accelerated. If the Notes are accelerated or otherwise become due prior to their Stated Maturity date, in each case, as a result of an Event of Default (including, but not limited to, upon the occurrence of a bankruptcy or insolvency event (including the acceleration of claims by operation of law)) prior to September 15, 2024, the amount of principal of, accrued and unpaid interest and premium on the Notes that becomes due and payable shall equal 100% of the principal amount of the Notes prepaid plus the Make Whole Premium in effect on the date of such acceleration, plus accrued and unpaid interest to the redemption date, as if such acceleration were an optional redemption of the Notes accelerated.

In any such case, the optional redemption price or the principal amount of the Notes plus the Make Whole Premium, as applicable, shall constitute part of the Notes, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the Parent Guarantor, the Issuer and the Subsidiary Guarantors, on the one hand, and the Holders, on the other hand, as to a reasonable calculation of each Holder’s lost profits as a result thereof. Any amounts payable pursuant to the above shall be presumed to be the liquidated damages sustained by each Holder, and each of the Parent Guarantor, the Issuer and the Subsidiary Guarantors agrees that it is reasonable under the circumstances currently existing. The optional redemption price or the principal amount of the Notes plus the Make Whole Premium, as applicable, plus accrued and unpaid interest, shall also be payable in the event the Notes are satisfied or released by foreclosure (whether by power of judicial proceeding, deed in lieu of foreclosure or by any other means). EACH OF THE PARENT GUARANTOR, THE ISSUER AND THE SUBSIDIARY GUARANTORS EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING AMOUNTS IN CONNECTION WITH ANY SUCH ACCELERATION. Each of the Parent Guarantor, the Issuer and the Subsidiary Guarantors expressly agrees (to the fullest extent it may lawfully do so) that: (A) each of the optional redemption price or the principal amount of the Notes plus the Make Whole Premium, as applicable, is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the optional redemption price or the principal amount of the Notes plus the Make Whole Premium, as applicable shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between the Holders, the Parent Guarantor, the Issuer and the Subsidiary

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Guarantors giving specific consideration in this transaction for such agreement to pay the optional redemption price or the principal amount of the Notes plus the Make Whole Premium, as applicable; and (D) the Parent Guarantor, the Issuer and the Subsidiary Guarantors shall be estopped hereafter from claiming differently than as agreed to in this paragraph. Each of the Parent Guarantor, the Issuer and the Subsidiary Guarantors expressly acknowledges that its agreement to pay the optional redemption price or the principal amount of the Notes plus the Make Whole Premium, as applicable to the Holders as herein described is a material inducement to the Holders to purchase the Notes.

Section 503.	Collection of Indebtedness and Suits for Enforcement by Trustee.

Subject to the Intercreditor Agreements, if an Event of Default occurs and is continuing, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid or enforce the performance of any provision of the Notes or the Indenture, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or any other obligor upon the Notes (and collect in the manner provided by law out of the property of the Issuer or any other obligor upon the Notes wherever situated the moneys adjudged or decreed to be payable).

Section 504.	Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the Issuer, the Guarantors or any other obligor upon the Notes, or the property or creditors of the Issuer or the Guarantors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions as may be necessary or advisable in order to have claims of the Holders, the Trustee and the Collateral Agent allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator, examiner or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee and the Collateral Agent any amount due them for the compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent, and their agents and counsel, and any other amounts due the Trustee and Collateral Agent under Sections 607 and 1508.

No provision of the Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

Section 505.	Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under the Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in

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any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 506.	Application of Money Collected.

Any money or property collected by the Trustee pursuant to this Article, including upon realization of the Collateral, but subject to the Intercreditor Agreements, shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal or any premium or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee and the Collateral Agent under Sections 607 and 1508;

SECOND: To the payment of the amounts then due and unpaid for principal of and any premium and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and any premium and interest, respectively; and

THIRD: The remainder, if any, shall be paid to the Guarantors or the Issuer, as applicable, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

Section 507.	Limitation on Suits.

A Holder of Notes may not institute any proceeding, judicial or otherwise, with respect to the Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1)      the Holder gives to the Trustee written notice of a continuing Event of Default;

(2)      the Holder or Holders of at least 25.0% in aggregate principal amount of the Outstanding Notes make a written request to the Trustee to pursue the remedy;

(3)      such Holder or Holders offer, and if requested, provide, the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4)      the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5)      during such 60-day period, the Holders of a majority in aggregate principal amount of the Outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

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A Holder may not use the Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such use by a Holder prejudices the rights of any other Holders or obtains a preference or priority over such other Holders).

Section 508.	Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in the Indenture, the Holder of any Notes shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 307) interest on such Notes on the Stated Maturity expressed in such Notes (or, in the case of acceleration, redemption or offer by the Issuer to purchase the Notes pursuant to the terms of the Indenture, on the date of acceleration, Redemption Date or purchase date, as applicable), and to bring suit for the enforcement of any such payment, which right shall not be impaired without the consent of such Holder.

Section 509.	Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under the Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 510.	Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise, subject to the terms of the Intercreditor Agreements. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 511.	Delay or Omission Not Waiver.

No delay or omission of the Trustee, the Collateral Agent or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee, the Collateral Agent or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, the Collateral Agent or by the Holders, as the case may be.

Section 512.	Control by Holders.
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Subject to Section 603(5), the Holders of a majority in aggregate principal amount of the then Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or the Collateral Agent, or exercising any trust or power conferred on the Trustee or the Collateral Agent, provided that

(a)      the Trustee and the Collateral Agent may refuse to follow any direction that conflicts with any rule of law or with the Indenture, that may involve the Trustee or the Collateral Agent in personal liability, or that the Trustee or the Collateral Agent determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction (it being understood that the Trustee and the Collateral Agent have no duty to determine whether any such direction is prejudicial to any Holder), and

(b)      the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with any such direction received from such Holders of Notes.

Section 513.	Waiver of Existing Defaults.

The Holders of a majority in aggregate principal amount of the Outstanding Notes may, on behalf of the Holders of all the Notes, waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default

(a)      in the payment of the principal of or any premium or interest on the Notes (including any Note which is required to have been purchased by the Issuer pursuant to an offer to purchase by the Issuer made pursuant to the terms of the Indenture), or

(b)      in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

Upon any such waiver with respect to an existing default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 514.	Undertaking for Costs.

In any suit for the enforcement of any right or remedy under the Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, having due regard to the merits and good faith of the claims or defenses made by the party litigant; provided that this Section shall not be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Issuer.

Section 515.	Waiver of Usury, Stay or Extension Laws.

Each of the Issuer and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time

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hereafter in force, which may affect the covenants or the performance of the Indenture; and each of the Issuer and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 516.	Subject to Intercreditor Agreements.

Notwithstanding anything herein to the contrary, it is hereby understood and agreed that (i) the Liens and security interests granted to the Collateral Agent for the benefit of the Holder Group pursuant to the Notes Documents and (ii) the exercise of any right or remedy by the Trustee or the Collateral Agent under the Notes Documents or the application of proceeds (including insurance and condemnation proceeds) of any Collateral, in each case, are subject to the limitations and provisions of the Intercreditor Agreements to the extent provided therein.

Article Six
THE TRUSTEE

Section 601.	Certain Duties and Responsibilities.

The duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture or the other Notes Documents against the Trustee; and in the absence of gross negligence or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

Notwithstanding the foregoing, no implied covenants shall be read into the Indenture against the Trustee, and no provision of the Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law. The Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 512. The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct as determined by a final order of a court of competent jurisdiction, except that the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts. Whether or not therein expressly so provided, every provision of the Indenture relating to the

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conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 602.	Notice of Defaults.

If a default occurs hereunder and is continuing which is actually known to a Responsible Officer of the Trustee, the Trustee shall give the Holders of the Notes notice of such default within 90 days after it becomes known to such Responsible Officer; provided, however, that in the case of any default of the character specified in Section 501(4) or 501(5), no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any Event of Default and any event which is, or after notice or lapse of time or both would become, an Event of Default. Except in the case of a default or Event of Default in payment of principal of, premium on, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

The Trustee shall not be deemed to have notice of any default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee from the Issuer or a Holder at the Corporate Trust Office of the Trustee, and such notice references such Notes and the Indenture.

Section 603.	Certain Rights of Trustee.

Subject to the provisions of Section 601:

(1)      the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2)      any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

(3)      whenever in the administration of the Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on its part, rely upon an Officers’ Certificate;

(4)      the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5)      before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action

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it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel;

(6)      the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders pursuant to the Indenture, unless such Holders shall have offered, and if requested, provided to the Trustee security or indemnity satisfactory to the Trustee against the fees, costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(7)      the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney;

(8)      the Trustee shall not be responsible for genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien, or for monitoring the value of the Collateral that is released from the Lien hereunder;

(9)      the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(10)     the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes authorized or within its rights;

(11)     the Trustee shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustee (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, epidemics, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility);

(12)     the Trustee shall be entitled to conclusively rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. The Trustee may act in conclusive reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give receipt or advice to make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so;

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(13)     in no event shall the Trustee be responsible or liable for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether such Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(14)     the permissive rights of the Trustee herein and in the other Notes Documents shall not be construed as a duty.

Section 604.	Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of the Indenture, the Notes or the other Notes Documents. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Issuer of Notes or the proceeds thereof.

Section 605.	May Hold Notes.

The Trustee, any Authenticating Agent, any Paying Agent, any Registrar, the Collateral Agent or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 608 and 613, may otherwise deal with the Issuer with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Registrar, Collateral Agent or such other agent.

Section 606.	Money Held in Trust.

Money and U.S. Government Obligations held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer.

Section 607.	Compensation and Reimbursement.

The Issuer agrees:

(a)      to pay to the Trustee from time to time compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b)      except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of the Indenture (including the compensation and the expenses and disbursements of its agents and counsel) and the Notes Documents, except any such expense, disbursement or advance as may be attributable to its gross negligence or willful misconduct as determined by a final order of a court of competent jurisdiction; and

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(c)      to indemnify, jointly and severally with the Guarantors, the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on the Trustee’s part as determined by a final order of a court of competent jurisdiction, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder and the other Notes Documents (including enforcing this Section 607), including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder and under the other Notes Documents.

The obligations of the Issuer under this Section 607 shall survive the satisfaction and discharge of the Indenture and the resignation or removal of the Trustee.

To secure the Issuer’s payment obligations in this Section 607, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of the Indenture.

When the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in paragraph (7) or (8) of Section 501 of the Indenture, such expenses and the compensation for such services are intended to constitute expenses of administration under any Insolvency or Liquidation Proceeding. For the purposes of this paragraph, “Insolvency or Liquidation Proceeding” means, with respect to any Person, (a) an insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization, examinership or similar case or proceeding in connection therewith, relative to such Person or its creditors, as such, or its assets, or (b) any liquidation, dissolution or other winding-up proceeding of such Person, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of such Person.

Section 608.	Reserved.
Section 609.	Corporate Trustee Required; Eligibility.

There shall at all times be one (and only one) Trustee hereunder. Each Trustee shall be a Person that has a combined capital and surplus of at least $50.0 million. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 610.	Resignation and Removal; Appointment of Successor.

No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

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The Trustee may resign at any time by giving written notice thereof to the Issuer. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

The Trustee may be removed at any time by Act of the Holders of a majority in aggregate principal amount of the Outstanding Notes (voting as a single class), delivered to the Trustee and to the Issuer.

If at any time:

(1)      the Trustee shall fail to comply with Section 608 after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Note for at least six months;

(2)      the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Issuer or by any such Holder; or

(3)      the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Issuer by a resolution duly passed by its Board of Directors may remove the Trustee, or (B) subject to Section 514, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Notes, the Issuer, by a resolution duly passed by its Board of Directors, shall promptly appoint a successor Trustee and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Notes shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Notes (voting as a single class) delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or the Holders and accepted appointment in the manner required by Section 611, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders of Notes in the manner provided in

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Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 611.	Acceptance of Appointment by Successor.

In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 612.	Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 613.	Reserved.
Section 614.	Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Notes so authenticated shall be entitled to the benefits of the Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in the Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf

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of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Issuer and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50.0 million and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuer and shall give notice of such appointment in the manner provided in Section 106 to all Holders of Notes with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

If an appointment is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Notes designated therein referred to in the within-mentioned Indenture.

Wilmington Trust, National Association, as Trustee

By:
As Authenticating Agent

By:
Authorized Officer

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Section 615.	Collateral Documents.

By their acceptance of the Notes, the Holders hereby authorize and direct the Trustee and Collateral Agent, as the case may be, to execute and deliver any Collateral Documents in which the Trustee or the Collateral Agent, as applicable, is named as a party, including any Collateral Documents executed after the Initial Issuance Date. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Collateral Agent are (a) expressly authorized to make the representations attributed to Holders in any such agreements and (b) not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under any Collateral Documents, the Trustee and the Collateral Agent each shall have all of the rights, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of the Collateral Documents).

Article Seven
HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND ISSUER

Section 701.	Issuer to Furnish Trustee Names and Addresses of Holders.

The Issuer will furnish or cause to be furnished to the Trustee:

(1)      semi-annually, not later than each Interest Payment Date in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Notes as of the preceding Regular Record Date, and

(2)      at such other times as the Trustee may request in writing, within 30 days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Registrar.

Section 702.	Preservation of Information; Communications to Holders.

The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

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Holders may communicate with other Holders with respect to their rights under this Indenture or the Notes.

To the extent permitted by applicable law, none of the Issuer, the Trustee, the Registrar or anyone else shall be held accountable by reason of the disclosure of any material pursuant to a request made hereunder, including information as to the names and addresses of the Holders in accordance with the provisions of this section, regardless of the source from which such information was derived.

Section 703.	Reports by the Issuer.

(a)      Whether or not required by the SEC, so long as any Notes are Outstanding, the Parent Guarantor will furnish to the Trustee and the Holders of Notes, or, to the extent permitted by the SEC, file electronically with the SEC through the SEC’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system) within the time periods specified in the SEC’s rules and regulations:

(1)      all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Parent Guarantor were required to file such reports; and

(2)      all current reports that would be required to be filed with the SEC on Form 8-K if the Parent Guarantor were required to file such reports.

(b)      If the Parent Guarantor has designated any of its Subsidiaries as Unrestricted Subsidiaries, and such Unrestricted Subsidiaries, individually or taken together, would constitute a Significant Subsidiary, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Parent Guarantor and its Restricted Subsidiaries excluding the Unrestricted Subsidiaries.

(c)      For so long as any Notes remain outstanding and constitute “restricted securities” under Rule 144, the Parent Guarantor will furnish to the holders of the Notes, and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d)      Delivery of reports, information and documents to the Trustee under this Section 703 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, as to which the Trustee is entitled to conclusively rely on an Officers’ Certificate of the Issuer.

Article Eight
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 801.	Issuer and Guarantors May Consolidate, Etc., Only on Certain Terms.
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Neither the Issuer nor any Guarantor shall consolidate or amalgamate with, or merge into, any other Person, or convey, transfer or lease its properties and assets as, or substantially as, an entirety to any Person unless:

(1)      the Person formed by such consolidation or amalgamation or into which the Issuer or such Guarantor, as the case may be, is merged or the Person which acquires by conveyance or transfer, or which leases the properties and assets of the Issuer or such Guarantor, as the case may be, as, or substantially as, an entirety shall be a corporation or, solely in the case of any Guarantor, any other entity (the “Successor Person”) and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, (a) in the case of a Successor Person to the Issuer, the due and punctual payment of the principal of and any premium and interest on all the Notes and the performance or observance of every covenant of the Indenture and the Collateral Documents then in effect on the part of the Issuer to be performed or observed or (b) in the case of a Successor Person to such Guarantor, all of the obligations of such Guarantor under the Guarantee of such Guarantor and the performance or observance of every covenant of the Indenture and the Collateral Documents then in effect on the part of such Guarantor to be performed or observed;

(2)      immediately after giving effect to such transaction, no Event of Default and no Default shall have occurred and be continuing;

(3)      the Issuer or such Guarantor, as the case may be, shall have delivered any applicable documents, instruments and agreements required by Section 1017(b) to have been delivered by such date, subject to the Applicable Collateral Limitations; and

(4)      the Issuer or such Guarantor, as the case may be, shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (provided that, in the case of any such transaction involving only two or more Guarantors, such opinion may be provided by an employee of the Issuer, a Guarantor or a Restricted Subsidiary, need not be provided by an attorney admitted to practice in New York and may assume that the applicable law (including New York law) in respect of such opinion is identical to Texas law (or the law of any other jurisdiction in which such employee is admitted to practice law)), each stating that such consolidation, amalgamation, merger, conveyance, sale, transfer or lease and such supplemental indenture, if any, comply with this covenant and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

However, clause (1) of this Section 801 shall not apply in circumstances under which Section 1404 provides for the release of the Guarantee of such Guarantor or in connection with the consolidation, amalgamation, merger of any Note Party with, or any conveyance transfer or lease by a Note Party of its properties and assets as, or substantially as, an entirety, to any other Note Party.

Section 802.	Successor Substituted.
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Upon any consolidation or amalgamation of the Issuer or a Guarantor, as the case may be, with or merger of the Issuer or a Guarantor, as the case may be, into, any other Person or any conveyance, transfer or lease of the properties and assets of the Issuer or a Guarantor, as the case may be, as, or substantially as, an entirety in accordance with Section 801, the Successor Person will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor under the Indenture with the same effect as if such Successor Person had been named therein as the Issuer or such Guarantor, as the case may be, and thereafter, except in the case of a lease, the Issuer or such Guarantor, as the case may be, will be released from all obligations and covenants under the Indenture, the Notes and the Guarantees, as the case may be, and may liquidated and dissolve.

Article Nine
SUPPLEMENTAL INDENTURES

Section 901.	Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Issuer, the Parent Guarantor, Weatherford Delaware, the Trustee and the Collateral Agent, as applicable, at any time and from time to time, may enter into one or more indentures supplemental hereto or amendments or supplements to any Collateral Documents in order to amend or supplement the Indenture, the Collateral Documents, the Guarantees or the Notes for any of the following purposes:

(1)      to cure any ambiguity, defect or inconsistency;

(2)      to provide for uncertificated Notes in addition to or in place of certificated Notes (provided, that, any such Note will be in registered form for U.S. federal income tax purposes);

(3)      to provide for the assumption of the Issuer’s or a Guarantor’s obligations to the Holders in the case of a consolidation, amalgamation, merger or other transaction in compliance with Article Eight;

(4)      to provide for issuance of Additional Notes in accordance with the limitations set forth in this Indenture and the Collateral Documents;

(5)      to add any Guarantor or to acknowledge the release of any Guarantor from any of its obligations under its Guarantee and the other provisions of the Indenture (to the extent in accordance with the Indenture);

(6)      to make any change that would provide any additional rights or benefits to the Holders or that does not materially adversely affect the rights of any Holder;

(7)      to reflect or enter into any First Lien Other Intercreditor Agreement or ABL Intercreditor Agreement;

(8)      to secure the Notes or any Guarantees or any other obligation under the Indenture or to add additional assets as Collateral;

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(9)      to release Collateral from Liens pursuant to this Indenture, the Collateral Documents and the Intercreditor Agreements when permitted or required by this Indenture, the Collateral Documents or the Intercreditor Agreements;

(10)     to evidence and provide for the acceptance of appointment by a successor trustee; or

(11)     to conform the text of this Indenture, the Guarantees, the Notes, the Collateral Documents or the Intercreditor Agreements to any provision of the “Description of Notes” in the offering memorandum to the extent that such provision in this Indenture, the Guarantees, the Notes, the Collateral Documents or the Intercreditor Agreements was intended by the Issuer to be a verbatim recitation of a provision in the “Description of Notes,” in the offering memorandum as stated in an Officer’s Certificate.

The Trustee is hereby authorized to join with the Issuer and the Guarantors in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder.

Any supplemental indenture or amendment to the Collateral Documents authorized by the provisions of this Section 901 may be executed by the Issuer, the Guarantors, the Trustee and, if applicable, the Collateral Agent without the consent of the Holders, notwithstanding any of the provisions of Section 902.

Section 902.	Supplemental Indentures With Consent of Holders.

With the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes (including, without limitation, Additional Notes, if any) affected thereby, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes, the Issuer, the Parent Guarantor, Weatherford Delaware, the Trustee and the Collateral Agent may amend or supplement the Indenture, the Collateral Documents, the Notes or any Guarantees or, subject to Section 513, waive any existing Default or Event of Default or compliance with any provision of the Indenture, the Collateral Documents, the Notes or any Guarantees (which may include consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).

However, without the consent of each Holder affected thereby, no such amendment, supplement or waiver may (with respect to any Note held by a non-consenting Holder):

(1)      reduce, or change the maturity of, the principal of any Note;

(2)      reduce the rate of or extend the time for payment of interest on any Note;

(3)      reduce any premium payable upon redemption of the Notes or change the date on which any Notes are subject to redemption (other than the notice provisions) or waive any payment with respect to the redemption of the Notes; provided, however, that solely for the avoidance of doubt, and without any other implication, any purchase or

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repurchase of Notes (including pursuant to Section 1007) shall not be deemed a redemption of the Notes;

(4)      make any Note payable in money or currency other than that stated in the Notes;

(5)      modify or change any provision of the Indenture or the related definitions to affect the ranking as to right of payment of the Notes or any Guarantee in a manner that adversely affects the Holders;

(6)      reduce the percentage of Holders necessary to consent to an amendment, supplement or waiver to the Indenture, the Guarantees or the Notes;

(7)      waive a default in the payment of principal of, or premium, if any, or interest on, any Notes (except a rescission of acceleration of the Notes by the Holders thereof as provided in the Indenture and a waiver of the payment default that resulted from such acceleration);

(8)      impair the rights of Holders to receive payments of principal of or interest or premium, if any, on the Notes on or after the due date therefor or to institute suit for the enforcement of any payment on the Notes;

(9)      release any Guarantor from any of its obligations under its Guarantee or the Indenture, except as permitted by the Indenture; or

(10)     make any change in these amendment, supplement and waiver provisions.

In addition, the consent of Holders representing at least 66 2⁄3% of outstanding principal amount of the Notes will be required to release the Liens for the benefit of the Holders on all or substantially all of the Collateral, other than in accordance with the Notes Documents.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture or waiver, but it shall be sufficient if such Act shall approve the substance thereof.

After an amendment or supplement under this Section 902 becomes effective, the Issuer shall send to the Holders a notice briefly describing such amendment or supplement. However, the failure to give such notice to all such Holders, or any defect in the notice, will not impair or affect the validity of the amendment or supplement.

Section 903.	Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture or amendment or supplement to any Collateral Document permitted by this Article or the modifications thereby of the trusts created by the Indenture, the Trustee and the Collateral Agent shall be entitled to receive, and shall be fully protected in relying upon, an Officers’ Certificate and Opinion of Counsel stating that the execution of such supplemental indenture or supplement or amendment is authorized or permitted by the Indenture and the other Notes Documents;

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provided that no Opinion of Counsel under this Section shall be required in connection with the execution and delivery on the Initial Issuance Date of the supplemental indentures to add the Brazilian Guarantors and Argentine Guarantors. The Trustee and the Collateral Agent may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s or the Collateral Agent’s own rights, duties or immunities under the Indenture, the other Notes Documents or otherwise.

Section 904.	Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, the Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of the Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 905.	Reserved.
Section 906.	Reference in Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may bear a notation as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and such new Notes may be authenticated and delivered by the Trustee in exchange for Outstanding Notes. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Article Ten
COVENANTS

Section 1001.	Payment of Principal, Premium and Interest.

The Issuer covenants and agrees for the benefit of the Holders of the Notes that it will duly and punctually pay the principal of and any premium and interest on the Notes in accordance with the terms of the Notes and the Indenture. Principal, premium, if any, and interest will be considered paid on the date due if a Paying Agent, if other than the Issuer or a Subsidiary thereof, holds as of 11:00 a.m., New York City time, on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

The Issuer will pay interest (including post-petition interest in any proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or similar law) on overdue principal and premium, if any, at the interest rate specified in the Notes to the extent lawful; and it will pay interest (including post-petition interest in any proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or similar law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 1002.	Maintenance of Office or Agency.
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The Issuer will maintain, in the contiguous United States of America and in any other Place of Payment, an office or agency where Notes may be presented or surrendered for payment, and it will maintain an office or agency in the contiguous United States of America where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Notes and the Indenture may be served. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands; provided that no office of the Trustee shall be an office or agency of the Issuer for the purposes of service of legal process on the Issuer or any Guarantor, such office or agency shall be the Process Agent appointed under Section 112. The Issuer hereby irrevocably designates as a Place of Payment for the Notes the Corporate Trust Office.

The Issuer or any Subsidiary may act as Registrar or Paying Agent. The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations, in each case without notice to the Holders; provided, however, that the Issuer will maintain a Paying Agent and Registrar in the contiguous United States of America so long as any Notes are Outstanding. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 1003.	Money for Notes Payments to Be Held in Trust.

If the Issuer or any Subsidiary shall at any time act as its own Paying Agent, it will, before 11:00 a.m., New York City time, on each due date of the principal of or any premium or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Issuer shall have one or more Paying Agents for the Notes, it will, prior to 11:00 a.m., New York City time, on each due date of the principal of or any premium or interest on the Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held in trust for the benefit of the Holders, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of its action or failure so to act.

The Issuer will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (1) hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Notes and (2) during the continuance of any default by the Issuer or any other obligor upon the Notes in the making of any payment in respect of the Notes, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Notes.

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The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of the Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer or a Subsidiary, in trust for the payment of the principal of or any premium or interest on the Notes and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Issuer on Issuer Request, or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Notes shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that, if there are then Outstanding any Notes not in global form, the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City and State of New York notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 1004.	Annual Compliance Certificate; Statement by Officers as to Default.

(a)      The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer ending after the Initial Issuance Date an Officers’ Certificate signed by the principal executive officer, the principal accounting officer or the principal financial officer of the Issuer, stating that a review of the activities of the Parent Guarantor and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether each of the Issuer and the Guarantors has performed its obligations under the Indenture, and further stating whether or not the signers know of any Default or Event of Default that occurred during such period. If they do, the certificate shall describe such Default or Event of Default, its status and what action the Issuer is taking or proposes to take with respect thereto.

(b)      The Issuer shall, so long as any Note is Outstanding, deliver to the Trustee within 30 days after the occurrence of a Default, written notice (which need not be an Officers’ Certificate) specifying such Default, and what action the Issuer is taking or proposes to take with respect thereto.

Section 1005.	Existence.

Subject to Article Eight, the Issuer and each Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Issuer and, if applicable, the Guarantors shall not be required to preserve any such right or franchise if the Board of Directors shall

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determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer or such Guarantor, as the case may be.

Section 1006.	Limitation on Designation of Unrestricted Subsidiaries.

The Board of Directors of the Parent Guarantor may designate any Subsidiary (including any newly formed or newly acquired Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) of the Parent Guarantor as an “Unrestricted Subsidiary” under the Indenture (a “Designation”) only if:

(1)      no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

(2)      the Parent Guarantor would be permitted to make, at the time of such Designation, (a) a Permitted Investment or (b) an Investment pursuant to Section 1009, in either case, in an amount (the “Designation Amount”) equal to the Fair Market Value of the Parent Guarantor’s proportionate interest in such Subsidiary on such date.

No Subsidiary shall be Designated as an “Unrestricted Subsidiary” unless:

(1)      all of the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of Designation, consist of Non-Recourse Debt, except for any guarantee given solely to support the pledge by the Parent Guarantor or any Restricted Subsidiary of the Equity Interests of such Unrestricted Subsidiary, which guarantee is not recourse to the Parent Guarantor or any Restricted Subsidiary, and except for any guarantee of Indebtedness of such Subsidiary by the Parent Guarantor or a Restricted Subsidiary that is permitted as both an incurrence of Indebtedness and an Investment (in each case in an amount equal to the amount of such Indebtedness so guaranteed) permitted by Section 1008;

(2)      on the date such Subsidiary is Designated an Unrestricted Subsidiary, such Subsidiary is not party to any agreement, contract, arrangement or understanding (other than a guarantee permitted under clause (1) above) with the Parent Guarantor or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding are not materially less favorable to the Parent Guarantor or the Restricted Subsidiary than those that could reasonably be expected to have been obtained at the time from Persons who are not Affiliates of the Parent Guarantor; and

(3)      such Subsidiary is a Person with respect to which neither the Parent Guarantor nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests of such Person or (b) to maintain or preserve the Person’s financial condition or to cause the Person to achieve any specified levels of operating results (in each case other than a guarantee permitted under clause (1) above) (it being understood that any contractual arrangements between the Parent Guarantor or any of its Restricted Subsidiaries and such Subsidiary pursuant to which such Subsidiary sells products or provides services to the Parent Guarantor or such Restricted Subsidiary in the ordinary course of business are not included in this clause (3)).

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Any such Designation by the Board of Directors of the Parent Guarantor shall be evidenced to the Trustee by filing with the Trustee a Board Resolution of the Parent Guarantor giving effect to such Designation and an Officers’ Certificate certifying that such Designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary at such time and, if the Indebtedness is not permitted to be incurred under Section 1008 or the Lien is not permitted under Section 1010, the Parent Guarantor shall be in default of the applicable covenant.

The Board of Directors of the Parent Guarantor may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a “Redesignation”) only if:

(1)      no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

(2)      all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of the Indenture.

Any such Redesignation shall be evidenced to the Trustee by filing with the Trustee a Board Resolution of the Parent Guarantor giving effect to such designation and an Officers’ Certificate certifying that such Redesignation complies with the foregoing conditions.

Section 1007.	Purchase of Notes Upon a Change of Control.

Upon the occurrence of a Change of Control, unless the Issuer has previously or concurrently exercised its right to redeem all of the Notes under Section 1103, each Holder of Notes will have the right, except as provided below, to require that the Issuer purchase all or any part (equal to a minimum of $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes for a cash price equal to 101.0% of the aggregate principal amount of the Notes to be purchased, plus accrued and unpaid interest, if any, thereon to the date of purchase (the “Change of Control Payment”).

Not later than 30 days following any Change of Control, the Issuer will deliver, or cause to be delivered, to the Holders, with a copy to the Trustee, a notice:

(1)      describing the transaction or transactions that constitute the Change of Control;

(2)      offering to purchase, pursuant to the procedures required hereby and described in the notice (a “Change of Control Offer”), on a date specified in the notice, which shall be a Business Day not earlier than 30 days, nor later than 60 days, from the date the notice is delivered (the “Change of Control Payment Date”), and for the Change of Control Payment, all Notes that are properly tendered by such Holder pursuant to such Change of Control Offer prior to 5:00 p.m., New York City time, on the second Business Day preceding the Change of Control Payment Date; and

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(3)      describing the procedures, as determined by the Issuer, consistent with the Indenture, that Holders must follow to accept the Change of Control Offer.

On or before the Change of Control Payment Date, the Issuer will, to the extent lawful, deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of the Notes or portions of Notes properly tendered.

On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1)      accept for payment all Notes or portions of Notes (of a minimum of $2,000 or integral multiples of $1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer; and

(2)      deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

The applicable Paying Agent will promptly deliver to each Holder who has so tendered Notes the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes so tendered, if any; provided that each such new Note will be in a minimum principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

If the Change of Control Payment Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, will be paid on the relevant Interest Payment Date to the Person in whose name a Note is registered at the close of business on such record date.

A Change of Control Offer will be required to remain open for at least 20 Business Days or for such longer period as is required by law. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the date of purchase.

The Issuer will not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer or (ii) the Issuer has given notice of the redemption of all of the Notes then Outstanding under Section 1103, unless and until there is a default in the payment of the applicable Redemption Price.

If Holders of not less than 90.0% in aggregate principal amount of the Outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer to redeem all Notes that remain Outstanding following such purchase at a Redemption Price in cash equal to the

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applicable Change of Control Payment, plus, to the extent not included in the Change of Control Payment price, accrued and unpaid interest, if any, to the date of redemption.

The Issuer will comply with all applicable securities legislation in the United States, including, without limitation the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with this Section 1007, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 1007 by virtue of such compliance.

Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

Section 1008.	Limitation on Additional Indebtedness.

The Parent Guarantor will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness); provided that the Parent Guarantor or any Restricted Subsidiary may incur additional Indebtedness (including Acquired Indebtedness), in each case, if, after giving effect thereto on a pro forma basis (including giving pro forma effect to the application of the proceeds thereof), the Parent Guarantor’s Consolidated Interest Coverage Ratio would be at least 2.00 to 1.00 (the “Coverage Ratio Exception”); provided, further, that Indebtedness of Restricted Subsidiaries that are not Note Parties incurred pursuant to the Coverage Ratio Exception, together with Indebtedness of Restricted Subsidiaries that are not Note Parties incurred pursuant to clauses (13) and (16) of the following paragraph, shall not exceed at any time outstanding the greater of (a) $100 million and (b) 1.00% of the Parent Guarantor’s Consolidated Tangible Assets determined at the time of incurrence.

Notwithstanding the above, each of the following incurrences of Indebtedness shall be permitted (the “Permitted Indebtedness”):

(1)      Indebtedness of the Issuer or any Guarantor under (a) one or more Credit Facilities providing solely for the issuance of letters of credit, bank guaranties, bankers’ acceptances and similar instruments, in an aggregate face amount at any time outstanding not to exceed $350.0 million; provided that such Credit Facilities shall be provided by commercial banks that issue letters of credit, bank guaranties, bankers’ acceptances and similar instruments in the ordinary course of such commercial bank’s business and (b) a single Credit Facility (which Credit Facility must constitute an ABL Facility or a revolving credit facility) in an aggregate principal amount at any time outstanding, including the issuance and creation of letters of credit, bank guaranties, bankers’ acceptances and similar instruments thereunder (with letters of credit, bank guaranties, bankers’ acceptances and similar instruments being deemed to have a principal amount equal to the face amount thereof), not to exceed $400.0 million; provided that such Credit Facility shall be provided by commercial banks that provide financings of the type

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described in the definition of ABL Facility in the ordinary course of such commercial bank’s business;

(2)      Indebtedness under (a) the Notes issued on the Initial Issuance Date and (b) the Guarantees of such Notes;

(3)      Indebtedness of the Parent Guarantor and its Restricted Subsidiaries to the extent outstanding on the Initial Issuance Date (other than Indebtedness referred to in clauses (1), (2) and (6) of this paragraph), including the Unsecured Notes outstanding on the Initial Issuance Date and the guarantees thereof;

(4)      (a) guarantees by the Issuer or any Guarantor of Indebtedness permitted to be incurred in accordance with the provisions of the Indenture; provided that in the event such Indebtedness that is being guaranteed is Subordinated Indebtedness, then the related guarantee shall be subordinated in right of payment to the Notes or the Guarantees, as the case may be, and (b) guarantees of Indebtedness incurred by Restricted Subsidiaries that are not Guarantors;

(5)      Indebtedness under Hedging Obligations entered into for bona fide hedging purposes of the Parent Guarantor or any Restricted Subsidiary and not for the purpose of speculation;

(6)      Indebtedness of the Parent Guarantor owed to and held by a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to and held by the Parent Guarantor or any other Restricted Subsidiary; provided, however, that (i) any subsequent issuance or transfer of Equity Interests or any other event which results in any such Indebtedness being held by a Person other than the Parent Guarantor or any other Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person other than the Parent Guarantor or any other Restricted Subsidiary shall be deemed, in each case of this proviso, to constitute an incurrence of such Indebtedness not permitted by this clause (6);

(7)      Indebtedness of the Parent Guarantor or any Restricted Subsidiary in respect of workers’ compensation claims, bank guarantees, warehouse receipt or similar facilities, property, casualty or liability insurance, take-or-pay obligations in supply arrangements, self-insurance obligations or completion, performance, bid performance, appeal, customs, advance payment or surety bonds or similar instruments in the ordinary course of business, including guarantees or obligations with respect to letters of credit supporting such workers’ compensation claims, bank guarantees, warehouse receipt or similar facilities, property, casualty or liability insurance, and letters of credit supporting performance or other obligations of the Parent Guarantor or any Restricted Subsidiary, take-or-pay obligations in supply arrangements, self-insurance obligations or completion, performance, bid performance, appeal, customs, advance payment or surety bonds or similar instruments;

(8)      Purchase Money Indebtedness incurred by the Parent Guarantor or any Restricted Subsidiary after the Initial Issuance Date in an aggregate principal amount,

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taken together with Refinancing Indebtedness in respect thereof, not to exceed at any time outstanding the greater of (a) $250 million and (b) 2.50% of the Parent Guarantor’s Consolidated Tangible Assets determined at the time of incurrence;

(9)      Indebtedness of the Parent Guarantor or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(10)     Indebtedness of the Parent Guarantor or any Restricted Subsidiary arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(11)     Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the Coverage Ratio Exception or with respect to Indebtedness incurred pursuant to clause (2), (3) or (8) above, this clause (11), or clause (13), (16), (17) or (18) below;

(12)     indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets of the Parent Guarantor or any Restricted Subsidiary or Equity Interests of a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing or in contemplation of any such acquisition;

(13)     additional Indebtedness of the Parent Guarantor or any Restricted Subsidiary in an aggregate principal amount which, when taken together with the principal amount of all other Indebtedness incurred pursuant to this clause (13) and any Refinancing Indebtedness thereof and then outstanding, will not exceed the greater of (a) $500 million and (b) 5.00% of the Parent Guarantor’s Consolidated Tangible Assets determined at the time of incurrence; provided, further, that Indebtedness of Restricted Subsidiaries that are not Note Parties incurred pursuant to this clause (13), together with Indebtedness of Restricted Subsidiaries that are not Note Parties incurred pursuant to the Coverage Ratio Exception and clause (16) below, shall not exceed at any time outstanding the greater of (a) $100.0 million and (b) 1.00% of the Parent Guarantor’s Consolidated Tangible Assets determined at the time of incurrence;

(14)     Indebtedness in respect of Specified Cash Management Agreements entered into in the ordinary course of business;

(15)     Indebtedness incurred in connection with a Permitted Factoring Transaction that is not recourse to the Parent Guarantor or any Restricted Subsidiary (except for Standard Securitization Undertakings);

(16)     Indebtedness of Persons incurred and outstanding on the date on which such Person was acquired by the Parent Guarantor or any Restricted Subsidiary, or merged or consolidated with or into the Parent Guarantor or any Restricted Subsidiary (other than Indebtedness incurred in connection with, or in contemplation of, such acquisition, merger or consolidation); provided, however, that at the time such Person or its assets are acquired by the Parent Guarantor or a Restricted Subsidiary, or merged or

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consolidated with the Parent Guarantor or a Restricted Subsidiary and after giving pro forma effect to the incurrence of such Indebtedness pursuant to this clause (16) and any other related Indebtedness, either (i) the Parent Guarantor would have been able to incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or (ii) the Consolidated Interest Coverage Ratio of the Parent Guarantor and its Restricted Subsidiaries would be greater than or equal to such Consolidated Interest Coverage Ratio immediately prior to such acquisition, merger or consolidation; provided, further, that Indebtedness of Restricted Subsidiaries that are not Note Parties incurred pursuant to this clause (16), together with Indebtedness of Restricted Subsidiaries that are not Note Parties incurred pursuant to the Coverage Ratio Exception and clause (13) above, shall not exceed at any time outstanding the greater of (a) $100.0 million and (b) 1.00% of the Parent Guarantor’s Consolidated Tangible Assets determined at the time of incurrence;

(17)     (a) Indebtedness incurred under the Additional Notes as described under Section 314, in an aggregate principal amount not to exceed $100.0 million at any one time outstanding (which shall be fungible for tax purposes with the Initial Notes) and (b) the Guarantees of such Notes; and

(18)     Indebtedness incurred under any letters of credit, bank guaranties, bankers’ acceptances and similar instruments issued in the ordinary course of business.

For purposes of determining compliance with this Section 1008, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (2) through (18) above or is entitled to be incurred pursuant to the Coverage Ratio Exception, the Parent Guarantor shall, in its sole discretion, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness and may later reclassify any item of Indebtedness described in the Coverage Ratio Exception or clauses (2) through (18) above (provided that at the time of reclassification it meets the criteria in such category or categories). In addition, for purposes of determining any particular amount of Indebtedness under this covenant, (i) guarantees, Liens or obligations with respect to letters of credit, bank guaranties, bankers’ acceptances and similar instruments supporting Indebtedness otherwise included in the determination of such particular amount shall not be included so long as incurred by a Person that could have incurred such Indebtedness and (ii) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

The accrual of interest, the accretion or amortization of original issue discount and the payment of interest on any Indebtedness, including in the form of additional Indebtedness with the same terms, will not be deemed to be an incurrence of Indebtedness of this Section 1008; provided, in each such case, that the amount thereof is included in Consolidated Interest Expense of the Parent Guarantor as accrued.

For the purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the U.S. dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the earlier of the date that such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit

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Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under this Section 1008, the Issuer shall be in Default of this covenant).

Section 1009.	Limitation on Restricted Payments.

The Parent Guarantor will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:

(1)      a Default shall have occurred and be continuing or shall occur as a consequence thereof;

(2)      the Parent Guarantor is not able to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

(3)      the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Initial Issuance Date (other than Restricted Payments made pursuant to clauses (2) through (11) of the next paragraph), exceeds the sum (the “Restricted Payments Basket”) of (without duplication):

(a)      50.0% of Consolidated Net Income of the Parent Guarantor and the Restricted Subsidiaries for the period (taken as one accounting period) commencing on October 1, 2021 to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100.0% of such deficit), plus

(b)      100.0% of (A) (i) the aggregate net cash proceeds and (ii) the Fair Market Value of (x) marketable securities (other than marketable securities of the Parent Guarantor), (y) Equity Interests of a Person (other than the Parent Guarantor or a Subsidiary of the Parent Guarantor) engaged in a Permitted Business and (z) other assets used in any Permitted Business, received by the Parent Guarantor or its Restricted Subsidiaries after the Initial Issuance Date, in each case as a contribution to the Parent Guarantor’s or its Restricted Subsidiaries’ common equity capital or from the issue or sale of Qualified Equity Interests of the Parent Guarantor or from the issue or sale of convertible or

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exchangeable Disqualified Equity Interests of the Parent Guarantor or convertible or exchangeable debt securities of the Parent Guarantor that have been converted into or exchanged for such Qualified Equity Interests (other than Equity Interests or debt securities sold to a Subsidiary of the Parent Guarantor), and (B) the aggregate net cash proceeds, if any, received by the Parent Guarantor or any of its Restricted Subsidiaries upon any conversion or exchange described in clause (A) above, plus

(c)      in the case of the disposition or repayment of or return on any Investment that was treated as a Restricted Payment after the Initial Issuance Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to 100.0% of the aggregate amount received by the Parent Guarantor or any Restricted Subsidiary in cash or other property (valued at the Fair Market Value thereof) as the return of capital with respect to such Investment, plus

(d)      upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (i) the Fair Market Value of the Parent Guarantor’s proportionate interest in such Subsidiary immediately following such Redesignation, and (ii) the aggregate amount of the Parent Guarantor’s Investments in such Subsidiary to the extent such Investments reduced the Restricted Payments Basket and were not previously repaid or otherwise reduced.

Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph will not prohibit:

(1)      the payment of any dividend or redemption payment or the making of any distribution within 60 days after the date of declaration thereof if, on the date of declaration, the dividend, redemption or distribution payment, as the case may be, would have complied with the provisions of the Indenture;

(2)      any Restricted Payment made in exchange for, or out of the proceeds of, the substantially concurrent issuance and sale of Qualified Equity Interests;

(3)      the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Junior Financing in exchange for, or out of the proceeds of, the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under Section 1008 and the other terms of the Indenture;

(4)      the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Junior Financing at a purchase price not greater than 101.0% of the principal amount of such Junior Financing in the event of a Change of Control in accordance with provisions similar to Section 1007; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Issuer has made the Change of Control Offer as provided in

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Section 1007 and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer;

(5)      so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the redemption, repurchase or other acquisition or retirement for value of Equity Interests of the Parent Guarantor held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), either (x) upon any such individual’s death, disability, retirement, severance or termination of employment or service or (y) pursuant to any equity subscription agreement, stock option agreement, restricted stock agreement, restricted stock unit agreement, stockholders’ agreement or similar agreement; provided, in any case, that the aggregate cash consideration paid for all such redemptions, repurchases or other acquisitions or retirements shall not exceed (A) $25.0 million during any calendar year (with unused amounts in any calendar year being carried forward to the next succeeding calendar year) plus (B) the amount of any net cash proceeds received by or contributed to the Parent Guarantor from the issuance and sale after the Initial Issuance Date of Qualified Equity Interests to its officers, directors or employees that have not been applied to the payment of Restricted Payments pursuant to this clause (5), plus (C) the net cash proceeds of any “key-man” life insurance policies that have not been applied to the payment of Restricted Payments pursuant to this clause (5); and provided further that cancellation of Indebtedness owing to the Parent Guarantor from members of management of the Parent Guarantor or any Restricted Subsidiary in connection with a repurchase of Equity Interests of the Parent Guarantor will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(6)      (a) repurchases, redemptions or other acquisitions or retirements for value of Equity Interests of the Parent Guarantor or its Restricted Subsidiaries deemed to occur upon the exercise of stock options, warrants, rights to acquire Equity Interests of the Parent Guarantor or its Restricted Subsidiaries or other convertible securities to the extent such Equity Interests of the Parent Guarantor or its Restricted Subsidiaries represent a portion of the exercise or exchange price thereof and (b) any repurchase, redemptions or other acquisitions or retirements for value of Equity Interests of the Parent Guarantor or its Restricted Subsidiaries made in lieu of withholding taxes in connection with any exercise or exchange of stock options, warrants or similar rights;

(7)      dividends or distributions on Disqualified Equity Interests of the Parent Guarantor or on any Preferred Stock of any Restricted Subsidiary, in each case issued in compliance with Section 1008 to the extent such dividends or distributions are included in the definition of Consolidated Interest Expense;

(8)      the payment of cash in lieu of fractional Equity Interests;

(9)      payments or distributions to dissenting stockholders pursuant to applicable law in connection with a merger, consolidation or amalgamation that complies with the provisions of Section 801;

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(10)     purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Permitted Factoring Transaction and the payment or distribution of fees related thereto;

(11)     cash distributions by the Parent Guarantor to the holders of Equity Interests of the Parent Guarantor in accordance with a distribution reinvestment plan or dividend reinvestment plan to the extent such payments are applied to the purchase of Equity Interests directly from the Parent Guarantor;

(12)     payment of other Restricted Payments from time to time in an aggregate amount since the Initial Issuance Date not to exceed the sum of (i) the greater of (x) $500.0 million and (y) 5.00% of the Parent Guarantor’s Consolidated Tangible Assets determined at the time made plus (ii) to the extent that any Restricted Payment is made to effect a redemption of all or any portion of the Unsecured Notes (such redeemed Unsecured Notes, the “Redeemed Unsecured Notes”), the amount of accrued and unpaid interest on the Redeemed Unsecured Notes, any premium paid to the holders of the Redeemed Unsecured Notes and reasonable expenses incurred in connection with the redemption of the Redeemed Unsecured Notes; or

(13)     dividends, loans, advances or distributions to any Successor Parent or other payments by the Parent Guarantor or any of the Parent Guarantor’s Subsidiaries in amounts required for any Successor Parent to pay any Related Taxes;

provided, that no issuance and sale of Qualified Equity Interests used to make a payment pursuant to clauses (2) or (5)(B) above shall increase the Restricted Payments Basket to the extent of such payment.

For the purposes of determining compliance with any U.S. dollar-denominated restriction on Restricted Payments denominated in a foreign currency, the U.S. dollar-equivalent amount of such Restricted Payment shall be calculated based on the relevant currency exchange rate in effect on the date that such Restricted Payment was made. The amount of any Restricted Payment (other than cash) will be the Fair Market Value on the date of the Restricted Payment (or, in the case of a dividend, on the date of declaration) of the assets or securities proposed to be transferred or issued by the Parent Guarantor or a Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

Section 1010.	Limitation on Liens.

The Parent Guarantor will not, nor will it permit any Restricted Subsidiary to, create, assume, incur or suffer to exist any Lien upon any property, whether owned or leased on the Initial Issuance Date or thereafter acquired. This restriction shall not apply to:

(1)      Liens (i) existing on the Initial Issuance Date (other than Liens under clauses (1)(iii) and (1)(iv)), (ii) provided for under the terms of agreements existing on such date securing Indebtedness existing on such date (other than Liens under clauses (1)(iii) and (1)(iv)), (iii) under the terms of a Credit Facility (including the LC Credit Agreement, any ABL Facility or any other Credit Facility) securing Indebtedness incurred pursuant to clause (1) of the definition of Permitted Indebtedness; provided that

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(A) such Liens (other than Liens on a cash collateral account holding funds in an amount not to exceed $50,000,000 (and any interest thereon) to secure obligations under the LC Credit Agreement) shall be limited to the Collateral, (B) in the case of Liens securing Indebtedness incurred pursuant to clause (1)(a) of the definition of Permitted Indebtedness, such Liens (other than Liens on a cash collateral account holding funds in an amount not to exceed $50,000,000 (and any interest thereon) to secure obligations under the LC Credit Agreement) shall have the priorities set forth in a First Lien Intercreditor Agreement, and (3) in the case of Liens securing Indebtedness incurred pursuant to clause (1)(b) of the definition of Permitted Indebtedness, such Liens shall have the priorities set forth in (x) if not incurred in the form of an ABL Facility, a First Lien Intercreditor Agreement (having the priority of either LC Obligations or Notes Obligations (in each case as defined therein), in the discretion of the Issuer), or (y) if incurred in the form of an ABL Facility, an ABL Intercreditor Agreement (it being understood, for the avoidance of doubt, that ABL Obligations incurred pursuant to clause (1)(b) of the definition of Permitted Indebtedness may be senior in priority to the Liens hereunder with respect to ABL Priority Collateral), or (iv) securing (a) the Notes issued on the Initial Issuance Date and (b) the Guarantees of such Notes;

(2)      Liens securing Indebtedness incurred pursuant to clauses (5), (9), (10), (14), (17) and (18) (provided that Liens securing Indebtedness incurred pursuant to clause (18) of the definition of Permitted Indebtedness shall be limited to cash collateral pledged to secure letters of credit, bank guaranties, bankers’ acceptances and similar instruments on customary and then prevailing market terms (as determined in good faith by the Issuer)) of the definition of Permitted Indebtedness;

(3)      Liens on property acquired, constructed, altered or improved by the Parent Guarantor or any Restricted Subsidiary after the date of the Indenture which are created or assumed contemporaneously with, or within one year after, such acquisition (or in the case of property constructed, altered or improved, after the completion and commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of any part of the purchase price of such property or the cost of such construction, alteration or improvement, it being understood that if a commitment for such a financing is obtained prior to or within such one year period, the applicable Lien shall be deemed to be included in this clause (3) whether or not such Lien is created within such one year period; provided that in the case of any such construction, alteration or improvement the Lien shall not apply to any property theretofore owned by the Parent Guarantor or any Restricted Subsidiary, other than (i) the property so altered or improved and (ii) any theretofore unimproved real property on which the property so constructed or altered, or the improvement, is located;

(4)      Liens on any property existing at the time of acquisition thereof (including Liens on any property acquired from or held by a Person which is consolidated or amalgamated with or merged with or into the Parent Guarantor or a Restricted Subsidiary) and Liens outstanding at the time any Person becomes a Restricted Subsidiary of the Parent Guarantor that are not incurred in connection with such entity becoming a Restricted Subsidiary of the Parent Guarantor;

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(5)      Liens in favor of the Parent Guarantor or any Restricted Subsidiary;

(6)      Liens on any property (i) in favor of the United States, any State thereof, any foreign country or any department, agency, instrumentality or political subdivision of any such jurisdiction, to secure partial, progress, advance or other payments pursuant to any contract or statute, (ii) securing any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing, installing or improving the property subject to such Liens, including, without limitation, Liens to secure Indebtedness of the pollution control or industrial revenue bond type, or (iii) securing indebtedness issued or guaranteed by the United States, any State thereof, any foreign country, or any department, agency, instrumentality or political subdivision of any such jurisdiction;

(7)      precautionary Liens on Receivables arising in connection with Permitted Factoring Transactions, attaching solely to the Receivables and Receivables Related Security under such Permitted Factoring Transactions;

(8)      Permitted Liens; and

(9)      any extension, renewal, or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in any of the foregoing clauses (1)(i), (1)(ii), (1)(iv), (2), (3), (4), (5), (6), (7) and (8) to the extent such extension, renewal or replacement (or successive extensions, renewals or replacements) involves a Lien described in the foregoing clauses; provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, together with the reasonable costs related to such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property).

Section 1011.	Limitation on Dividends and Other Restrictions Affecting Restricted Subsidiaries.

The Parent Guarantor will not, and will not permit any Restricted Subsidiary (other than the Issuer or a Subsidiary Guarantor) to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of such Restricted Subsidiary to:

(a)      pay dividends or make any other distributions on or in respect of its Equity Interests to the Parent Guarantor or any of its other Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Equity Interests);

(b)      make loans or advances, or pay any Indebtedness or other obligation owed, to the Parent Guarantor or any other Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Parent

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Guarantor or any Restricted Subsidiary to other Indebtedness or obligations incurred by the Parent Guarantor or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(c)      transfer any of its property or assets to the Parent Guarantor or any other Restricted Subsidiary (it being understood that such transfers shall not include any type of transfer described in clause (a) or (b) above);

except for, in each case:

(1)      encumbrances or restrictions existing under agreements existing on the Initial Issuance Date (including, without limitation, the LC Credit Agreement and the Unsecured Notes Indenture) as in effect on that date;

(2)      encumbrances or restrictions existing under the Indenture, the Notes and the Guarantees;

(3)      any instrument governing Acquired Indebtedness or Equity Interests of a Person acquired by the Parent Guarantor or any of its Restricted Subsidiaries, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(4)      any agreement or other instrument of a Person acquired by the Parent Guarantor or any of its Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired (including after acquired property);

(5)      any amendment, restatement, modification, renewal, increases, supplement, refunding, replacement or refinancing of an agreement referred to in clauses (1), (2), (3), (4), (5), or (10); provided, however, that such amendments, restatements, modifications, renewals, increases, supplements, refunding, replacements or refinancing are, in the good faith judgment of the Parent Guarantor, not materially more restrictive, taken as a whole, than the encumbrances and restrictions contained in the agreements referred to in such clauses on the Initial Issuance Date or the date such Restricted Subsidiary became a Restricted Subsidiary or was merged into a Restricted Subsidiary, whichever is applicable;

(6)      encumbrances or restrictions existing under or by reason of applicable law, regulation or order;

(7)      customary restrictions or limitations in leases, licenses or other agreements restricting the assignment thereof or the assignment of the property that is the subject of such agreement;

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(8)      in the case of clause (c) above, Liens permitted to be incurred under Section 1010 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(9)      restrictions imposed under any agreement to sell Equity Interests or assets to any Person pending the closing of such sale;

(10)     any other agreement governing Indebtedness or other obligations entered into after the Initial Issuance Date that either (A) contains encumbrances and restrictions that in the good faith judgment of the Parent Guarantor are not materially more restrictive, taken as a whole, with respect to any Restricted Subsidiary than those in effect on the Initial Issuance Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Initial Issuance Date or those contained in the Indenture, the Notes and the Guarantees or (B) any such encumbrance or restriction contained in agreements or instruments governing such Indebtedness that is customary and does not prohibit (except upon a default or an event of default thereunder) the payment of dividends in an amount sufficient, as determined by the Issuer in good faith, to make scheduled payments of cash interest and principal on the Notes when due;

(11)     provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements, shareholder agreements and other similar agreements that restrict the disposition or distribution of ownership interests in or assets of such partnership, limited liability company, joint venture, corporation or similar Person;

(12)     Purchase Money Indebtedness and any Refinancing Indebtedness in respect thereof incurred in compliance with Section 1008 that imposes restrictions of the nature described in clause (c) above on the assets acquired;

(13)     restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords under contracts entered into in the ordinary course of business;

(14)     any encumbrance or restriction with respect to an Unrestricted Subsidiary pursuant to or by reason of an agreement that the Unrestricted Subsidiary is a party to entered into before the date on which such Unrestricted Subsidiary became a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of the Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction shall not extend to any assets or property of the Parent Guarantor or any other Restricted Subsidiary other than the assets and property so acquired;

(15)     with respect to any Foreign Restricted Subsidiary, any encumbrance or restriction contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was incurred if either (A) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant in such Indebtedness or agreement or (B) the Parent Guarantor determines that any such encumbrance or restriction will not materially affect the Issuer’s ability to make principal

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or interest payments on the Notes, as determined in good faith by the Board of Directors of the Issuer, whose determination shall be conclusive;

(16)     any Permitted Investment or Restricted Payments which are made in accordance with Section 1009;

(17)     restrictions contained in Standard Securitization Undertakings; and

(18)     supermajority voting requirements existing under corporate charters, by-laws, stockholders agreements and similar documents and agreements.

Section 1012.	Limitation on Asset Sales.

The Parent Guarantor shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)      the Parent Guarantor (or the Restricted Subsidiary, as the case may be) receives consideration (including by way of relief from, or any Person assuming responsibilities for, any liabilities, contingent or otherwise) at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)      at least 75% of the aggregate consideration received by the Parent Guarantor and its Restricted Subsidiaries in the Asset Sale and all other Asset Sales since the date of the Indenture is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(a)      any liabilities, as shown on the Parent Guarantor’s or any Restricted Subsidiary’s most recent consolidated balance sheet, of the Parent Guarantor or such Restricted Subsidiary (other than (i) a Junior Financing and (ii) contingent liabilities and liabilities that are by their terms subordinated in right of payment to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a novation or indemnity agreement that releases the Parent Guarantor or such Restricted Subsidiary from further liability (or in lieu of such absence of liability, the acquiring Person or its parent company agrees to indemnify and hold the Parent Guarantor or such Restricted Subsidiary harmless from and against any loss, liability or cost in respect of such assumed liabilities accompanied by the posting of a letter of credit (issued by a commercial bank of national standing) in favor of the Parent Guarantor or such Restricted Subsidiary for the full amount of such liabilities and for so long as such liabilities remain outstanding unless such indemnifying party (or its long term debt securities) shall have an investment grade rating (with no indication of a negative outlook or credit watch with negative implications, in any case, that contemplates such indemnifying party (or its long term debt securities) failing to have an investment grade rating) at the time the indemnity is entered into) or that are otherwise cancelled or terminated in connection with the transaction with such transferee;

(b)      any securities, notes or other obligations received by the Parent Guarantor or any such Restricted Subsidiary from such transferee that are, within 180 days after the

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Asset Sale, converted by the Parent Guarantor or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion; and

(c)      Additional Assets.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Parent Guarantor (or any Restricted Subsidiary) may apply those Net Proceeds at its option to any combination of the following:

(I)      to prepay, repay, redeem or repurchase (A) First Priority Obligations; provided, however, that, in connection with any prepayment, repayment, redemption repurchase of Indebtedness pursuant to this clause (I)(A), (a) the Parent Guarantor or such Restricted Subsidiary will retire such Indebtedness and, in the case of revolving Indebtedness, will cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount so retired and (b) if the asset that is subject to the Asset Sale is subject to a Lien securing First Priority Obligations that ranks pari passu with (and is not subject to a waterfall provision with seniority to) the Indenture Obligations, the Parent Guarantor or such Restricted Subsidiary will redeem or repurchase (or offer to redeem or repurchase) the Notes on a pro rata (or greater) basis with any other First Priority Obligations being prepaid, repaid, redeemed or repurchased, at the Company’s option, as provided under Section 1103 herein, through open market purchases (to the extent such purchases are at a purchase price at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase the Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid or (B) solely to the extent such Net Proceeds are received in respect of properties or assets of a Restricted Subsidiary that is not a Note Party, Indebtedness of a Restricted Subsidiary that is not a Note Party;

(II)     to purchase Notes;

(III)    to invest in or acquire Additional Assets; or

(IV)    to make capital expenditures in respect of the Parent Guarantor’s or its Restricted Subsidiaries’ Permitted Business;

provided that (i) to the extent that the assets sold pursuant to this Section constituted Collateral, the Additional Assets received as consideration or that were acquired or invested in and the assets in respect of which such capital expenditures were made shall be owned by Note Parties and (ii) pending the final application of the amount of any such Net Proceeds pursuant to this covenant, the Parent Guarantor, the Issuer and the Restricted Subsidiaries shall not use any such Net Proceeds (x) to repay, repurchase or acquire any long term funded Indebtedness or (y) to make any Restricted Payment.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second preceding paragraph will constitute “Excess Proceeds.”

If on the 366th day after an Asset Sale the aggregate amount of Excess Proceeds then exceeds $25.0 million, within five days after such date, the Issuer will make an offer (the “Asset

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Sale Offer”) to all Holders of Notes, and all holders of other Indebtedness that constitutes First Priority Obligations containing provisions similar to those set forth in the Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets, to purchase, prepay or redeem on a pro rata basis (based on principal amounts of Notes and other First Priority Obligations) the maximum principal amount of Notes and such other First Priority Obligations (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest, if any, to the date of settlement, subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of settlement, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Parent Guarantor or any Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds allocated to the purchase of Notes, the Issuer will select the Notes to be purchased on a pro rata basis (except that any Notes represented by a note in global form will be selected by such method as DTC or its nominee or successor may require), based on the principal amounts tendered (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, will be purchased). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero. The Parent Guarantor may satisfy the foregoing obligation with respect to any Excess Proceeds by making an Asset Sale Offer prior to the expiration of the relevant 365-day period or with respect to Excess Proceeds of $25.0 million or less.

The provisions under the Indenture relative to the Parent Guarantor’s obligation to make an offer to repurchase the Notes as a result of an Asset Sale may be waived or modified with the written consent of a majority in principal amount of the outstanding Notes.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 1012, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions by virtue of such compliance.

Section 1013.	Limitation on Affiliate Transactions.

The Parent Guarantor will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate involving aggregate value in excess of $40.0 million (an “Affiliate Transaction”), unless:

(1)      the terms of such Affiliate Transaction are not materially less favorable to the Parent Guarantor or such Restricted Subsidiary, as the case may be, than those that

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could reasonably be expected to have been obtained in a comparable transaction at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate, or if in the good faith judgment of the Parent Guarantor’s Board of Directors no comparable transaction is available with which to compare such Affiliate Transaction, or are otherwise fair to the Parent Guarantor or such Restricted Subsidiary from a financial point of view; and

(2)      the Parent Guarantor delivers to the Trustee, with respect to any Affiliate Transaction involving aggregate value in excess of $75.0 million, an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) above and which sets forth and authenticates a resolution that has been adopted by the Independent Directors approving such Affiliate Transaction.

The foregoing restrictions shall not apply to:

(1)      transactions to the extent between or among (a) the Parent Guarantor and one or more Restricted Subsidiaries or (b) Restricted Subsidiaries;

(2)      director, trustee, officer and employee compensation (including bonuses) and other benefits (including pursuant to any employment agreement or any retirement, health, stock option or other benefit plan), payments or loans (or cancellation of loans) to employees of the Parent Guarantor or its Restricted Subsidiaries and indemnification arrangements, in each case, as determined in good faith by the Parent Guarantor’s Board of Directors or senior management;

(3)      Permitted Investments (other than those made under clause (1) of such definition) or Restricted Payments which are made in accordance with Section 1009;

(4)      any agreement in effect on the Initial Issuance Date or as thereafter amended or replaced in any manner that, taken as a whole, is not materially less advantageous to the Parent Guarantor or any of its Restricted Subsidiaries, as applicable, than such agreement as it was in effect on the Initial Issuance Date;

(5)      any transaction with a Person (other than an Unrestricted Subsidiary of the Parent Guarantor) which would constitute an Affiliate of the Parent Guarantor solely because the Parent Guarantor or a Restricted Subsidiary owns an Equity Interest in or otherwise controls such Person;

(6)      transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture; provided that in the reasonable determination of the senior management of the Parent Guarantor, such transactions are on terms not materially less favorable to the Parent Guarantor or the relevant Restricted Subsidiary than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Parent Guarantor;

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(7)      the issuance or sale of any Qualified Equity Interests of the Parent Guarantor and the granting of registration and other customary rights in connection therewith to, or the receipt of capital contributions from, Affiliates of the Parent Guarantor;

(8)      pledging of Equity Interests of Unrestricted Subsidiaries;

(9)      any transaction effected as part of a Permitted Factoring Transaction;

(10)     any transaction where the only consideration paid by the Parent Guarantor or the relevant Restricted Subsidiary is Qualified Equity Interests of the Parent Guarantor;

(11)     non-exclusive licenses of patents, copyrights, trademarks, trade secrets and other intellectual property;

(12)     transactions between the Parent Guarantor or any Restricted Subsidiary and any Person, a director of which is also a director of the Parent Guarantor, and such director is the sole cause for such Person to be deemed an Affiliate of the Parent Guarantor or any Restricted Subsidiary; provided, however, that such director shall abstain from voting as a director of the Parent Guarantor on any matter involving such other Person; and

(13)     agreements and transactions entered into or effected in connection with the payment of Related Taxes.

Section 1014.	Additional Guarantees.

(a)      If (i) at the time of delivering any report under Section 703(a)(1), any Restricted Subsidiary that does not constitute a Guarantor is or becomes a Material Specified Subsidiary that is organized in a Specified Jurisdiction, (ii) with respect to any Restricted Subsidiary that does not constitute a Guarantor and is organized in an Initial Specified Jurisdiction, reasonably requested by the Majority Holders, or (iii) any Restricted Subsidiary guarantees or otherwise becomes an obligor in respect of Indebtedness or other obligations under the LC Credit Agreement or any ABL Facility, or otherwise becomes an obligor in respect of any other third party Indebtedness for borrowed money of a Note Party in an aggregate principal amount in excess of $20.0 million, the Parent Guarantor shall (A) (1) with respect to any Guarantee provided pursuant to clause (i) or (ii) above, within 45 days or such later date as may be agreed by the Majority Holders, or (2) with respect to any Guarantee provided pursuant to clause (iii), contemporaneously with the provision of such Guarantee, cause such Restricted Subsidiary to (a) become a Guarantor by executing and delivering to the Trustee a supplemental indenture substantially in the form of Annex B pursuant to which such Restricted Subsidiary shall become a Guarantor with respect to the Notes, upon the terms and subject to the release provisions and other limitations in Article Fourteen, (b) deliver to the Collateral Agent such opinions (including an opinion as to such Guarantor’s ability to guarantee the Indenture Obligations pursuant to such supplemental indenture and to grant Liens to secure the Indenture Obligations), organizational and authorization documents, an Officers’ Certificate and such certificates substantially in the form delivered to the agent under the LC Credit Agreement or the applicable representative

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under such other third party indebtedness, and (c) deliver to the Collateral Agent such other documents consistent with those documents delivered to the agent under the LC Credit Agreement or the applicable representative under such third party indebtedness, and (B) cause such Restricted Subsidiary to comply with Section 1017(b) within the applicable time periods prescribed therein (subject to the Applicable Collateral Limitations).

(b)      At any time, at its option, and with the consent of the Applicable Agent (such consent not to be unreasonably withheld or delayed), the Issuer may cause any Subsidiary of the Parent Guarantor to (i) become a Guarantor by delivering to the Trustee and Collateral Agent a duly executed supplemental indenture (which the Trustee and Collateral Agent shall countersign in accordance herewith) and (ii) deliver to the Trustee and Collateral Agent such opinions (including an opinion as to such Guarantor’s ability to Guarantee the Obligations and, if applicable, to grant Liens to secure the Indenture Obligations), organizational and authorization documents and certificates of the type delivered on the Initial Issuance Date or in connection with any applicable Collateral Documents as may be reasonably requested by the Applicable Agent (any such Subsidiary, an “Added Guarantor”).  The Parent Guarantor shall cause such Added Guarantor to comply with Section 1017(b) within the applicable time periods prescribed therein (subject to the Applicable Collateral Limitations).

Section 1015.	[Reserved].
Section 1016.	Maintenance of Ratings.

Use commercially reasonable efforts to (i) obtain a rating of the Notes (but not obtain a specific rating) from each Ratings Agency within 90 days after the Initial Issuance Date and (ii) maintain a public corporate family rating of the Parent Guarantor and maintain the rating of the Notes obtained in accordance with the immediately preceding clause (i) (but not maintain a specific rating), in each case from each Ratings Agency (it being understood and agreed that “commercially reasonable efforts” shall in any event include the payment by the Parent Guarantor of customary rating agency fees and cooperation with information and data requests by each Ratings Agency in connection with their ratings process).

Section 1017.	Collateral; After-Acquired Property.

(a)      Each of the Note Parties shall satisfy each requirement, including delivery of certificates and Opinions of Counsel as are customary in each applicable jurisdiction, set forth on (i) Part I of Annex E on or before the applicable date set forth on such Part I of Annex E and (ii) Part II of Annex E on or before the applicable date set forth on such Part II of Annex E (or, in the case of clause (i) or clause (ii), such later date as the Majority Holders may agree).

(b)      Promptly (but in any event within 45 days (or such later date as the Majority Holders may agree)) following the acquisition by the Issuer or any Guarantor of any After-Acquired Property that has an individual fair market value (as determined in good faith by the Issuer) in an amount greater than $10.0 million, or within 45 days (or such later date as the Majority Holders may agree) after any Subsidiary becomes a Guarantor, the Issuer or such Guarantor shall, subject to the limitations set forth herein, including the remaining clauses below, (i) provide a Lien over such After-Acquired Property consistent with the Liens granted over

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similar property in the applicable jurisdiction (or in the case of any jurisdiction where no Liens were previously granted, to the extent customary and reasonably achievable under applicable local law) (or, in the case of a new Guarantor, substantially all of its property (other than Excluded Assets) consistent with the Liens granted over similar property in the applicable jurisdiction (or in the case of any jurisdiction where no Liens were previously granted, to the extent customary and reasonably achievable under applicable local law)) in favor of the Collateral Agent, (ii) execute and deliver such mortgages, deeds of trust, security instruments, financing statements and certificates as shall be necessary to vest in the Collateral Agent a perfected (or any analogous concept to the extent perfection does not apply in the relevant jurisdiction) security interest, subject only to Liens permitted by Section 1010 hereof, in such After-Acquired Property or in the Collateral of such Guarantor and to have such After-Acquired Property or such Collateral (but subject to the limitations set forth in the Collateral Documents) added to the Collateral, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such After-Acquired Property or Collateral to the same extent and with the same force and effect, and (iii) deliver certificates and Opinions of Counsel consistent with the ones delivered in the applicable jurisdiction in connection with other Collateral Documents or in the case of any jurisdiction where no Liens were previously granted, such certificates and Opinions of Counsel as are customary in such jurisdiction.

(c)      Notwithstanding the foregoing, (i) no Mortgages shall be required with respect to any real property other than Material Real Property, (ii) the applicable time periods set forth in clauses (a) and (b) above shall be deemed to be 120 days (or such later date as the Majority Holders may agree) with respect to Material Real Property (or, in the case of “Initial Issuance Date Real Property” referred to in Annex E, the applicable time period therefor set forth in Annex E), and (iii) the Majority Holders may waive the Mortgage requirement contained in this Section 1017 with respect to any parcel of Material Real Property if, as a result of flood, environmental or other due diligence conducted with respect to such Material Real Property, the Majority Holders determine that the cost of, or risk associated with, obtaining a Mortgage with respect to such Material Real Property is excessive in relation to the benefit of the security to be afforded thereby.

(d)      Notwithstanding anything in this Indenture or the Collateral Documents to the contrary, (i) the Issuer and the Guarantors will not be required to grant, perfect or take any action to grant or perfect a security interest in any asset if such asset does not constitute “Collateral” (or an equivalent term) under the LC Credit Agreement or the security documents related thereto or where the Issuer and the Guarantors are not required to take such actions under the LC Credit Agreement or the security documents related thereto and (ii) the Issuer and the Guarantors will not be required to grant, perfect or take any action to grant or perfect a security interest prior to the time at which such action is required to be taken under the LC Credit Agreement or the security documents related thereto.

(e)      Any Collateral Document may provide that the amount recoverable in respect of the Collateral provided by the Guarantors will be limited as necessary to (1) prevent such Collateral from being in breach of any applicable law, (2) avoid any general legal limitations such as general statutory limitations, financial assistance, corporate benefit, “thin capitalization” rules, retention of title claims or similar matters or (3) avoid a conflict with the fiduciary duties of such company’s officers or directors, contravention of any legal prohibition or regulatory

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condition, or the material risk of personal or criminal liability for any officers or directors, in each case as determined by the Issuer in its sole discretion.

(f)      Notwithstanding anything to the contrary in this Indenture or any Collateral Document, WOFS Assurance’s liability shall be limited or extinguished, as applicable, to the extent necessary to ensure that WOFS Assurance, at all times, meets its minimum solvency margin and liquidity ratio pursuant to the Insurance Act 1978 of Bermuda (the “Insurance Act”) and remains in compliance with sections 31A through 31C of the Insurance Act.

(g)      Notwithstanding anything to the contrary in this Indenture or any Collateral Document, the Note Parties shall not be required to take any actions to grant or perfect the security interests of the Collateral Agent (a) in any Collateral, including with respect to Equity Interests, in any jurisdiction other than a Specified Jurisdiction (in each case, other than Specified Deposit Accounts), or (b) in any Equity Interest in any Foreign Subsidiary, joint venture or non-Wholly-Owned Subsidiary that is a Subsidiary of a Note Party that, in each case, is not organized in a Specified Jurisdiction; provided that, if such Note Party has already granted a security interest in such assets under the laws of any Specified Filing Jurisdiction, this clause (b) shall not apply to the perfection of such security interest by filing a financing statement or similar notice filing in that Specified Filing Jurisdiction.

The limitations set forth in clauses (c) - (g) above are referred to as the “Applicable Collateral Limitations.”

Section 1018.	No Impairment of the Security Interests.

Except as otherwise permitted under this Indenture (including, for the avoidance of doubt, pursuant to a transaction otherwise permitted by this Indenture) and the Collateral Documents, none of the Issuer nor any of the Guarantors shall be permitted to take any action, or knowingly omit to take any action, which action or omission would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Trustee, the Collateral Agent and the Holders of the Notes.

Section 1019.	Swiss Use of Proceeds.

The Issuer intends that the proceeds of the Notes are used in a manner that would not trigger the application of Circular Nr. 6746 dated 29 June 1993 issued by the Swiss Banker's Association, taking into account the practice of the Swiss Federal Tax Administration (including notification 010-DVS-2019-d dated 5 February 2019).

Article Eleven
REDEMPTION OF NOTES

Section 1101.	Applicability of Article.

The Notes shall be redeemable at the election of the Issuer in accordance with their terms and in accordance with this Article.

Section 1102.	Election to Redeem; Notice to Trustee.
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In case of any redemption of less than all Notes, the Issuer shall, at least 5 Business Days prior to the last date a notice of redemption may be provided to Holders under Section 1105 (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed. In the case of any redemption of Notes prior to the expiration of any restriction on such redemption provided in the terms of such Notes or elsewhere in the Indenture, the Issuer shall furnish the Trustee, prior to giving notice of such redemption, with an Officers’ Certificate evidencing compliance with such restriction.

Section 1103.	Optional Redemption.

(a)      Except as set forth in clauses (b), (c), (d) and (e) of this Section 1103, the Issuer shall not have the option to redeem the Notes pursuant to this Section 1103 prior to September 15, 2024. On or after September 15, 2024, on any one or more occasions, the Issuer shall have the option to redeem the Notes, in whole or in part at any time, at the redemption prices (expressed as percentages of principal amount of the Notes redeemed) set forth below, plus accrued and unpaid interest on the Notes redeemed to, but excluding, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the twelve-month period beginning on September 15 of the years indicated below:

YEAR	PERCENTAGE
2024	103.250%
2025	101.625%
2026 and thereafter	100.000%

(b)      Notwithstanding the foregoing clause (a), at any time and from time to time prior to September 15, 2024, the Issuer may redeem in the aggregate up to 35% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) in an amount not to exceed the amount of net cash proceeds of one or more Equity Offerings, at a redemption price (expressed as a percentage of principal amount thereof) of 106.500%, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date); provided, however, that at least 50.0% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) must remain outstanding after each such redemption; provided, further, that such redemption shall occur within 180 days after the date on which any such Equity Offering is consummated upon not less than 10 nor more than 60 days’ notice mailed by the Issuer to each Holder of Notes being redeemed, or delivered electronically if held by DTC, and in accordance with the procedures set forth in this Indenture.

(c)      Notwithstanding the foregoing clause (a), during each twelve (12) month period commencing on the Initial Issuance Date and ending on September 15, 2024, but only if at each such time the Issuer shall have either redeemed or otherwise refinanced all the Unsecured Notes

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with Refinancing Indebtedness permitted hereunder, the Issuer may on one or more occasions redeem in the aggregate up to 10% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) at a redemption price (expressed as a percentage of principal amount thereof) of 103.000%, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date); provided, however, that such redemption shall occur upon not less than 10 nor more than 60 days’ notice mailed by the Issuer to each Holder of Notes being redeemed, or delivered electronically if held by DTC, and in accordance with the procedures set forth in this Indenture.

(d)      Prior to September 15, 2024, the Issuer may redeem on one or more occasions all or part of the Notes at a redemption price equal to the sum of:

(i)      the principal amount thereof, plus

(ii)     the Make Whole Premium at the redemption date, plus

(iii)    accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

(e)      The Notes may be redeemed, as a whole, following certain Change of Control Offers pursuant to Section 1007, at the Redemption Price and subject to the conditions set forth in such Section.

(f)      If a Redemption Date is after a record date and on or before the next Interest Payment Date, then (i) the Holder of a Note at the close of business on such record date will be entitled, notwithstanding such redemption, to receive, on such Redemption Date, the unpaid interest that would have accrued on such Note to such Redemption Date and (ii) the Redemption Price will not include accrued and unpaid interest on such Note to such Redemption Date.

(g)      Notes called for redemption must be delivered to the Paying Agent (in the case of certificated Notes) or the Depositary’s procedures must be complied with (in the case of Global Notes) for the Holder of those Notes to be entitled to receive the Redemption Price.

(h)      Notwithstanding anything to the contrary in this Section 1103, the Issuer may not redeem any Notes if the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or before the Redemption Date (including as a result of the payment of the related Redemption Price and any related interest on the Redemption Date).

Section 1104.	Selection by Trustee of Notes to Be Redeemed.

In the event that less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, the Trustee will select the Notes for redemption in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national security exchange, on a pro rata basis, by lot or by such method as the Trustee in its sole discretion shall deem fair and appropriate (except that

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any Notes represented by a Global Note will be redeemed by such method as the Depositary may require); provided, however, that no Notes of a principal amount of $2,000 in original principal amount or less shall be redeemed in part.

For all purposes of the Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

Section 1105.	Notice of Redemption.

Notice of redemption shall be given by first-class mail, postage prepaid, mailed (or, in the case of any notice to the Holder of a Global Note, sent electronically in accordance with the Depositary’s procedures) not less than 10 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at its address appearing in the Security Register, except that redemption notices may be sent more than 60 days prior to a Redemption Date if the notice is issued in connection with a Legal Defeasance or Covenant Defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Article Four.

All notices of redemption shall state:

(a)      the Redemption Date,

(b)      the Redemption Price, if then determined and otherwise the manner of calculation thereof,

(c)      if less than all the Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption of any such Notes, the principal amounts) of the particular Notes to be redeemed,

(d)      that on the Redemption Date the Redemption Price will become due and payable upon each such Note redeemed and that interest thereon will cease to accrue on and after said date,

(e)      the place or places where each such Note is to be surrendered for payment of the Redemption Price,

(f)      the CUSIP/ISIN numbers of the Notes,

(g)      if the redemption is subject to the satisfaction of one or more conditions precedent, the notice thereof shall describe each such condition and, if applicable, shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), and/or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the Redemption Date, or by the Redemption Date as so delayed, and/or that such notice may be rescinded at any time by the Issuer if the Issuer determines in its sole discretion that any or all of such conditions will not be satisfied (or waived); and

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(h)      that, at the Issuer’s option, that the payment of the Redemption Price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

Notice of redemption of Notes to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer and shall be irrevocable, but may be conditioned as set forth herein, provided that the Issuer shall have delivered to the Trustee, at least two Business Days, in the case of Global Notes or five Business Days, in the case of Definitive Notes, before notice of redemption is required to be delivered electronically, mailed or caused to be mailed to Holders pursuant to this Section 1105 (unless a shorter period shall be agreed to by the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph. Unless the Issuer defaults in the payment of the Redemption Price, interest will cease to accrue on the Notes or portion thereof called for redemption on the applicable Redemption Date. Notice of any redemption upon any corporate transaction or other event (including any offering of Equity Interests, incurrence of Indebtedness, Change of Control or other transaction) may be given prior to the completion thereof. In addition, any redemption or notice thereof may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction or other event. For the avoidance of doubt, if any Redemption Date shall be delayed as contemplated by this Section 1105 and the terms of the applicable notice of redemption, such Redemption Date as so delayed may occur at any time after the original Redemption Date set forth in the applicable notice of redemption and after the satisfaction (or waiver) of any applicable conditions precedent, including, without limitation, on a date that is less than 10 days after the original Redemption Date or more than 60 days after the date of the applicable notice of redemption. To the extent that the Redemption Date will occur on a date other than the original Redemption Date set forth in the applicable notice of redemption, the Issuer shall notify the Holders and the Trustee of the final Redemption Date prior to such date; provided that the failure to give such notice, or any defect therein, shall not impair or affect the validity of any redemption under this Article Eleven.

Section 1106.	Deposit of Redemption Price.

Prior to 11:00 a.m., New York City time, on any Redemption Date, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer or a Subsidiary is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Notes which are to be redeemed on that date.

Section 1107.	Notes Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Notes for redemption in accordance with said notice, such Notes shall be paid by the Issuer at the

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Redemption Price, together with accrued interest to the Redemption Date, except as provided in Section 1103(f).

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Note.

Section 1108.	Notes Redeemed in Part.

Any Note which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes of like tenor, and of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

Article Twelve
SINKING FUND; OTHER ACQUISITIONS OF NOTES

Section 1201.	Mandatory Redemption, Etc.

The Issuer will not be required to make mandatory redemption or sinking fund payments with respect to the Notes. The Issuer may purchase Notes in the market from time to time in its discretion.

The Issuer may acquire Notes by means other than a redemption, whether pursuant to a tender offer, public or private exchange offer, open market purchase, negotiated transaction or otherwise, in accordance with applicable securities laws.

Article Thirteen
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 1301.	Issuer’s Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may elect, at its option at any time, to have Section 1302 or Section 1303 applied to the Notes, upon compliance with the conditions set forth below in this Article. Any such election shall be evidenced in or pursuant to a Board Resolution delivered to the Trustee.

Section 1302.	Defeasance and Discharge.

Upon the Issuer’s exercise of its option to have this Section applied to the Notes, the Issuer and the Guarantors shall be deemed to have been discharged from their respective obligations hereunder as provided in this Section on and after the date the conditions set forth in Section 1304 are satisfied (hereinafter called “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and the Guarantees and to have

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satisfied all their other respective obligations under the Indenture (and the Trustee, upon Issuer Request and at the expense of the Issuer, shall execute such instruments reasonably requested by the Issuer acknowledging the same), and the Indenture shall cease to be of further effect as to all Outstanding Notes and all Guarantees, except as to the following, which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of the Notes to receive, solely from the trust fund described in Section 1304 and as more fully set forth in such Section, payments in respect of the principal of, and interest and premium, if any, on, the Notes when payments are due; (2) the Issuer’s obligations under Sections 304, 305, 306, 1002, 1003 and 1004(a); (3) the rights, powers, trusts, duties and immunities of the Trustee and the Collateral Agent hereunder and the obligations of the Issuer and the Guarantors in connection therewith; and (4) this Article. If the Issuer exercises its defeasance option pursuant to this Section 1302, the payment of the defeased Notes may not be accelerated pursuant to Section 502 because of an Event of Default. Subject to compliance with this Article, the Issuer may exercise its option (if any) to have this Section applied to the Notes notwithstanding the prior exercise of its option (if any) to have Section 1303 applied to the Notes.

Section 1303.	Covenant Defeasance.

Upon the Issuer’s exercise of its option to have this Section applied to the Notes, (1) the Issuer shall be released from its obligations under Section 801(3) and Sections 1006 through 1019, inclusive; (2) the occurrence of any event specified in Sections 501(3) (with respect only to the obligation under Section 801(3)), 501(4), 501(5), 501(6), 501(7) (with respect only to Significant Subsidiaries) or 501(8) (with respect only to Significant Subsidiaries), 501(9) and 501(10) shall be deemed not to be or to result in a Default or an Event of Default, and (3) the Guarantees shall be automatically released, in each case as provided in this Section on and after the date the conditions set forth in Section 1304 are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document, and any such omission will not constitute a Default or an Event of Default.

Section 1304.	Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of Section 1302 or 1303:

(1)      the Issuer must irrevocably deposit with the Trustee, as trust funds, in trust solely for the benefit of the Holders, Dollars, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants selected by the Issuer and delivered to the Trustee, to pay the principal of and interest and premium, if any, on the Outstanding Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be,

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(2)      in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that:

(a)      the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling; or

(b)      since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

(3)      in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that the Holders of the Outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,

(4)      no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings),

(5)      the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any other material agreement or instrument (other than the Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Parent Guarantor or any of its Subsidiaries is a party or by which the Parent Guarantor or any of its Subsidiaries is bound,

(6)      the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and

(7)      the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that the conditions precedent provided for in clauses (1) through (6) have been complied with.

Section 1305.	Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 1304 in respect of any Notes shall be held in trust and applied by the Trustee, in

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accordance with the provisions of such Notes and the Indenture, to the payment, either directly or through any such Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Notes.

Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon Issuer Request any money or U.S. Government Obligations held by it as provided in Section 1304 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect Legal Defeasance or Covenant Defeasance, as the case may be.

Section 1306.	Reinstatement.

If the Trustee or any Paying Agent is unable to apply any money in accordance with this Article with respect to any Notes by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under the Indenture and the Notes from which the Issuer has been discharged or released pursuant to Section 1302 or 1303 shall be revived and reinstated as though no deposit had occurred pursuant to this Article, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 1305 in accordance with this Article; provided, however, that if the Issuer makes any payment of principal of or any premium or interest on any Note following such reinstatement of its obligations, the Issuer shall be subrogated to the rights (if any) of the Holders to receive such payment from the money so held in trust.

Article Fourteen
GUARANTEES

Section 1401.	Unconditional Guarantee.

(a)      For value received, each of the Guarantors hereby fully, irrevocably, unconditionally and absolutely guarantees to the Holders, the Trustee and the Collateral Agent the due and punctual payment of the principal of, and premium, if any, and interest on the Notes and all other amounts due and payable under the Indenture, the Notes and the Notes Documents by the Issuer and the Guarantors (including amounts incurred in enforcing this Guarantee) (collectively, the “Indenture Obligations”), but in the case of any Guarantor incorporated under the laws of Switzerland (a “Swiss Guarantor”) up to a maximum total amount of 120% of the aggregate amount of the Notes, when and as such principal, premium, if any, and interest shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, according to the terms of the Notes and the Indenture, subject to the

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limitations set forth in Section 1403; provided, however, that notwithstanding anything to the contrary herein, the liability of WOFS Assurance with respect to the Indenture Obligations shall be limited or extinguished, as applicable, to the extent necessary to ensure that WOFS Assurance, at all times, meets its minimum solvency margin and liquidity ratio pursuant to the Insurance Act and sections 31A through 31C of the Insurance Act. Without limiting the generality of the foregoing, the Guarantors’ liability shall extend to all amounts that constitute part of the Indenture Obligations and would be owed by the Issuer to the Trustee, the Collateral Agent or the Holders under the Indenture and the Notes but for the fact that they are unenforceable, reduced, limited, impaired, suspended or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Issuer.

(b)      Failing payment when due of any amount guaranteed pursuant to its Guarantee, for whatever reason, each of the Guarantors will be jointly and severally (in Spanish, en forma solidaria) obligated (to the fullest extent permitted by law) to pay the same immediately to the Trustee, without set-off or counterclaim or other reduction whatsoever (whether for taxes, withholding or otherwise), except as set out in Section 1410 below for a Swiss Guarantor. For the avoidance of doubt, the mechanics of Section 1410(e) to (h) below shall apply exclusively in case of Swiss tax deduction (including withholding) relating to a Swiss Guarantor. Each Guarantee hereunder is intended to be a senior secured obligation of the applicable Guarantor and will rank pari passu in right of payment with all debt of such Guarantor that is not, by its terms, expressly subordinated in right of payment to such Guarantee. Each of the Guarantors hereby agrees that (to the fullest extent permitted by law) its obligations hereunder shall be full, irrevocable, unconditional and absolute, irrespective of the validity, regularity or enforceability of the Notes, the Guarantee of any other Guarantor or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer or any other Guarantor, or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of such Guarantor. Each of the Guarantors hereby agrees that in the event of a default in payment of the principal of, or premium, if any, or interest on the Notes, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, legal proceedings may be instituted by the Trustee on behalf of the Holders or, subject to Section 507, by the Holders, on the terms and conditions set forth in the Indenture, directly against such Guarantor to enforce its Guarantee without first proceeding against the Issuer or any other Guarantor.

(c)      To the fullest extent permitted by applicable law, the obligations of each of the Guarantors under this Article shall be as aforesaid full, irrevocable, unconditional and absolute and shall not be impaired, modified, released or limited by any occurrence or condition whatsoever, including, without limitation, (A) any compromise, settlement, release, waiver, renewal, extension, indulgence or modification of, or any change in, any of the obligations and liabilities of the Issuer or any of the other Guarantors contained in the Notes or the Indenture, (B) any impairment, modification, release or limitation of the liability of the Issuer, any of the other Guarantors or any of their estates in bankruptcy, or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of any applicable Bankruptcy Law, or other statute or from the decision of any court, (C) the assertion or exercise by the Trustee, the Collateral Agent or any Holder of any rights or remedies under the Notes or the Indenture or their delay in or failure to assert or exercise any such rights or remedies, (D) the

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assignment or the purported assignment of any property as security for the Notes, including all or any part of the rights of the Issuer or any of the Guarantors under the Indenture, (E) the extension of the time for payment by the Issuer or any of the Guarantors of any payments or other sums or any part thereof owing or payable under any of the terms and provisions of the Notes or the Indenture or of the time for performance by the Issuer or any of the Guarantors of any other obligations under or arising out of any such terms and provisions or the extension or the renewal of any thereof, (F) the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of the Issuer or any of the Guarantors set forth in the Indenture, (G) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, examinership, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting, the Issuer or any of the Guarantors or any of their respective assets, or the disaffirmance of any of the Notes, the Guarantees or the Indenture in any such proceeding, (H) the release or discharge of the Issuer or any of the Guarantors from the performance or observance of any agreement, covenant, term or condition contained in any of such instruments by operation of law, (I) the unenforceability or invalidity of the Notes, the Guarantees or the Indenture, (J) any incapacity or lack of power, authority or legal personality of or change in the corporate, partnership, limited liability company or other existence, structure or ownership of the Issuer or any Guarantor or (K) any other circumstances (other than payment in full or discharge of all amounts guaranteed pursuant to the Guarantees) which might otherwise constitute a legal or equitable discharge of a surety or guarantor.

(d)      To the fullest extent permitted by applicable law, each of the Guarantors hereby (A) waives diligence, presentment, demand of payment, the benefit of excussion (in Spanish, beneficio de excusión), the benefit of order (in Spanish, beneficio de órden), notice of acceptance, filing of claims with a court in the event of the merger, insolvency or bankruptcy of the Issuer or any of the Guarantors, and all demands and notices whatsoever, (B) acknowledges that any agreement, instrument or document evidencing its Guarantee may be transferred and that the benefit of its obligations hereunder shall extend to each holder of any agreement, instrument or document evidencing the Guarantee without notice to it and (C) covenants that its Guarantee will not be discharged except by complete performance of the Guarantee. To the fullest extent permitted by applicable law, each of the Guarantors further agrees that if at any time all or any part of any payment theretofore applied by any Person to its Guarantee is, or must be, rescinded or returned for any reason whatsoever, including without limitation, the insolvency, bankruptcy or reorganization of the Issuer or any of the Guarantors, such Guarantee shall, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application, and the Guarantee shall continue to be effective or be reinstated, as the case may be, as though such application had not been made.

(e)      Each of the Guarantors shall be subrogated to all rights of Holders, the Trustee and the Collateral Agent against the Issuer in respect of any amounts paid by such Guarantor pursuant to the provisions of the Indenture, provided, however, that such Guarantor, shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until all of the Notes and the Guarantees shall have been paid in full or discharged.

(f)      To the fullest extent permitted by applicable law, no failure to exercise and no delay in exercising, on the part of the Trustee, the Collateral Agent or the Holders, any right,

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power, privilege or remedy under this Article Fourteen and the Guarantees shall operate as a waiver thereof, nor shall any single or partial exercise of any rights, power, privilege or remedy preclude any other or further exercise thereof, or the exercise of any other rights, powers, privileges or remedies. The rights and remedies herein provided for are cumulative and not exclusive of any rights or remedies provided in law or equity. Nothing contained in this Article Fourteen shall limit the right of the Trustee, the Collateral Agent or the Holders to take any action to accelerate the maturity of the Notes pursuant to Article Five or to pursue any other rights or remedies hereunder or under applicable law.

Section 1402.	Subsidiary Guarantee Evidenced by Indenture.

The Guarantee of any Guarantor shall be evidenced solely by its execution and delivery of the Indenture (or, in the case of any Guarantor that is not party to the Indenture on the Initial Issuance Date, a supplemental indenture hereto) and not by an endorsement on, or attachment to, any Note or any guarantee or notation thereof.

Each Guarantor hereby agrees that its Guarantee set forth in Section 1401 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Guarantee set forth in the Indenture on behalf of the Guarantors.

In the event that the Issuer, the Parent Guarantor or any of their respective Restricted Subsidiaries creates or acquires any Restricted Subsidiary after the Initial Issuance Date, if required by Section 1014(a) hereof, the Issuer or the Parent Guarantor, as applicable, will cause such Restricted Subsidiary to comply with the provisions of Section 1014(a) hereof and this Article Fourteen, to the extent applicable.

Section 1403.	Limitation on Guarantors’ Liability.

Each Guarantor and by its acceptance hereof each Holder of a Note entitled to the benefits of the Guarantees hereby confirm that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent conveyance, fraudulent preference or fraudulent transfer or otherwise reviewable transaction under applicable law. To effectuate the foregoing intention, each of the Holders of a Note entitled to the benefits of the Guarantees and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees under the LC Credit Agreement or the Unsecured Notes Indenture) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance, fraudulent preference or fraudulent transfer or otherwise reviewable transaction under applicable law.

Section 1404.	Release of Guarantors from Guarantees.
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(a)      Notwithstanding any other provisions of the Indenture, the Guarantee of any Guarantor shall be released upon the terms and subject to the conditions set forth in this Section 1404. A Guarantor shall be released automatically from its obligations under its Guarantee and its other obligations under the Indenture upon:

(i)

(A)      in the case of a Subsidiary Guarantor, any disposition of such Subsidiary Guarantor’s properties and assets as, or substantially as, an entirety (whether by consolidation, amalgamation, merger, conveyance, transfer or otherwise) to a Person that is not (either before or after giving effect to such transaction) the Parent Guarantor or a Restricted Subsidiary;

(B)      in the case of a Subsidiary Guarantor, any disposition (whether by consolidation, amalgamation, merger, conveyance, transfer or otherwise) of the Equity Interests of such Subsidiary Guarantor after which the Subsidiary Guarantor is no longer a Restricted Subsidiary, including any consolidation, amalgamation or merger of a Subsidiary Guarantor with and into, or any conveyance or transfer of all or substantially all of the assets of a Subsidiary Guarantor to, another Subsidiary Guarantor; provided that the Guarantee of such other Subsidiary Guarantor that survives such consolidation, amalgamation or merger, or to which all or substantially all of the assets are conveyed or transferred, shall not be released;

(C)      in the case of a Subsidiary Guarantor, the proper designation of such Subsidiary Guarantor as an Unrestricted Subsidiary;

(D)      in the case of a Subsidiary Guarantor, provided that no Event of Default has occurred and is continuing, all Debt which required such Subsidiary Guarantor to guarantee the Notes pursuant to Section 1014(a) is no longer outstanding;

(E)      Legal Defeasance or Covenant Defeasance or satisfaction and discharge of the Indenture as provided in Article Four; or

(F)      liquidation and dissolution of such Guarantor, provided no Default or Event of Default has occurred that is continuing; and

(ii)     the Issuer delivering to the Trustee an Officers’ Certificate and an Opinion of Counsel (provided that, in the case of the release of any Guarantor, that, together with its own consolidated Restricted Subsidiaries, has total assets of less than $50 million as certified to the Trustee in an Officers’ Certificate, such opinion may be provided by an employee of the Issuer, a Guarantor or a Restricted Subsidiary, and need not be provided by an attorney admitted to practice in New York and may assume that the applicable law (including New York law) in respect of such opinion is identical to Texas law (or the law of any other jurisdiction in which such employee is admitted to practice law)) stating that all conditions precedent provided for in this Section 1404 relating to the release of such Guarantor’s Guarantee and its other obligations under the Indenture have been complied

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with. The Trustee shall not be liable for any such release undertaken in reliance upon any such Officers’ Certificate or Opinion of Counsel.

(b)      The Trustee shall deliver such instruments evidencing any release of a Guarantor from its Guarantee reasonably requested by the Issuer upon receipt of an Issuer Request accompanied by an Officers’ Certificate and an Opinion of Counsel (provided that, in the case of the release of any Guarantor that, together with its own consolidated Restricted Subsidiaries, has total assets of less than $50 million as certified to the Trustee in an Officers’ Certificate, such opinion may be provided by an employee of the Issuer, a Guarantor or a Restricted Subsidiary, and need not be provided by an attorney admitted to practice in New York and may assume that the applicable law (including New York law) in respect of such opinion is identical to Texas law (or the law of any other jurisdiction in which such employee is admitted to practice law)) stating that the Subsidiary Guarantor is entitled to such release in accordance with the provisions of the Indenture. The Trustee shall not be liable for any such release undertaken in reliance upon any such Officers’ Certificate or Opinion of Counsel.

(c)      Any Guarantor not released in accordance with the provisions of the Indenture will remain liable for the full amount of principal of (and premium, if any, on) and interest on the Notes as provided in this Article Fourteen, subject to the limitations of Section 1403.

Section 1405.	Guarantor Contribution.

To the extent permissible under the laws applicable to the relevant Guarantor, in order to provide for just and equitable contribution among the Guarantors, the Guarantors hereby agree, inter se, that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) under its Guarantee, such Funding Guarantor shall be entitled to a contribution from each other Guarantor as to be agreed among the Guarantors by separate agreement.

Section 1406.	[Reserved]
Section 1407.	Luxembourg Limitations

(a)      The payment obligation of any Guarantor incorporated under the laws of Luxembourg (a “Luxembourg Guarantor”) for the obligations of the Issuer or any other Guarantor that is not a Subsidiary of such Luxembourg Guarantor, shall be limited at any time, with no double counting, to an aggregate amount not exceeding the higher of:

(i)      ninety five per cent (95%) of the sum of such Luxembourg Guarantor’s own funds (capitaux propres) (as referred to in Annex 1 of the Luxembourg regulation dated 18 December 2015 defining the form and the content of the balance sheet and profit and loss account layouts and implementing among others article 34 of the Luxembourg law dated 19 December 2002 concerning the trade and companies register and the accounting and annual accounts of undertakings, as amended) (the “Own Funds”) and such Luxembourg Guarantor’s debt which is subordinated in right of payment (whether generally or specifically) to any claim of any Holder under any of the Notes Documents (the “Lux Subordinated Debt”), as determined on the basis of the then latest available annual accounts

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of such Luxembourg Guarantor duly established in accordance with applicable accounting rules, as at the date of this Indenture; and

(ii)     the sum of such Luxembourg Guarantor’s Own Funds and the Lux Subordinated Debt, as determined on the basis of the then latest available annual accounts of such Luxembourg Guarantor duly established in accordance with applicable accounting rules, as at the date of a guarantee payment under this Indenture.

(iii)    Where for the purpose of the above determinations, no duly established annual accounts are available for the relevant reference period (which, for the avoidance of doubt, includes a situation where, in respect of the determination to be made under (a) above, no final annual accounts have been established in due time in respect of the then most recently ended financial year) the relevant Luxembourg Guarantor shall, promptly, establish unaudited interim accounts (as of the date of the end of the then most recent financial quarter) or annual accounts (as applicable) duly established in accordance with applicable accounting rules, pursuant to which the relevant Luxembourg Guarantor’s Own Funds and Lux Subordinated Debt will be determined. If the relevant Guarantor fails to provide such unaudited interim accounts or annual accounts (as applicable) within 30 Business Days as from the request of the Trustee, the Trustee may appoint an independent auditor (réviseur d’entreprises agréé) or an independent reputable investment bank which shall undertake the determination of the relevant Luxembourg Guarantor’s Own Funds and Lux Subordinated Debt. In order to prepare such determination, the independent auditor (réviseur d’entreprises agréé) or the independent reputable investment bank shall take into consideration such available elements and facts at such time, including without limitation, the latest annual accounts of such Luxembourg Guarantor and any entities in which it has a direct or indirect equity interest, any recent valuation of the assets of such Luxembourg Guarantor and any of its direct or indirect Subsidiaries, the market value of the assets of such Guarantor and any entities in which it has a direct or indirect equity interest as if sold between a willing buyer and a willing seller as a going concern using a standard market multi criteria approach combining market multiples, book value, discounted cash flow or comparable public transaction of which price is known (taking into account circumstances at the time of the valuation and making all necessary adjustments to the assumption being used) and acting in a reasonable manner.

(b)      The limitation set forth in clause (a) shall not apply to any amounts borrowed under this Indenture and made directly or indirectly available, in any form whatsoever, to the Luxembourg Guarantor or to any of its direct or indirect Subsidiaries.

Section 1408.	Norwegian Limitations.

The Norwegian Financial Agreements Act shall not apply to this Indenture, except as required by § 2 of the Financial Agreements Act (if applicable). The liability of each Guarantor incorporated in Norway in its capacity as Guarantor (each a “Norwegian Guarantor”)  shall be limited to USD $750.0 million, plus any interest, default interest, commissions, charges, fees and expenses due under any Indenture Obligation. Notwithstanding any other provision of this Indenture to the contrary, the obligations and liabilities of any Norwegian Guarantor under this Indenture shall be limited by such mandatory provisions of sections 8-7 and/or 8-10 of the

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Norwegian Limited Liability Companies Act of 13 June 1997 (the “Act”) regarding restrictions on a Norwegian limited liability company’s ability to grant guarantees, loans, security or other financial assistance. The obligations of the Norwegian Guarantors shall only be limited to the extent this is required from time to time, and the Norwegian Guarantors shall be liable to the fullest extent permitted by the Act as amended from time to time. To the extent permitted by applicable law, if a payment under this Indenture by a Norwegian Guarantor has been made in contravention of the limitations contained in this Section 1408, the Holders shall not be liable for any damages in relation thereto, and the maximum amount repayable by the Holders as a consequence of such contravention shall be the amount received from that Norwegian Guarantor.

Section 1409.	Irish Limitations.

Notwithstanding anything to the contrary in this Indenture, the obligations, liabilities and undertakings of Parent Guarantor under this Guarantee shall be deemed not to be undertaken or incurred to the extent that the same would (a) constitute unlawful financial assistance prohibited by section 82 of the Companies Act 2014 of Ireland (or any analogous provision of any other applicable law), or (b) constitute a breach of section 239 of the Companies Act 2014 of Ireland (or any analogous provision of any other applicable law).

Section 1410.	Swiss Financial Assistance.

(a)      If and to the extent a Swiss Guarantor becomes liable under this Guarantee or any other Notes Document for obligations of the Issuer or any other Guarantor (other than the wholly owned direct or indirect subsidiaries of such Swiss Guarantor) (the “Restricted Obligations”) and if complying with such obligations would constitute a repayment of capital (Einlagerückgewähr), a violation of the legally protected reserves (gesetzlich geschützte Reserven) or the payment of a (constructive) dividend (Gewinnausschüttung) by such Swiss Guarantor or would otherwise be restricted under Swiss law and practice then applicable, such Swiss Guarantor’s aggregate liability for Restricted Obligations shall not exceed the amount of the Swiss Guarantor’s freely disposable equity (frei verfügbares Eigenkapital) at the time it becomes liable including, without limitation, any statutory reserves which can be transferred into unrestricted, distributable reserves, in accordance with Swiss law (the “Freely Disposable Amount”).

(b)      This limitation shall only apply to the extent it is a requirement under applicable law at the time any Swiss Guarantor is required to perform Restricted Obligations under the Notes Documents. Such limitation shall not free such Swiss Guarantor from its obligations in excess of the Freely Disposable Amount, but merely postpone the performance date thereof until such times when such Swiss Guarantor has again freely disposable equity. The limitation set out in this Section 1410 shall not apply to the extent such Swiss Guarantor guarantees or otherwise secures any amounts borrowed under any Notes Document which are on-lent to such Swiss Guarantor or to wholly owned direct or indirect subsidiaries of such Swiss Guarantor.

(c)      If the enforcement of the obligations of any Swiss Guarantor under the Notes Documents would be limited due to the effects referred to in this Indenture, such Swiss Guarantor shall further, to the extent permitted by applicable law and Swiss accounting standards and upon request by the Trustee, (i) write up or sell any of its assets that are shown in its balance sheet with a book value that is significantly lower than the market value of the assets, in case of sale, however,

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only if such assets are not necessary for such Swiss Guarantor’s business (nicht betriebsnotwendig) and (ii) reduce its share capital to the minimum allowed under then applicable law, provided that such steps are permitted under the Notes Documents.

(d)      Each Swiss Guarantor, and any direct holding company of the Swiss Guarantor which is a party to a Notes Document, shall procure that such Swiss Guarantor will take and will cause to be taken all and any action as soon as reasonably practicable but in any event within 30 Business Days from the request of the Trustee, including, without limitation, (i) the passing of any shareholders’ resolutions to approve any payment or other performance under this Indenture or any other Notes Documents, (ii) the provision of an audited interim balance sheet, (iii) the provision of a determination by such Swiss Guarantor of the Freely Disposable Amount based on such audited interim balance sheet, (iv) the provision of a confirmation from the auditors of such Swiss Guarantor that a payment by such Swiss Guarantor under the Notes Documents in an amount corresponding to the Freely Disposable Amount is in compliance with the provisions of Swiss corporate law which are aimed at protecting the share capital and legal reserves, and (v) the obtaining of any other confirmations which may be required as a matter of Swiss mandatory law in force at the time such Swiss Guarantor is required to make a payment or perform other obligations under this Indenture or any other Notes Document, in order to allow a prompt payment in relation to Restricted Obligations with a minimum of limitations.

(e)      If so required under applicable law (including tax treaties) at the time it is required to make a payment under this Indenture, each Swiss Guarantor:

(i)      shall use its best efforts to ensure that such payments can be made without deduction of Swiss withholding tax, or with deduction of Swiss withholding tax at a reduced rate, by discharging the liability to such tax by notification pursuant to applicable law (including tax treaties) rather than payment of the tax;

(ii)     shall deduct the Swiss withholding tax at such rate (being 35% on the date hereof) as in force from time to time if the notification procedure pursuant to Section 1410(e)(i) above does not apply; or shall deduct the Swiss withholding tax at the reduced rate resulting after discharge of part of such tax by notification if the notification procedure pursuant to Section 1410(e)(i) applies for a part of the Swiss withholding tax only; and shall pay within the time allowed any such taxes deducted to the Swiss Federal Tax Administration; and

(iii)    shall promptly notify the Trustee that such notification or, as the case may be, deduction has been made, and provide the Trustee with evidence that such a notification of the Swiss Federal Tax Administration has been made or, as the case may be, such taxes deducted have been paid to the Swiss Federal Tax Administration.

(f)      In the case of a deduction of Swiss withholding tax, each Swiss Guarantor shall use its best efforts to ensure that any person that is entitled to a full or partial refund of the Swiss withholding tax deducted from such payment under this Indenture or any other Notes Document, will, as soon as possible after such deduction:

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(i)      request a refund of the Swiss withholding tax under applicable law (including tax treaties); and

(ii)      pay to the Trustee upon receipt any amount so refunded.

(g)      The Trustee shall co-operate with the Swiss Guarantor to secure such refund.

(h)      To the extent any Swiss Guarantor is required to deduct Swiss withholding tax pursuant to this Guarantee, and if the Freely Disposable Amount is not fully utilised, such Swiss Guarantor will be required to pay an additional amount so that after making any required deduction of Swiss withholding tax the aggregate net amount paid to the Trustee is equal to the amount which would have been paid if no deduction of Swiss withholding tax had been required from such Swiss Guarantor, provided that (i) the aggregate amount paid (including the additional amount) shall in any event be limited to the Freely Disposable Amount (ii) such gross up is not explicitly prohibited under the applicable law or federal court practice, and (iii) such steps are permitted under the Notes Documents. In such case, if a refund of the Swiss withholding tax is made to a Holder, such Holder shall transfer the refund so received, after deduction of costs, to such Swiss Guarantor, subject to any right of set-off of such Holder pursuant to the Notes Documents.

(i)      The Parent Guarantor hereby represents that it is not resident for tax purposes in Switzerland and is not subject to Swiss withholding tax.

Section 1411.	Parallel Debt.

(a)      Each Guarantor, by way of an independent payment obligation, hereby irrevocably and unconditionally undertakes to pay to the Collateral Agent, as creditor in its own right and not as representative of the Holders, sums equal to and in the currency of each amount payable by such Guarantor to any of the Holders under the Indenture Obligations as and when that amount falls due for payment under the Indenture Obligations. The parties to this Indenture acknowledge and confirm that the parallel debt provisions contained herein shall not be interpreted so as to increase the maximum total amount of the obligations under the Indenture Obligations.

(b)      The obligations of each Guarantor under clause (a) above are several and are separate and independent from, and shall not in any way limit or affect, the corresponding obligations of such Guarantor to any Holder under the Indenture Obligations (its “Corresponding Debt”) nor shall the amounts for which each Guarantor is liable under clause (a) above (its “Parallel Debt”) be limited or affected in any way by its Corresponding Debt; provided, that: (x) the Collateral Agent shall not demand payment with regard to the Parallel Debt of any Guarantor to the extent that such Guarantor’s Corresponding Debt has been paid or (in the case of guarantee obligations) discharged and (y) none of the Collateral Agent, the Trustee or any Holder shall demand payment with regard to the Corresponding Debt of any Guarantor, to the extent that such Guarantor’s Parallel Debt has been paid or (in the case of guarantee obligations) discharged.

(c)      The Collateral Agent acts in its own name and not as agent and it shall have its own independent right to demand payment of the amounts payable by each Guarantor, under this Section 1411.  Collateral Agent may not assign or transfer any claim arising from the Parallel Debt other than to any successor agent.

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(d)      Any amount due and payable by a Guarantor, to the Collateral Agent in respect of a Parallel Debt under this Section 1411 shall be automatically decreased and discharged to the extent that such Guarantor has paid the corresponding amount under the Corresponding Debt and any amount due and payable by a Guarantor to the other applicable Holders under the Corresponding Debt shall be decreased to the extent that such Guarantor has paid the corresponding amount to the Collateral Agent under its Parallel Debt.  The Guarantors shall have all objections and defenses against the Parallel Debt which they have against the Corresponding Debt. An Event of Default in respect of the payment of the Corresponding Debt shall constitute a default within the meaning of section 3:248 Netherlands Civil Code with respect to the payment of the Parallel Debt without any notice being required.

(e)      The amount of the Parallel Debt of a Guarantor shall at all times be equal to the amount of its Corresponding Debt and the aggregate amount outstanding owed by the Guarantors under the Indenture Obligations at any time shall not exceed the amount of the Corresponding Debt at that time.

(f)      The rights of the Trustee and the Holders (other than the Collateral Agent in its capacity as parallel debt creditor) to receive payment of amounts payable by each Guarantor, under the Corresponding Debt are several and are separate and independent from, and without prejudice to, the rights of the Collateral Agent to receive payment under the Parallel Debt.

Section 1412.	Dutch Covenants.

Any fiscal unity (fiscale eenheid) for Dutch tax purposes, of which a Note Party forms part of, shall consist of Note Parties and/or Restricted Subsidiaries only. Each Guarantor organized under the laws of the Netherlands shall be solely resident for tax purposes in the Netherlands and shall not have any permanent establishment or other taxable presence outside the Netherlands, unless with the prior written consent of the Trustee (acting upon the direction of the Majority Holders).

Section 1413.	German Limitation of Liability.

(a)      In this Section 1413:

“Auditors’ Determination” shall have the meaning ascribed to that term in Section 1413(f).

“Enforcement Notice” shall have the meaning ascribed to that term in Section 1413(e).

“German Guarantor” means any Guarantor incorporated in Germany as (x) a limited liability company (Gesellschaft mit beschränkter Haftung - GmbH) (a “German GmbH Guarantor”) or (y) a limited partnership (Kommanditgesellschaft) with a limited liability company as general partner (a “German GmbH & Co. KG Guarantor”) in relation to whom any of the Holders intends to demand payment under this Guarantee.

“Guaranteed Obligor” shall have the meaning ascribed to that term in Section 1413(b).

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“Management Determination” shall have the meaning ascribed to that term in Section 1413(e).

“Net Assets” means the relevant company’s assets (Section 266 para. (2) A, B, C, D and E German Commercial Code (Handelsgesetzbuch)), less the aggregate of its liabilities (Section 266 para. (3) B (but disregarding any accruals (Rückstellungen) in respect of a potential enforcement of this Guarantee or any Transaction Security), C, D and E German Commercial Code), the amount of profits (Gewinne) not available for distribution to its shareholders in accordance with section 268 para. 8 German Commercial Code and the amount of its stated share capital (Stammkapital).

(b)      Subject to the provisions of this Section 1413, each Holder agrees not to enforce the guarantee under this Indenture if and to the extent that the guarantee under this Indenture secures any liability of a Guarantor which is an affiliated company (verbundenes Unternehmen) within the meaning of section 15 of the German Stock Corporation Act (Aktiengesetz) of a German Guarantor (other than that German Guarantor’s wholly-owned Subsidiaries) (the “Guaranteed Obligor”) and if and to the extent that a payment under this Guarantee would cause that German Guarantor’s (or, in the case of a German GmbH & Co. KG as Guarantor, its general partners’) Net Assets (determined pursuant to Section 1413(c), (e) and/or (f)) to be reduced below zero (Begründung einer Unterbilanz), or further reduced (Vertiefung einer Unterbilanz) if already below zero.

(c)      For the purposes of the calculation of the Net Assets the following balance sheet items shall be adjusted as follows:

(i)      the amount of any increase of the stated share capital (Erhöhungen des Stammkapitals) of the relevant German Guarantor after the date hereof that has been effected without the consent of the Holders, shall be deducted from the stated share capital at that time;

(ii)     liabilities incurred by the relevant German Guarantor in violation of the Notes Documents; and

(iii)    indebtedness which is subordinated to any Indebtedness outstanding under this Indenture (including indebtedness in respect of guarantees for financial indebtedness which is so subordinated),

shall be disregarded.

(d)      In addition, the German Guarantor and, where the guarantor is a German GmbH & Co. KG Guarantor, also its general partner, shall realize, to the extent legally permitted and commercially reasonable with respect to the cost of such sale, in a situation where the enforcement of this Guarantee would cause the Net Assets to fall below zero or be further reduced if already below zero, any and all of its assets that are shown in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of the asset if such asset is not ncesessary for the German Guarantor’s or, as the case may be, its general partner’s, business (betriebsnotwendig).

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(e)      Upon receipt of a payment demand notice to any German Guarantor under this Guarantee (the “Enforcement Notice”), the relevant German Guarantor shall deliver to the Holders, without undue delay, but in any event no later than 10 Business Days after receipt of the Enforcement Notice, (i) a written response, including the extent, if any, to which this Guarantee should not be enforced, (ii) its up-to-date balance sheet or, in the case of a German GmbH & Co. KG Guarantor, its and its general partner’s up-to-date balance sheet, and (iii) a reasonably detailed calculation of the amount of its Net Assets, taking into account the adjustments set forth in Section 1413(c) (clauses (i) through (iii), collectively, the “Management Determination”). The Management Determination shall be prepared as of the date of receipt of the Enforcement Notice.

(f)      Following the Holders’ receipt of the Management Determination, upon request by the Holders, the relevant German Guarantor shall deliver to the Holders, within 30 Business Days of such request, (i) its up-to-date balance sheet or, in the case of a German GmbH & Co. KG Guarantor, its and its general partner’s up-to-date balance sheet, drawn-up by its auditor and (ii) a detailed calculation of the amount of the Net Assets taking into account the adjustments set forth in Section 1413(c) (the “Auditor’s Determination”). Such balance sheet and Auditor’s Determination shall be prepared in accordance with the accounting principles as consistently applied by the German Guarantors. The Auditor’s Determination shall be prepared as of the date of receipt of the Enforcement Notice.

(g)      The Holders shall be entitled to demand payment under this Guarantee in an amount which would, in accordance with the Management Determination or, if applicable and taking into account any previous enforcement in accordance with the Management Determination, the Auditor’s Determination, not cause the German Guarantor’s Net Assets, or in the case of a German GmbH & Co. KG Guarantor, its general partner’s Net Assets, to be reduced below zero or further reduced if already below zero. If and to the extent that the Net Assets as determined by the Auditor’s Determination are lower than the amount enforced (i) in accordance with the Management Determination or (ii) without regard to the Management and/or Auditor’s Determination, the Holders shall release to the relevant German Guarantor (or in case of a German GmbH & Co. KG Guarantor to its general partner) such excess enforcement proceeds.

(h)      The restriction under Section 1413(b) shall not apply:

(i)      to the extent that this Guarantee secures (A) any loans that are on-lent, otherwise been passed on or actually disbursed to the relevant German Guarantor or any of its Subsidiaries and not repaid or (B) any guarantees issued under this Guarantee for the benefit of the relevant German Guarantor or any of its Subsidiaries which are not returned;

(ii)     if the relevant German Guarantor (as dominated entity) is subject to a domination and/or profit transfer agreement (Beherrschungs- und/oder Gewinnabführungsvertrag) (a “DPTA”) with the Guaranteed Obligor, whether directly or indirectly through a chain of DPTAs between each company and its shareholder (or in case of a German GmbH & Co. KG Guarantor between its general partner and its shareholder) provided that the existence of that DPTA does prevent the violation of

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section 30 of the German Act on Companies with Limited Liabilities (Gesetz betreffend die Gesellschaften mit beschränkter Haftung);

(iii)    if and to extent the relevant German Guarantor has on the date of enforcement of this Indenture a fully recoverable indemnity or claim for refund (vollwertiger Gegenleistungs- oder Rückgewähranspruch) against its shareholder or the Guaranteed Obligor;

(iv)    if and to the extent, despite being in a position to take measures as described above under Section 1413(d), the German Guarantor fails to take its best efforts to carry out such measures; or

(v)      if a court order providing for the commencement of insolvency proceedings in respect of the assets of the German Guarantor has been issued.

(i)      For the avoidance of doubt, nothing shall prevent the Trustee from enforcing its rights under this Indenture against a German Guarantor if and to the extent that such enforcement does not contravene the provisions, or such limitations are not required in order to protect the managing directors of a German Guarantor from incurring personal liability exposure with respect to breaches, of section 30 of the German Act on Companies with Limited Liability (as amended from time to time and as each interpreted by the German Federal Court).

(j)      The limitations set forth in this Section 1413 shall not affect the right of a Holder to claim again any amount outstanding at a later point in time if and to the extent that this Section 1413 would allow this at such later point in time.

Section 1414.	English Law Limitations.

Notwithstanding anything to the contrary in this Indenture, the guarantee, indemnity or other obligation provided under this Indenture by a Guarantor incorporated under the laws of England and Wales does not apply to any liability to the extent that it would result in such guarantee, indemnity or other obligation hereunder constituting unlawful financial assistance within the meaning of sections 678 or 679 of the Companies Act 2006 or any equivalent and applicable provisions under the laws of England and Wales.

Section 1415.	Mexican Law Limitations.

(a)      Notwithstanding anything to the contrary in this Indenture, with respect to any Mexican Guarantor, such Mexican Guarantor shall provide its consent for any renewal, extension, any change in, or any modification of, in any manner whatsoever, any of the obligations and liabilities of the Issuer or such Mexican Guarantor contained in the Notes or the Indenture.

(b)      Additionally, with respect to any Mexican Guarantor, in the event that proceedings are brought in Mexico seeking performance of payment obligations of such Mexican Guarantor, denominated in a currency other than Mexican Pesos, the Mexican Guarantor may discharge its obligations by paying any sum due in Mexican currency at the rate of exchange prevailing in the United Mexican States and fixed by Banco de Mexico published in the Official

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Gazette of the Federation (Diario Oficial de la Federación) on the date when payment is made, as provided by the Monetary Law of the United Mexican States (Ley Monetaria de los Estados Unidos Mexicanos).

(c)      The Trustee hereby accepts the trusts in the Indenture upon the terms and conditions herein set forth.

Section 1416.	Argentine Law Limitations.

(a)      Notwithstanding anything to the contrary in this Indenture, with respect to any and each of the Guarantors incorporated in Argentina (any such guarantor, an “Argentine Guarantor”), such Argentine Guarantor shall provide its consent for any renewal, extension, any change in, or any modification of, in any manner whatsoever, any of the obligations and liabilities of the Issuer or such Argentine Guarantor contained in the Notes or the Indenture.

(b)      Each of the Argentine Guarantors hereby acknowledges and recognizes that it is in the best interest of the Parent Guarantor and its Affiliates that the Supplemental Indenture (substantially in the form of Annex B to this Indenture) be executed by the Argentine Guarantors.

(c)

(i)      The parties hereto acknowledge that (a) this is part of a cross-border financing, (b) the transactions and disbursements made under the Notes are made and denominated in Dollars and (c) any and all payments to be made by any Argentine Guarantor hereunder shall be made exclusively in Dollars. The Argentine Guarantor waives (a) any right (including any right under Section 765 of the Argentine National Civil and Commercial Code (if applicable)) it may have in any jurisdiction to pay any amount under the Notes in a currency or currency unit other than that in which it is expressed to be payable or (b) the right to invoke any defense of payment impossibility (including any defense under Section 1091 of the Argentine Civil and Commercial Code), or similar defenses or principles (including, without limitation, equity or sharing of efforts principles, impossibility to comply with the obligations under Section 1732 of the Argentine Civil and Commercial Code, “onerosidad sobreviviente,” “lesión enorme” or “abuso del derecho” under Section 10 of the Argentine Civil and Commercial Code). Nothing in this Indenture or the Notes shall impair any of the rights of the First Lien Notes Secured Parties or justify the Argentine Guarantor in refusing to make payments hereunder in Dollars for any reason whatsoever, including, without limitation, any of the following: (a) the purchase of Dollars in Argentina by any means becoming more onerous or burdensome for the Issuer and/or the Argentine Guarantor than as of the date hereof and (b) the exchange rate in force in Argentina increasing significantly from that in effect as of the date hereof. Accordingly, the Argentine Guarantor assumes the risk of, and takes responsibility for any present or future circumstance (including circumstances that may constitute events of force majeure) that may affect the foreign exchange market or any methods for obtaining Dollars, or prevent or make more burdensome the acquisition of Dollars owed hereunder, and it agrees, in any event, to honor all its

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obligations by the delivery of the exact amount of Dollars owed hereunder outside Argentina.

(ii)     Each of the Argentine Guarantors hereby agrees that, if there is any restriction or prohibition to access to the Argentine foreign exchange market, or on the payment outside of Argentina of any amounts due under the Notes, or a requirement to have prior authorization of the Central Bank of the Republic of Argentina (Banco Central de la República Argentina) or of any other Authority, and such authorization is not obtained prior to the applicable payment date, the Argentine Guarantor shall, at its own expense, obtain the required amount of Dollars to pay the relevant amount, to the extent permitted by law, through (a) the purchase of any public or private bond or tradable debt or equity security listed in Argentina and denominated in Dollars, and transfer and sale of the same out of Argentina for the payment of the then-due amount in Dollars; (b) the purchase of the due amount in Dollars in any market in which it may be purchased, with any legal tender; or (c) any other lawful mechanism for the acquisition of Dollars. It is hereby clarified and understood that, in case new regulations prohibit the mechanisms referred to in (a) through (c) above, the parties (including the Argentine Guarantor) shall negotiate, in good faith, reasonable available alternatives for the Argentine Guarantor to fulfill its obligations under this Indenture. Any payment obligations shall only be discharged upon the receipt by each of the First Lien Notes Secured Parties of the full payment of all such payment obligations, in Dollars. Interest shall continue to accrue as specified in this Indenture and the Notes on any amounts that are not paid on the due date therefor as a result of the Argentine Guarantor or any other entity’s entering into or consummating any transaction to obtain Dollars to make any required payment hereunder or the Notes and such shall continue to accrue until full payment of such amount due is made to the relevant First Lien Notes Secured Party.

(iii)    Without limiting the generality of any other provision of this Indenture, the Argentine Guarantor hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, all rights and benefits set forth in Articles 1584 (Excepciones al beneficio de excusión), 1583 (Beneficio de excusión) the first paragraph of 1585 (Beneficio de excusión en caso de coobligados), 1588 (Efectos de la sentencia), 1589 (Beneficio de división), 1592 (Subrogación) (as long as there are any outstanding payment obligations under the Notes), 1594 (Derechos del fiador), 1595 (as long as there are any outstanding payment obligations under the Notes), 1596 (Causales de extinción), 1597 (Novación) and 1598 (Evicción) of the Argentine Civil and Commercial Code. Furthermore, the Argentine Guarantor hereby waives the right to request the termination of this Indenture for any of the events set forth in items (b), (c) and (d) of Article 1596 (Causales de extinción) of the Argentine Civil and Commercial Code.

Section 1417.	Brazilian Law Limitations and Waivers.

(a)      Notwithstanding anything to the contrary in this Indenture, with respect to any and each of the Guarantors incorporated in Brazil (any such guarantor, a “Brazilian Guarantor”), such Brazilian Guarantor shall provide its consent for any material extension or modification of any of the obligations and liabilities of the Issuer or such Brazilian Guarantor contained in the Notes or the Indenture.

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(b)      Each of the Brazilian Guarantors hereby unconditionally and irrevocably waives any and all rights provided under the relevant applicable law of Brazil on prior demand and protest, including those of articles 333, sole paragraph, 364, 366, 368, 827, 830, 834, 835, 837, 838 and 839 of Federal Law No. 10,406, dated January 10, 2002, as amended (Brazilian Civil Code), and articles 130 and 794 of Federal Law No. 13,105, dated March 16, 2015, as amended (Brazilian Civil Procedure Code).

Section 1418.	Joinder by Supplemental Indenture.

The Argentine Guarantors and the Brazilian Guarantors in existence on the Initial Issuance Date shall be required to join this Indenture on the Initial Issuance Date by one or more supplemental indentures hereto.

Article Fifteen
COLLATERAL

Section 1501.	Collateral Documents.

(a)      The due and punctual payment of the principal of, premium and interest, on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium and interest on the Notes and performance of all other Indenture Obligations of the Issuer and the Guarantors to the Holders, the Trustee or the Collateral Agent under this Indenture, the Notes, the Guarantees and the Collateral Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Collateral Documents, which define the terms of the Liens that secure the Indenture Obligations, subject to the terms of the Intercreditor Agreements. The Trustee and the Issuer hereby acknowledge and agree that the Collateral Agent holds the security interest for the benefit of itself, the Holders and the Trustee and pursuant to the terms of this Indenture and the Collateral Documents. Each Holder, by accepting a Note, and each beneficial owner of an interest in a Note, consents and agrees to the terms of the Collateral Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) and the Intercreditor Agreements as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture and the Intercreditor Agreements, and authorizes and directs the Collateral Agent to enter into the Collateral Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. Subject to the Applicable Collateral Limitations, the Issuer shall deliver to the Collateral Agent copies of all documents required to be filed pursuant to the Collateral Documents to which the Collateral Agent is a party, and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 1501, to provide to the Collateral Agent the security interest in the Collateral contemplated hereby and/or by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of the Indenture Obligations secured hereby or thereby, according to the intent and purposes herein expressed. Subject to the Applicable Collateral Limitations, the Issuer shall, and shall cause the Subsidiaries of the Issuer to, take any and all actions and make all filings (including the filing of UCC or PPSA financing statements, continuation statements and amendments thereto (or analogous procedures under the applicable laws in the relevant Covered Jurisdiction)) required to cause the Collateral Documents to create

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and maintain, as security for the Indenture Obligations of the Issuer and the Guarantors to the First Lien Notes Secured Parties, a valid and enforceable perfected (or any analogous concept to the extent perfection does not apply in the relevant jurisdiction) Lien and security interest in and on all of the Collateral (subject to terms of the Intercreditor Agreements and the other Collateral Documents), in favor of the Collateral Agent for the benefit of itself, the Holders and the Trustee subject to no Liens other than Liens permitted by Section 1010 hereof.

(b)      Notwithstanding any provision hereof to the contrary, the provisions of this Article Fifteen are qualified in their entirety by the Applicable Collateral Limitations and neither the Issuer nor any Guarantor shall be required pursuant to this Indenture or any Collateral Document to take any action limited by the Applicable Collateral Limitations.

Section 1502.	Release of Collateral

(a)      The Liens securing the Notes will be automatically released, all without delivery of any instrument or performance of any act by any party, at any time and from time to time as provided by this Section 1502. Upon such release, subject to the terms of the Collateral Documents, all rights in the released Collateral securing Indenture Obligations shall revert to the Issuer and the Guarantors, as applicable. The Collateral shall be released from the Lien and security interest created by the Collateral Documents and the Trustee (subject to its receipt of an Officers’ Certificate and Opinion of Counsel as provided below) shall execute documents evidencing such release (if any), and instruct the Collateral Agent in writing to execute, as applicable, and the Collateral Agent (subject to its receipt of an Officers’ Certificate and Opinion of Counsel as provided below) shall execute, the same at the Issuer’s sole cost and expense, under one or more of the following circumstances:

(i)      in whole upon:

(A)      payment in full of the principal of, together with accrued and unpaid interest, on, the Notes and all other Indenture Obligations under this Indenture, the Guarantees and the Collateral Documents (for the avoidance of doubt, other than contingent Indenture Obligations in respect of which no claims have been made) that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid;

(B)      satisfaction and discharge of this Indenture with respect to the Notes as set forth under Section 401; or

(C)      a Legal Defeasance or Covenant Defeasance of this Indenture with respect to the Notes as set forth under Sections 1302 or 1303 hereof, as applicable;

(ii)     in whole or in part, with the consent of Holders of the Notes in accordance with Article Nine of this Indenture;

(iii)    in part, as to any asset:

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(A)      (I) constituting Collateral that is sold or otherwise disposed of by the Issuer or any of the Guarantors to any Person that is not the Issuer or a Guarantor in a transaction permitted by this Indenture (to the extent of the interest sold or disposed of) or (II) constituting Collateral, in accordance with the provisions of an Intercreditor Agreement, or

(B)      that is held by a Guarantor that ceases to be a Guarantor, or

(C)      that becomes an Excluded Asset, or

(D)      constituting an Equity Interest of any Person that is not the surviving party in any merger, consolidation or amalgamation permitted by this Indenture; provided that (I) the proceeds received in respect of such Equity Interests and (II) the Equity Interests of the surviving party in any such merger, consolidation or amalgamation constituting Collateral, in the case of (I) and (II), shall not be released from the Lien and security interest created by the Collateral Documents, or

(E)      that is otherwise released in accordance with, and as expressly provided for by the terms of, this Indenture and the Collateral Documents,

provided that, in the case of clause (iii)(A)(II), the proceeds of such Collateral shall be applied in accordance with the applicable Intercreditor Agreement.

(b)      In addition, the Liens with respect to any portion of the Notes (less than all of the Notes) shall be automatically released, all without delivery of any instrument or performance of any act by any party, at any time and from time to time as provided by this Section 1502 and the Trustee (subject to its receipt of an Officers’ Certificate and Opinion of Counsel as provided below) shall execute documents evidencing such release (if any), and instruct the Collateral Agent in writing to execute, as applicable, and the Collateral Agent (subject to its receipt of an Officers’ Certificate and Opinion of Counsel as provided below) shall execute the same at the Issuer’s sole cost and expense, upon payment in full of the principal of, together with accrued and unpaid interest on, the applicable Notes and all other Indenture Obligations under this Indenture, the Guarantees and the Collateral Documents in respect of such Notes (for the avoidance of doubt, other than contingent Indenture Obligations in respect of which no claims have been made) that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid.

(c)      With respect to any release of Collateral or release of the Notes from the Liens securing the Notes, upon receipt of an Officers’ Certificate and an Opinion of Counsel (provided that, in the case of the release of any Collateral, together with all other Collateral being released in one transaction or a series of related transactions, has a value of less than $50 million as certified to the Trustee and the Collateral Agent in an Officers’ Certificate, such opinion may be provided by an employee of the Issuer, a Guarantor or a Restricted Subsidiary, and need not be provided by an attorney admitted to practice in New York and may assume that the applicable law (including New York law) in respect of such opinion is identical to Texas law (or the law of any other jurisdiction in which such employee is admitted to practice law)) stating that all

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conditions precedent under this Indenture, the applicable Intercreditor Agreements and the Collateral Documents, as applicable, to such release have been met and that it is permitted for the Trustee and/or the Collateral Agent to execute and deliver the documents requested by the Issuer in connection with such release, and any necessary or proper instruments of termination, satisfaction, discharge or release prepared by the Issuer, the Trustee shall, or shall cause the Collateral Agent to, and the Collateral Agent shall, execute, deliver or acknowledge (at the Issuer’s expense) such instruments or releases (whether electronically or in writing) to evidence, and shall do or cause to be done all other acts reasonably necessary to effect, in each case as soon as reasonably practicable, the release and discharge of any Collateral or any Notes permitted to be released pursuant to this Indenture, the Intercreditor Agreements or the other Collateral Documents. Neither the Trustee nor the Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officers’ Certificate or Opinion of Counsel, and notwithstanding any term hereof or in any Collateral Document or the Intercreditor Agreements to the contrary, but without limiting any automatic release provided hereunder or under any Collateral Document, the Trustee and the Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction, discharge or termination, unless and until it receives such Officers’ Certificate and Opinion of Counsel.

Section 1503.	Suits to Protect the Collateral

Subject to the provisions of Article Six hereof and the Collateral Documents and the Intercreditor Agreements, the Trustee, without the consent of the Holders, on behalf of the Holders, following the occurrence of an Event of Default that is continuing, may or may instruct the Collateral Agent in writing to take all actions it reasonably determines are necessary in order to:

(a)      enforce any of the terms of the Collateral Documents; and

(b)      collect and receive any and all amounts payable in respect of the Indenture Obligations hereunder.

Subject to the provisions of the Collateral Documents and the Intercreditor Agreements, the Trustee and the Collateral Agent shall have the power to institute and to maintain such suits and proceedings as the Trustee may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may determine to preserve or protect its interests and the interests of the Holders in the Collateral. Nothing in this Section 1503 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Collateral Agent.

Section 1504.	Authorization of Receipt of Funds by the Trustee Under the Collateral Documents.

Subject to the provisions of the Intercreditor Agreements, the Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Collateral Documents, and

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to make further distributions of such funds to the Holders according to the provisions of this Indenture.

Section 1505.	Purchaser Protected.

In no event shall any purchaser or other transferee in good faith of any property or asset purported to be released hereunder be bound to ascertain the authority of the Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property, asset or rights permitted by this Article Fifteen to be sold be under any obligation to ascertain or inquire into the authority of the Issuer or the applicable Guarantor to make any such sale or other transfer.

Section 1506.	Powers Exercisable by Receiver or Trustee

In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article Fifteen upon the Issuer or a Guarantor with respect to the release, sale or other disposition of such property or asset may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or a Guarantor or of any Officer or Officers thereof required by the provisions of this Article Fifteen; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

Section 1507.	Release Upon Termination of the Issuer’s Obligations.

In the event that the Issuer delivers to the Trustee an Officers’ Certificate certifying that (i) payment in full of the principal of, together with accrued and unpaid interest on, the Notes and all other Indenture Obligations that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid or (ii) the Issuer shall have exercised its Legal Defeasance option or its Covenant Defeasance option, in each case in compliance with the provisions of Section 1302 or 1303 hereof, as applicable, and an Opinion of Counsel stating that all conditions precedent to the execution and delivery of such notice by the Trustee have been satisfied, the Trustee shall deliver to the Issuer and the Collateral Agent a notice, in form reasonably satisfactory to the Collateral Agent, stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral solely on behalf of the Holders of the Notes without representation, warranty or recourse (other than with respect to funds held by the Trustee pursuant to Section 1302 or 1033 hereof, as applicable), and any rights it has under the Collateral Documents solely on behalf of the Holders of the Notes and upon receipt by the Collateral Agent of such notice, the Collateral Agent shall be deemed not to hold a Lien in the Collateral on behalf of the Trustee and shall execute and deliver all documents and do or cause to be done (at the expense of the Issuer and upon receipt of the Officers’ Certificate and Opinion of Counsel described in Section 1502(c)) all acts reasonably requested by the Issuer to release and discharge such Lien as soon as is reasonably practicable.

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Section 1508.	Collateral Agent.

(a)      The Issuer and each of the Holders by acceptance of the Notes, and each beneficial owner of an interest in a Note, hereby designates and appoints the Collateral Agent as its agent under this Indenture, the Intercreditor Agreements and the other Collateral Documents and the Issuer directs and authorizes and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Collateral Agent to take such action on its behalf under the provisions of this Indenture and the Collateral Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Indenture, the Intercreditor Agreements and the other Collateral Documents, and consents and agrees to the terms of the Intercreditor Agreements and each Collateral Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms or the terms of this Indenture. The Collateral Agent agrees to act as such on the express conditions contained in this Section 1508. The provisions of this Section 1508 are solely for the benefit of the Collateral Agent and none of the Trustee, any of the Holders nor any of the Grantors shall have any rights as a third party beneficiary of any of the provisions contained herein. Each Holder agrees that any action taken by the Collateral Agent in accordance with the provision of this Indenture, the Intercreditor Agreements and/or the Collateral Documents, and the exercise by the Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders. Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Intercreditor Agreements and the other Collateral Documents, the duties of the Collateral Agent shall be ministerial and administrative in nature, and Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the other Notes Documents to which the Collateral Agent is a party, nor shall the Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee or any Holder or any Grantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Intercreditor Agreements and the other Collateral Documents or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

Without limiting the generality of the foregoing the Collateral Agent hereby undertakes, and each of the Holders by acceptance of the Notes and each beneficial owner of an interest in a Note authorize the Collateral Agent to:

(i)     hold and administer, or as the case may be authorize and appoint, on behalf of and for the benefit of the Holders and beneficial owners of an interest in the Notes, any other person in accordance with the Intercreditor Agreements, any non-accessory Collateral (nicht-akzessorische Sicherheit) governed by the laws of the Federal Republic of Germany as fiduciary (treuhänderisch) in its own name but for the benefit of the Holders and beneficial owners of an interest in the Notes;

(ii)    hold and administer any accessory Collateral (akzessorische Sicherheit) governed by the laws of the Federal Republic of Germany as direct representative (direkter

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Stellvertreter) in the name and on behalf of the Holders and beneficial owners of an interest in the Notes;

(iii)   accept, enter into and execute, as its direct representative (direkter Stellvertreter) any pledge or other creation of any accessory security right (akzessorische Sicherheit) granted in favor of any Holder under German law in connection with the Notes and to agree to and execute in its name and on its behalf as its direct representative (direkter Stellvertreter) any amendments, confirmations and/or alterations to any Collateral Document governed by German law which creates a pledge or any other accessory security right (akzessorische Sicherheit) including the release or confirmation of release of such Collateral.

(b)      The Collateral Agent may perform any of its duties under this Indenture, the Intercreditor Agreements or the other Collateral Documents by or through receivers, agents, employees, attorneys-in-fact or with respect to any specified Person, such Person’s Affiliates, and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates, (a “Related Person”) and shall be entitled to advice of counsel concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by legal counsel. The Collateral Agent shall not be responsible for the negligence or willful misconduct of any receiver, agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made in good faith.

(c)      Neither the Collateral Agent nor any of its Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture, the Intercreditor Agreements or the other transactions contemplated hereby (except for its own gross negligence or willful misconduct as determined by a final order of a court of competent jurisdiction) or under or in connection with any Collateral Document or the transactions contemplated thereby (except for its own gross negligence or willful misconduct as determined by a final order of a court of competent jurisdiction), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Issuer or any other Grantor or Affiliate of any Grantor, or any Officer or Related Person thereof, contained in this Indenture, or any other Notes Documents, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Indenture, the Intercreditor Agreements or the other Collateral Documents, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture, the Intercreditor Agreements or the other Collateral Documents, or for any failure of any Grantor or any other party to this Indenture or the Collateral Documents to perform its obligations hereunder or thereunder. Neither the Collateral Agent nor any of its Related Persons shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture, the Intercreditor Agreements or the other Collateral Documents or to inspect the properties, books, or records of any Grantor or any Grantor’s Affiliates.

(d)      The Collateral Agent shall be entitled (in the absence of gross negligence or willful misconduct) to rely, and shall be fully protected in relying, upon any writing, resolution,

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notice, consent, certificate, affidavit, letter, telegram, facsimile, certification, telephone message, statement, or other communication, document or conversation (including those by telephone or e-mail) believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Issuer or any other Grantor), independent accountants and/or other experts and advisors selected by the Collateral Agent. The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document. Unless otherwise expressly required hereunder or pursuant to any Collateral Document, the Collateral Agent shall be fully justified in failing or refusing to take any action under this Indenture, the Intercreditor Agreements or the other Collateral Documents unless it shall first receive such written advice or concurrence of the Trustee or the Holders of a majority in aggregate principal amount of the Notes as it determines and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected from claims by any Holders in acting, or in refraining from acting, under this Indenture, the Intercreditor Agreements or the other Collateral Documents in accordance with a request, direction, instruction or consent of the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.

(e)      The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a Responsible Officer of the Collateral Agent shall have received written notice from the Holders or the Issuer referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article Six or the Holders of a majority in aggregate principal amount of the Notes (subject to this Section 1508).

(f)      The Collateral Agent may resign at any time by notice to the Trustee and the Issuer, such resignation to be effective upon the acceptance of a successor agent to its appointment as Collateral Agent. If the Collateral Agent resigns under this Indenture, the Issuer shall appoint a successor collateral agent. If no successor collateral agent is appointed prior to the intended effective date of the resignation of the Collateral Agent (as stated in the notice of resignation), the Issuer shall appoint a successor collateral agent. If no successor collateral agent is appointed by the Issuer pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Collateral Agent shall be entitled to petition a court of competent jurisdiction to appoint a successor. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent, and the term “Collateral Agent” shall mean such successor collateral agent, and the retiring Collateral Agent’s appointment, powers and duties as the Collateral Agent shall be terminated. After the retiring Collateral Agent’s resignation hereunder, the provisions of this Section 1508 (and Section 607) shall continue to inure to its benefit and the retiring Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Indenture. If the Collateral Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate

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trust business to, another corporation, the successor corporation without any further act will be the successor Collateral Agent.

(g)      The Issuer and each of the Holders by its acceptance of the Notes, and each beneficial owner of an interest in a Note, hereby authorizes the Trustee and the Collateral Agent, respectively, to appoint co-Collateral Agents, sub-agents and other additional Collateral Agents (and, in each case, appointment of such person shall be reflected in documentation, which the Trustee and the Collateral Agent are hereby authorized to enter into). Except as otherwise explicitly provided herein or in the Collateral Documents, neither the Collateral Agent nor any of its respective officers, directors, employees or agents or other Related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of their respective officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own gross negligence or willful misconduct as determined by a final order of a court of competent jurisdiction.

(h)      The Collateral Agent is authorized and directed to (i) enter into the Collateral Documents to which it is party, whether executed on or after the Initial Issuance Date, (ii) to enter into the Intercreditor Agreements (including any First Lien Other Intercreditor Agreement or ABL Intercreditor Agreement), (iii) make the representations of the Holders set forth in the Intercreditor Agreements and the other Collateral Documents, (iv) bind the Holders on the terms as set forth in the Intercreditor Agreements and the other Collateral Documents and (v) perform and observe its obligations under the Intercreditor Agreements and the other Collateral Documents.

(i)      If applicable, the Collateral Agent is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the Code can be perfected only by possession. Should the Trustee obtain possession of any such Collateral, upon request from the Issuer, the Trustee shall notify the Collateral Agent thereof and promptly shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.

(j)      The Collateral Agent shall not have any obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by any Grantor or is cared for, protected, or insured or has been encumbered, or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all or the Grantor’s property constituting collateral intended to be subject to the Lien and security interest of the Collateral Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Agent pursuant to this Indenture, the Intercreditor Agreements or any other Collateral Document other than pursuant to the instructions of the Trustee or the Holders of a majority in aggregate principal

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amount of the Notes accompanied by, if requested, indemnity satisfactory to it or as otherwise provided in the Intercreditor Agreements or the other Collateral Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Collateral Agent shall not have any other duty or liability whatsoever to the Trustee or any Holder or any other Collateral Agent as to any of the foregoing.

(k)      No provision of this Indenture, the Intercreditor Agreements or any other Collateral Document shall require the Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the Collateral Agent) unless it shall have first received indemnity satisfactory to the Collateral Agent against potential costs and liabilities incurred by the Collateral Agent relating thereto. Notwithstanding anything to the contrary contained in this Indenture, the Intercreditor Agreements or the other Collateral Documents, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances unless the Collateral Agent has received security or indemnity from the Holders in an amount and in a form all satisfactory to the Collateral Agent in its sole discretion, protecting the Collateral Agent from all such liability. The Collateral Agent shall at any time be entitled to cease taking any action described in this paragraph (k) if it no longer reasonably deems any indemnity, security or undertaking from the Issuer or the Holders to be sufficient.

(l)      The Collateral Agent (i) shall not be liable for any action taken or omitted to be taken by it in connection with this Indenture, the Intercreditor Agreements and the other Collateral Documents or instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct, (ii) shall not be liable for interest on any money received by it except as the Collateral Agent may agree in writing with the Issuer (and money held in trust by the Collateral Agent (a) shall be held uninvested without liability for interest, unless otherwise agreed in writing, (b) shall be held in a non-interest bearing trust account and (c) not be segregated from other funds except to the extent required by law) and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The grant of permissive rights or powers to the Collateral Agent shall not be construed to impose duties to act.

(m)      Neither the Collateral Agent nor the Trustee shall be liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. Neither the Collateral Agent nor the Trustee shall be liable for any indirect, special, punitive, incidental or consequential damages (included but not limited to lost

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profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action.

(n)      The Collateral Agent does not assume any responsibility for any failure or delay in performance or any breach by the Issuer or any other Grantor under this Indenture, the Intercreditor Agreements and the other Collateral Documents. The Collateral Agent shall not be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained in any Notes Documents or in any certificate, report, statement, or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Indenture, the Intercreditor Agreements or any other Collateral Document; the execution, validity, genuineness, effectiveness or enforceability of the Intercreditor Agreements and any Collateral Documents of any other party thereto; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Indenture Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its Indenture Obligations under this Indenture, the Intercreditor Agreements and the Collateral Documents. The Collateral Agent shall not have any obligation to any Holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of this Indenture, the Intercreditor Agreements or the other Collateral Documents, or the satisfaction of any conditions precedent contained in this Indenture, the Intercreditor Agreements or any other Collateral Documents. No Collateral Agent shall be required to initiate or conduct any litigation or collection or other proceeding under this Indenture and the Collateral Documents unless expressly set forth hereunder or thereunder. Without limiting its obligations as expressly set forth herein, the Collateral Agent shall have the right at any time to seek instructions from the Holders with respect to the administration of the Notes Documents.

(o)      The parties hereto and the Holders hereby agree and acknowledge that the Collateral Agent shall not assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Intercreditor Agreements, the other Collateral Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture, the Intercreditor Agreements and the other Collateral Documents, the Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Collateral Agent in the Collateral and that any such actions taken by the Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral. However, if the Collateral Agent is required to acquire title to an asset pursuant to this Indenture which in the Collateral Agent’s reasonable discretion may cause the Collateral Agent to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause the Collateral Agent to incur liability under CERCLA or any equivalent federal, state or local law, the Collateral

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Agent reserves the right, instead of taking such action, to either resign as the Collateral Agent or arrange for the transfer of the title or control of the asset to a court-appointed receiver.

(p)      Upon the receipt by the Collateral Agent of an Officers’ Certificate and an Opinion of Counsel as set forth in this Section 1508(p), the Collateral Agent is hereby authorized to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustee, any Collateral Document to be executed after the Initial Issuance Date. Any such execution of a Collateral Document shall be at the direction and expense of the Issuer, upon delivery to the Collateral Agent of an Officers’ Certificate (which Officers’ Certificate shall instruct the Collateral Agent to execute and enter such Collateral Document) and an Opinion of Counsel (provided that such opinion may be provided by an employee of the Issuer, a Guarantor or a Restricted Subsidiary, and need not be provided by an attorney admitted to practice in New York and may assume that the applicable law (including New York law) in respect of such opinion is identical to Texas law (or the law of any other jurisdiction in which such employee is admitted to practice law)), in each case, stating (i) it is being delivered to the Collateral Agent pursuant to this Section 1508(p), (ii) the execution and delivery of such Collateral Document are authorized or permitted by the Indenture and (iii) that all conditions precedent (if any) to the execution and delivery of the Collateral Document have been satisfied. The Holders, by their acceptance of the Notes, hereby authorize and direct the Collateral Agent to execute such Collateral Documents.

(q)      Subject to the provisions of the Intercreditor Agreements and the other Collateral Documents, each Holder, by acceptance of the Notes, agrees that the Collateral Agent shall execute and deliver the Intercreditor Agreements and the other Collateral Documents to which it is a party and all agreements, documents and instruments incidental thereto (including any releases permitted hereunder), and act in accordance with the terms thereof. For the avoidance of doubt, the Collateral Agent shall not be required to exercise discretion under this Indenture, the Intercreditor Agreements or the other Collateral Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Holders of a majority in aggregate principal amount of the then outstanding Notes or the Trustee, as applicable, except as otherwise expressly provided for herein or in any Collateral Document. If the Issuer or any Guarantor (i) incurs ABL Obligations at any time when no ABL Intercreditor Agreement is in effect, and (ii) delivers to the Collateral Agent an Officers’ Certificate so stating and requesting the Collateral Agent to enter into the ABL Intercreditor Agreement to effect the lien subordination (solely with respect to ABL Priority Collateral) in favor of a designated agent or representative for the holders of the ABL Obligations so incurred and the other terms contemplated by the terms of such ABL Obligations, the Collateral Agent shall (and is hereby authorized and directed to) enter into such ABL Intercreditor Agreement in order to bind the Holders on the terms set forth therein and perform and observe its obligations thereunder.

(r)      After the occurrence of an Event of Default, the Trustee may direct the Collateral Agent in connection with any action required or permitted by this Indenture, the Intercreditor Agreements or the other Collateral Documents.

(s)      The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Intercreditor Agreements and other Collateral

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Documents or and to the extent not prohibited under the Intercreditor Agreements, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of this Indenture.

(t)      Subject to the terms of the Collateral Documents, in each case that the Collateral Agent may or is required hereunder or under any other Notes Document to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any other Notes Document, the Collateral Agent may seek direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. The Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. Subject to the terms of the Collateral Documents, if the Collateral Agent shall request direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes with respect to any Action, the Collateral Agent shall be entitled to refrain from such Action unless and until the Collateral Agent shall have received direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes, and the Collateral Agent shall not incur liability to any Person by reason of so refraining.

(u)      Notwithstanding anything to the contrary in this Indenture or any other Notes Document, in no event shall the Collateral Agent or the Trustee be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture or the other Notes Documents (including without limitation the filing or continuation of any UCC or PPSA financing or continuation statements or similar documents or instruments (or analogous procedures under the applicable laws in the relevant Covered Jurisdiction)), nor shall the Collateral Agent or the Trustee be responsible for, and neither the Collateral Agent nor the Trustee makes any representation regarding, the validity, effectiveness or priority of any of the Collateral Documents or the security interests or Liens intended to be created thereby.

(v)      Before the Collateral Agent acts or refrains from acting in each case at the request or direction of the Issuer, the Guarantors, or the Trustee, it may require an Officers’ Certificate and an Opinion of Counsel to its reasonable satisfaction. The Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(w)      Notwithstanding anything to the contrary contained herein, the Collateral Agent shall act pursuant to the instructions of the Holders and/or the Trustee solely with respect to the Collateral Documents and the Collateral.

(x)      The Issuer shall pay compensation to, reimburse expenses of and indemnify the Collateral Agent in accordance with Section 607 hereof, with the references to the “Trustee” in Section 607 hereof deemed to include a reference to the Collateral Agent.

(y)      The Issuer and each of the Holders by acceptance of the Notes acknowledges and directs that the benefits, indemnities, privileges, protections, and rights of Collateral Agent shall extend to (and may be claimed directly or by the Collateral Agent on behalf of) each sub-agent, as the case may be.

146

Section 1509.	Quebec Law Matters.

For the purposes of any grant of security under the laws of the Province of Quebec which may in the future be required to be provided by any Note Party, the Collateral Agent is hereby irrevocably authorized and appointed by each of the Holders to act as hypothecary representative (within the meaning of Article 2692 of the Civil Code of Quebec) for all present and future Holders (in such capacity, the “Hypothecary Representative”) in order to hold any hypothec granted under the laws of the Province of Quebec and to exercise such rights and duties as are conferred upon the Hypothecary Representative under the relevant deed of hypothec and applicable laws (with the power to delegate any such rights or duties). Any Person who becomes a Holder or successor Collateral Agent shall be deemed to have consented to and ratified the foregoing appointment of the Collateral Agent as the Hypothecary Representative on behalf of all Holders, including such Person and any Affiliate of such Person designated above as a Holder. For greater certainty, the Collateral Agent, acting as the Hypothecary Representative, shall have the same rights, powers, immunities, indemnities and exclusions from liability as are prescribed in favor of the Collateral Agent in this Indenture, which shall apply mutatis mutandis. In the event of the resignation of the Collateral Agent (which shall include its resignation as the Hypothecary Representative) and appointment of a successor Collateral Agent, such successor Collateral Agent shall also act as the Hypothecary Representative, as contemplated above.

Section 1510.	Scottish Appointment Matters

The Collateral Agent declares that it holds in trust for the First Lien Notes Secured Parties, on the terms contained in this Article Fifteen: (A) the Collateral expressed to be subject to the Liens created in favor of the Collateral Agent as trustee for the First Lien Notes Secured Parties by or pursuant to each Collateral Document which is governed by or subject to the laws of Scotland, and all proceeds of that Collateral; (B) all obligations expressed to be undertaken by any Note Party to pay amounts in respect of the Obligations to the Collateral Agent as trustee for the First Lien Notes Secured Parties and secured by any Collateral Document which is governed by or subject to the laws of Scotland together with all representations and warranties expressed to be given by any Note Party or any other Person in favor of the Collateral Agent as trustee for the First Lien Notes Secured Parties; and (C) any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Collateral Agent is required by the terms of the Notes Documents to hold as trustee in trust for the First Lien Notes Secured Parties.

Without prejudice to the other provisions of this Article Fifteen, each of the Holders, and by their acceptance of the benefits of the Notes Documents and the other holders of Indenture Obligations hereby irrevocably authorizes the Collateral Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretion specifically given to the Collateral Agent as trustee for the First Lien Notes Secured Parties under or in connection with the Notes Documents together with any other incidental rights, powers, authorities and discretions. For the avoidance of doubt, the Collateral Agent in its capacity as trustee for the First Lien Notes Secured Parties shall have the same rights, powers, immunities, indemnities and exclusions from liability as are prescribed in favor of the Collateral Agent in this Indenture, which shall apply mutatis mutandis and the use of the term “trustee” in this section is a matter of Scottish custom and does not impose any obligations on the Collateral Agent to act as a “trustee” under New York law.

147

Section 1511.	Swiss Appointment Matters.

In relation to the Collateral Documents governed by the laws of Switzerland which provide for a non-accessory security interest (nicht-akzessorische Sicherheiten), the Collateral Agent shall hold and administer and, as the case may be, release and (subject to it having become enforceable) realize any such Collateral (including any and all benefits in connection with such Collateral Documents and any and all proceeds of such Collateral) on a fiduciary basis (treuhänderisch) for itself and for the benefit of all other First Lien Notes Secured Parties.

In relation to the Collateral Documents governed by the laws of Switzerland which provide for an accessory security interest (akzessorische Sicherheiten), the Collateral Agent shall hold and administer and, as the case may be, release and (subject to it having become enforceable) realize any such Collateral (including any and all benefits in connection with such Collateral Documents and any and all proceeds of such Collateral) for itself (including as creditor of the Parallel Debt) and as direct representative (direkter Stellvertreter) in the name and on behalf of each other First Lien Secured Party and each present and future First Lien Secured Party authorizes the Collateral Agent to act as its direct representative (direkter Stellvertreter) in relation to any and all matters in connection with such Collateral Documents.

Section 1512.	Parallel Debt Collateral Matters.

The Collateral Agent is hereby authorized to execute and deliver any Collateral Document expressed to be governed by the laws of the Netherlands or by the laws of the Federal Republic of Germany or by the laws of Switzerland and agree with the creation of Parallel Debt obligations as provided for in Section 1411. The Collateral Agent may resign at any time by notifying the Holders and the Note Parties, provided that the parties hereto acknowledge and agree that, for purposes of any Collateral Document expressed to be governed by the laws of the Netherlands or by the laws of the Federal Republic of Germany or by the laws of Switzerland, any resignation by the Collateral Agent is not effective with respect to its rights and obligations under the Parallel Debts until such rights and obligations are assigned to the successor agent. The resigning Collateral Agent will reasonably cooperate in assigning its rights under the Parallel Debts to any such successor agent and will reasonably cooperate in transferring all rights under any Collateral Document expressed to be governed by the laws of the Netherlands or by the laws of the Federal Republic of Germany or by the laws of Switzerland to such successor agent.

[Signature Pages Follow]

149

IN WITNESS WHEREOF, the parties hereto have caused the Indenture to be duly executed as of the day and year first above written.

Weatherford International Ltd.,
a Bermuda exempted company

By:	/s/ Christine M. Morrison
Name: Christine M. Morrison
Title: Vice President and Assistant Secretary

Weatherford International, LLC,
a Delaware limited liability company

By:	/s/ Christine M. Morrison
Name: Christine M. Morrison
Title: Vice President and Secretary

Weatherford International plc,
an Irish public limited company

By:	/s/ Scott C. Weatherholt
Name: Scott C. Weatherholt
Title: Executive Vice President, General
Counsel and Chief Compliance Officer

Wilmington Trust, National Association
as Trustee

By:	/s/ Jane Y. Schweiger
Name: Jane Y. Schweiger
Title: Vice President

Wilmington Trust, National Association
as Collateral Agent

By:	/s/ Jane Y. Schweiger
Name: Jane Y. Schweiger
Title: Vice President

[Signature Page to Indenture]

Advantage R&D, Inc.
Benmore In-Depth Corp.
Colombia Petroleum Services Corp.
Columbia Oilfield supply, Inc.
Datalog Acquisition, LLC
Discovery Logging, Inc.
eProduction Solutions, LLC
High Pressure Integrity, Inc.
In-Depth Systems, Inc.
International Logging LLC
International Logging S.A., LLC
PD Holdings (USA), L.P.
Precision Drilling GP, LLC
Precision Energy Services, Inc.
Precision Oilfield Services, LLP
Tooke Rockies, Inc.
Visean Information Services Inc.
Visual Systems, Inc.
Warrior Well Services, Inc.
Weatherford (PTWI), L.L.C.
Weatherford Artificial Lift Systems, LLC
Weatherford DISC INC.
Weatherford Global Services LLC
Weatherford Investment Inc.
Weatherford Latin America LLC
Weatherford Management, LLC
Weatherford Technology Holdings, LLC
Weatherford U.S., L.P.
Weatherford URS Holdings, LLC
Weatherford/Lamb, Inc.
WEUS Holding, LLC
WIHBV LLC
WUS Holding, L.L.C.
By:	/s/ Christine M. Morrison
Name:	Christine M. Morrison
Title:	Vice President & Secretary

[Signature Page to Indenture]

WEATHERFORD CANADA LTD.
PRECISION ENERGY SERVICES COLOMBIA LTD.

By:	/s/ Pamela M. Webb
Name: Pamela M. Webb
Title: Vice President

WEATHERFORD BERMUDA HOLDINGS LTD.

By:	/s/ Christine M. Morrison
Name: Christine M. Morrison
Title: Vice President and Assistant Secretary

WEATHERFORD INTERNATIONAL HOLDING (BERMUDA) LTD.

By:	/s/ Christine M. Morrison
Name: Christine M. Morrison
Title: Vice President and Assistant Secretary

WEATHERFORD SERVICES, LTD.

By:	/s/ Christine M. Morrison
Name: Christine M. Morrison
Title: Vice President and Assistant Secretary

WEATHERFORD HOLDINGS (BERMUDA) LTD.

By:	/s/ Christine M. Morrison
Name: Christine M. Morrison
Title: Vice President and Assistant Secretary

HELIX EQUIPMENT LEASING LIMITED

By:	/s/ Christine M. Morrison
Name: Christine M. Morrison
Title: Vice President and Assistant Secretary

[Signature Page to Indenture]

KEY INTERNATIONAL DRILLING COMPANY LIMITED

By:	/s/ Christine M. Morrison
Name: Christine M. Morrison
Title: Assistant Secretary

WEATHERFORD HOLDINGS (BVI) LTD.

By:	/s/ Mark M. Rothleitner
Name: Mark M. Rothleitner
Title: Vice President - Treasurer

WEATHERFORD COLOMBIA LIMITED
WEATHERFORD DRILLING INTERNATIONAL HOLDINGS (BVI) LTD.

By:	/s/ Christine M. Morrison
Name: Christine M. Morrison
Title: Vice President and Secretary

WEATHERFORD OIL TOOL MIDDLE EAST LIMITED

By:	/s/ Mohammed Dadhiwala
Name: Mohammed Dadhiwala
Title: Senior Vice President

WEATHERFORD DRILLING INTERNATIONAL (BVI) LTD.

By:	/s/ Mohammed Dadhiwala
Name: Mohammed Dadhiwala
Title: Vice President

[Signature Page to Indenture]

WEATHERFORD U.K. LIMITED

By:	/s/ Richard K. Strachan
Name: Richard Strachan
Title: Director

WEATHERFORD EURASIA LIMITED

By:	/s/ Richard K. Strachan
Name: Richard Strachan
Title: Director

WEATHERFORD MANAGEMENT COMPANY SWITZERLAND SÀRL

By:	/s/ Mathias Neuenschwander
Name: Mathias Neuenschwander
Title: Managing Officer

WEATHERFORD PRODUCTS GMBH

By:	/s/ Mathias Neuenschwander
Name: Mathias Neuenschwander
Title: Managing Officer

WEATHERFORD SWITZERLAND TRADING AND DEVELOPMENT GMBH

By:	/s/ Mathias Neuenschwander
Name: Mathias Neuenschwander
Title: Managing Officer

WEATHERFORD WORLDWIDE HOLDINGS GMBH

By:	/s/ Mathias Neuenschwander
Name: Mathias Neuenschwander
Title: Managing Officer

[Signature Page to Indenture]

WOFS INTERNATIONAL FINANCE GMBH

By:	/s/ Mathias Neuenschwander
Name: Mathias Neuenschwander
Title: Managing Officer

WOFS ASSURANCE LIMITED

By:	/s/ Scott C. Weatherholt
Name: Scott C. Weatherholt
Title: President

Weatherford OIL TOOL GMBH

By:	/s/ Kurt Meyer
Name: Kurt Meyer
Title: Managing Director

WEATHERFORD NETHERLANDS B.V.

By:	/s/ Marcus Johannes van Dijk
Name: Marcus Johannes van Dijk
Title: Managing Director

WEATHERFORD NORGE AS

By:	/s/ Geir Egil Olsen
Name: Geir Egil Olsen
Title: Chairman of the Board

Weatherford Services S. de R.L.

By:	/s/ Christine M. Morrison
Name: Christine M. Morrison
Title: Administrator

[Signature Page to Indenture]

Weatherford International (Luxembourg) Holdings S.À r.l.
société à responsabilité limitée
8-10, avenue de la Gare
L-1610 Luxembourg
R.C.S. Luxembourg B146.622

By:	/s/ Mathias Neuenschwander
Name: Mathias Neuenschwander
Title: Manager A

[Signature Page to Indenture]

SIGNED for and on behalf of

WEATHERFORD IRISH HOLDINGS LIMITED

by its lawfully appointed attorney:

/s/ Chistine M. Morrison
Signature of Attorney

in the presence of:	Christine M. Morrison
Print Name of Attorney
/s/ Jonathan B. Wolens
Signature of Witness

Jonathan B. Wolens
Print Name of Witness

2000 St. James Place, Houston, TX 77056 U.S.A.
Address of Witness

Lawyer
Occupation of Witness

[Signature Page to Indenture]

Executed by WEATHERFORD AUSTRALIA PTY LIMITED ACN 008 947 395 in accordance with section 127 of the Corporation Act 2001 (Cth):

By:	/s/ Bruno Teixeira Bezerra
Name: Bruno Teixeira Bezerra
Title: Director

By:	/s/ Robert Antonio DeGasperis
Name: Robert Antonio DeGasperis
Title: Director

[Signature Page to Indenture]

WEATHERFORD INDUSTRIA E COMERCIO LTDA.

By:	/s/ Alexandre Junior da Silva Nogueira
Name:	Alexandre Junior da Silva Nogueira
Title:	Officer

[Signature Page to Indenture]

WEATHERFORD DE MEXICO, S. DE R.L. DE C.V.

By:	/s/ Rafael Jose Angeli Arab
Name: Rafael Jose Angeli Arab
Title: Attorney-in-fact

PD OILFIELD SERVICES MEXICANA, S. DE R.L. DE C.V.

By:	/s/ Rafael Jose Angeli Arab
Name: Rafael Jose Angeli Arab
Title: Attorney-in-fact

[Signature Page to Indenture]

ANNEX A

CUSIP

ISIN

[Form of Face of Note]

[Insert the Restricted Notes Legend, if applicable.]

[If a Global Note, insert the Global Note Legend.]

[If a Note issued with “Original Issue Discount,” insert the OID Legend.]

WEATHERFORD INTERNATIONAL, LTD.

6.500% Senior Secured First Lien Note due 2028

No. ___	$

Weatherford International Ltd., a Bermuda exempted company (herein called the “Issuer,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of U.S. dollars on September 15, 2028, or such greater or lesser amount as may be indicated on the Schedule of Exchanges of Interests in the Global Note attached hereto, and to pay interest thereon from September 30, 2021 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 15 and September 15 in each year, commencing March 15, 2022, at the rate of 6.500% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. The Issuer shall pay (i) Defaulted Interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 2% higher than the applicable interest rate on the Notes to the extent lawful and (ii) Defaulted Interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate that is 2% higher than the applicable interest rate on the Notes to the extent lawful. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

If the Holder of this Note has given wire transfer instructions to the Trustee at least ten Business Days prior to the applicable payment date, the Issuer will make all payments on this Note by wire transfer of immediately available funds to the account in the United States of America specified in those instructions. Otherwise, payment of the principal of (and premium, if any) and any such interest on this Note will be made at the office or agency of the Issuer maintained for that purpose in the United States of America in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and

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private debts; provided, however, that, at the option of the Issuer, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been manually signed in the name of the Trustee referred to on the reverse hereof by an authorized signatory, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed by its undersigned officer.

WEATHERFORD INTERNATIONAL LTD.,
a Bermuda exempted company

By:

Trustee’s Certificate of Authentication

This is one of the 6.500% Senior Secured First Lien Notes due 2028 referred to in the within-mentioned Indenture.

Wilmington Trust, National Association,
as Trustee

By:
Authorized Signatory

Dated:

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[Form of Reverse of Note]

This Note is one of a duly authorized series of securities of the Issuer (herein called the “Notes”), issued under an Indenture, dated as of September 30, 2021 (the “Indenture”) among the Issuer, the Guarantors named therein, Wilmington Trust, National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and Wilmington Trust, National Association, as Collateral Agent, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Guarantors, the Trustee, the Collateral Agent and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. In the event of any conflict between the provisions of this Note and the provisions of the Indenture, the provisions of the Indenture shall control.

Except as set forth below and in the Indenture, the Issuer shall not have the option to redeem the Notes prior to September 15, 2024. On or after September 15, 2024, on any one or more occasions, the Issuer shall have the option to redeem the Notes, in whole or in part at any time, at the redemption prices (expressed as percentages of principal amount of the Notes redeemed) set forth below, plus accrued and unpaid interest on the Notes redeemed to, but excluding, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the twelve-month period beginning on September 15 of the years indicated below:

YEAR	PERCENTAGE
2024	103.250%
2025	101.625%
2026 and thereafter	100.000%

Notwithstanding the preceding paragraphs, at any time and from time to time prior to September 15, 2024, the Issuer may redeem in the aggregate up to 35% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) in an amount not to exceed the amount of net cash proceeds of one or more Equity Offerings, at a redemption price (expressed as a percentage of principal amount thereof) of 106.500%, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date); provided, however, that at least 50.0% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) must remain outstanding after each such redemption; provided, further, that such redemption shall occur within 180 days after the date on which any such Equity Offering is consummated upon not less than 10 nor more than 60 days’ notice mailed by the Issuer to each Holder of Notes being redeemed, or delivered electronically if held by DTC, and in accordance with the procedures set forth in the Indenture.

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Notwithstanding the preceding paragraphs, during each twelve (12) month period commencing on the Initial Issuance Date and ending on September 15, 2024, but only if at each such time the Issuer shall have either redeemed or otherwise refinanced all the Unsecured Notes with Refinancing Indebtedness permitted hereunder, the Issuer may on one or more occasions redeem in the aggregate up to 10% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) at a redemption price (expressed as a percentage of principal amount thereof) of 103.000%, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date); provided, however, that such redemption shall occur upon not less than 10 nor more than 60 days’ notice mailed by the Issuer to each Holder of Notes being redeemed, or delivered electronically if held by DTC, and in accordance with the procedures set forth in the Indenture.

Prior to September 15, 2024, the Issuer may redeem on one or more occasions all or part of the Notes at a redemption price equal to the sum of:

(A)             the principal amount thereof, plus

(B)              the Make Whole Premium at the redemption date, plus

(C)              accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

The Notes may also be redeemed, as a whole, at the Issuer’s option, following Change of Control Offers, at the respective Redemption Prices and subject to the conditions set forth in Sections 1103(e) and 1007 of the Indenture, respectively.

Notice of any redemption upon any corporate transaction or other event (including any offering of Equity Interests, incurrence of Indebtedness, Change of Control or other transaction) may be given prior to the completion thereof. In addition, any redemption or notice thereof may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction or other event. If any redemption is so subject to the satisfaction of one or more conditions precedent, the notice thereof shall describe each such condition and, if applicable, shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), and/or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the Redemption Date, or by the Redemption Date as so delayed, and/or that such notice may be rescinded at any time by the Issuer if the Issuer determines in its sole discretion that any or all of such conditions will not be satisfied (or waived). In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

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In the event of redemption of this Note in part only, a new Note or Notes of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note as well as certain restrictive covenants and Events of Default, as well as provisions for the satisfaction and discharge of the Indenture, in each case upon compliance with certain conditions set forth in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Issuer, the Parent Guarantor, Weatherford Delaware, the Trustee and the Collateral Agent, if applicable, with the consent of the Holders of a majority in aggregate principal amount of the then Outstanding Notes affected thereby (voting as a separate series). The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Outstanding Notes, on behalf of the Holders of all Notes, to waive compliance with certain covenants or provisions of the Indenture and certain existing defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

In determining whether the Holders of the required principal amount of Outstanding Notes have concurred in any direction, waiver, consent, approval or other action of Holders, Notes owned by the Issuer, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any Guarantor shall be disregarded, except that Notes owned by Specified Holders (as defined in the Indenture) shall not be so disregarded.

If an Event of Default shall occur and be continuing, the Notes may be declared (or shall automatically become) due and payable in the manner and with the effect provided in the Indenture.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder gives the Trustee written notice of a continuing Event of Default, the Holders of at least 25% in aggregate principal amount of the Outstanding Notes make a written request to the Trustee to pursue the remedy and offer and, if requested, provide the Trustee security or indemnity satisfactory to the Trustee, the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity, and during such 60-day period the Holders of a majority in aggregate principal amount of the Outstanding Notes do not give the Trustee a direction that is inconsistent with such request. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

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No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office of the Registrar, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge, subject to the exceptions set forth in the Indenture.

Prior to due presentment of this Note for registration of transfer, the Issuer, the Guarantors, the Trustee, the Collateral Agent and any agent of the Issuer, the Guarantors, the Trustee or the Collateral Agent may treat the Person in whose name this Note is registered as the owner hereof for all purposes (except as required by applicable tax laws), whether or not this Note be overdue, and neither the Issuer, the Guarantors, the Trustee, the Collateral Agent nor any such agent shall be affected by notice to the contrary.

No director, officer, employee, incorporator or shareholder of the Issuer or any Guarantor, as such, shall have any liability for any indebtedness, obligations or liabilities of the Issuer under the Notes or the Indenture or of any Guarantor under its Guarantee or for any claim based on, in respect of, or by reason of, such indebtedness, obligations or liabilities or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees.

All terms used in this Note which are defined in the Indenture but not defined herein shall have the meanings assigned to them in the Indenture.

The Notes, the Guarantees and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture and the other Notes Documents. Requests may be made to the Issuer at the following address:

[insert Issuer’s contact point to receive the request]

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Security to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ________ to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	_______________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:*

In connection with any transfer or exchange of any of the Notes evidenced by this certificate occurring prior to the date that is one year (or 40 days in the case of any Notes issued pursuant to Regulation S) after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Issuer or any Affiliate of the Issuer, the undersigned confirms that such Notes are being:

CHECK ONE BOX BELOW:

(1)	☐	acquired for the undersigned’s own account, without transfer; or

(2)	☐	transferred to the Parent Guarantor or any Subsidiary thereof; or

(3)	☐	transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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(4)	☐	transferred pursuant to an effective registration statement under the Securities Act; or

(5)	☐	transferred pursuant to and in compliance with Regulation S under the Securities Act; or

(6)	☐	transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Annex C to the Indenture); or

(7)	☐	transferred pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Issuer may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Issuer may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under the Securities Act.

Signature

Signature Guarantee:†

(Signature must be guaranteed)

TO BE COMPLETED BY PURCHASER IF BOX (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

†  Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Issuer pursuant to Section 1007 or Section 1012 of the Indenture, check the appropriate box below:

☐	Section 1007	☐	Section 1012

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 1007 or Section 1012 of the Indenture, state the amount you elect to have purchased:

$____________

Date: ____________	Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:
Signature Guarantee:*

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for other Notes have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Custodian

* This schedule should be included only if the Note is issued in global form.

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ANNEX B

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY FUTURE SUBSIDIARY GUARANTORS

This Supplemental indenture (this “Supplemental Indenture”), dated as of   , 20  , is among [Name of Future Subsidiary Guarantor] (the “New Subsidiary Guarantor”), a subsidiary of Weatherford International plc, an Irish public limited company [or its permitted successor] (the “Parent Guarantor”), Weatherford International, LLC, a Delaware limited liability company (“Weatherford Delaware”), Weatherford International Ltd., a Bermuda exempted company (the “Issuer”), the Parent Guarantor and Wilmington Trust, National Association, as trustee under the Indenture referred to herein (in such capacity, the “Trustee”) and as Collateral Agent (in such capacity, the “Collateral Agent”). The New Subsidiary Guarantor and the existing Subsidiary Guarantors are sometimes referred to collectively herein as the “Subsidiary Guarantors,” or individually as a “Subsidiary Guarantor.”

W I T N E S S E T H:

WHEREAS, the Issuer, the Parent Guarantor, Weatherford Delaware, the Trustee and the Collateral Agent are parties to an Indenture, dated as of September 30, 2021 relating to the 6.500% Senior Secured First Lien Notes due 2028 (the “Notes”) of the Issuer;

WHEREAS, Section 1014 of the Indenture obligates or permits the Issuer to cause certain Restricted Subsidiaries to become Subsidiary Guarantors by executing a supplemental indenture as provided in such Section; and

WHEREAS, pursuant to Section 901 of the Indenture, the Issuer, the Parent Guarantor, Weatherford Delaware, the Trustee and the Collateral Agent are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture without the consent of any Holder;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the Issuer, the Parent Guarantor, Weatherford Delaware, the Trustee and the Collateral Agent mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.       CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.       AGREEMENT TO GUARANTEE. The New Subsidiary Guarantor hereby agrees, jointly and severally, with the Parent Guarantor and all other Subsidiary Guarantors, to fully and unconditionally guarantee to each Holder, the Trustee and the Collateral Agent the Indenture Obligations, to the extent set forth in Article Fourteen of the Indenture and subject to the provisions thereof. The obligations of the Subsidiary Guarantors to the Holders of Notes, the Trustee and the Collateral Agent pursuant to the Subsidiary Guarantees are expressly set forth in Article Fourteen of the Indenture, and reference is hereby made to such Article for the precise terms of the Subsidiary Guarantees.

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3.       NEW YORK LAW TO GOVERN. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SUPPLEMENTAL INDENTURE.

4.       COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument.

5.       EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

6.       THE TRUSTEE AND THE COLLATERAL AGENT. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee or the Collateral Agent by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee and the Collateral Agent subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee and the Collateral Agent with respect hereto.

[Remainder of Page Intentionally Left Blank.

Signature Page Follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: _________, 20__

[NEW SUBSIDIARY GUARANTOR]

By:
Name:
Title:

Weatherford International Ltd.
a Bermuda exempted company

By:
Name:
Title:

Weatherford International, LLC
a Delaware limited liability company

By:
Name:
Title:

Weatherford International plc
an Irish public limited company

By:
Name:
Title:

Wilmington Trust, National Association,
as Trustee

By:
Name:
Title:

Wilmington Trust, National Association,
as Collateral Agent

By:
Name:
Title:

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ANNEX C

FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH

TRANSFERS TO INSTITUTIONAL ACCREDITED INVESTORS

[Date]

Weatherford International Ltd.

c/o Weatherford International, LLC

2000 St. James Place

Houston, Texas 77056

Attention: Corporate Secretary

Wilmington Trust, National Association

Global Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, Minnesota 55402

Attention: Weatherford International Ltd. Administrator

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[            ] principal amount of the 6.500% Senior Secured First Lien Notes due 2028 (the “Securities”) of Weatherford International Ltd., a Bermuda exempted company (the “Company”).

Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name: _____________________________

Address: ___________________________

Taxpayer ID Number: __________________

The undersigned represents and warrants to you that:

1.       We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)) purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Securities and we invest in or purchase securities similar to the Securities in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

2.       We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We

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agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is one year after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Company or any Subsidiary thereof, (b) pursuant to an effective registration statement under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a “qualified institutional buyer” under Rule 144A of the Securities Act (a “QIB”) that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional “accredited investor,” in each case in a minimum principal amount of Securities of $250,000 for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Securities pursuant to clause (e) or (f) above to require the delivery of an Opinion of Counsel, certifications and/or other information satisfactory to the Company and the Trustee.

3.       We [are][are not] an Affiliate of the Company.

TRANSFEREE:

By:

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ANNEX D

FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH

TRANSFERS PURSUANT TO REGULATION S

[Date]

Weatherford International Ltd.

c/o Weatherford International, LLC

2000 St. James Place

Houston, Texas 77056

Attention: Corporate Secretary

Wilmington Trust, National Association

Global Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, Minnesota 55402

Attention: Weatherford International Ltd. Administrator

Re:	Weatherford International Ltd. (the “Company”) 6.500% Senior Secured First Lien Notes due 2028 (the “Securities”)

Ladies and Gentlemen:

In connection with our proposed sale of $[   ] aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(a)       the offer of the Securities was not made to a person in the United States;

(b)       either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(c)       no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a)(2) or Rule 904(a)(2) of Regulation S, as applicable; and

(d)       the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

In addition, if the sale is made during a restricted period and the provisions of Rule 903(b)(2), Rule 903(b)(3) or Rule 904(b)(1) of Regulation S are applicable thereto, we confirm

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that such sale has been made in accordance with the applicable provisions of Rule 903(b)(2), Rule 903(b)(3) or Rule 904(b)(1), as the case may be.

We also hereby certify that we [are][are not] an Affiliate of the Company and, to our knowledge, the transferee of the Securities [is][is not] an Affiliate of the Company.

You are entitled to rely conclusively upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:
Authorized Signatory

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ANNEX E

 COLLATERAL REQUIREMENTS

In each case, subject to the Applicable Collateral Limitations:

PART I

Foreign Collateral Grants and Perfection Requirements – BVI and England

The applicable Note Parties organized or formed under the laws of the British Virgin Islands or England, as applicable (the “BVI/English Note Parties”), shall cause to be delivered to the Collateral Agent not later than thirty (30) days after the Initial Issuance Date (or such later date as agreed by the Majority Holders), (a) Collateral Documents governed by the laws of the British Virgin Islands or England, as applicable (other than Collateral Documents described in Part II below that are to be executed by Note Parties organized or formed in jurisdictions outside the British Virgin Islands and England as well as the BVI/English Note Parties), in favor the Collateral Agent corresponding to the Collateral Documents, in each case disclosed in a collateral document list delivered to the Collateral Agent on behalf of the Note Parties prior to the Initial Issuance Date, that are governed by the laws of the British Virgin Islands or England, as applicable, and granted solely by the BVI/English Note Parties in favor of the LC Credit Agreement Agent in connection with the LC Credit Agreement on or prior to such date, and (b) legal opinions in form and substance customary in such jurisdictions relating to the due authorization, execution and delivery of such agreements, enforceability thereof, and related grant and perfection matters as are customary in such jurisdictions; provided that all such Collateral Documents and legal opinions delivered to the Collateral Agent pursuant to this section shall be in a form substantially similar to the corresponding Collateral Documents and legal opinions delivered in favor of the LC Credit Agreement Agent.

PART II

Real Estate Deliverables – United States

Not later than (i) in the case of the Initial Issuance Date Real Property located in the United States (other than such property located in Katy, Texas), forty-five (45) days after the Initial Issuance Date, (ii) in the case of the Initial Issuance Date Real Property located in Katy, Texas (other than the 71.9 acre undeveloped tract thereof (the “71.9 Acre Katy Parcel”) previously identified by the Notes Parties to the Collateral Agent) that is owned by one or more Note Parties on January 1, 2022 (if any), forty-five (45) days after such date (to the extent still so owned at such time) and (iii)   in the case of the 71.9 Acre Katy Parcel owned by one or more Note Parties on January 1, 2022 (if any), ninety (90) days after such date (to the extent still so owned at such time) (or, in the case of each of clauses (i) through (iii), such later date as agreed by the Majority Holders) the applicable Note Parties shall cause to be delivered to the Collateral Agent the following agreements and other instruments for the Initial Issuance Date Real Property located in the United States:

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1.	Mortgages. A Mortgage encumbering real property constituting Initial Issuance Date Real Property located in the United States, duly executed and acknowledged by each Note Party that is the owner of or holder of any interest in such Initial Issuance Date Real Property, and otherwise in form for recording in the recording office of each applicable political subdivision where such Initial Issuance Date Real Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create a lien under applicable law, and such financing statements and any other instruments necessary to grant a mortgage lien under the laws of any applicable jurisdiction, all of which shall be in a form substantially similar to the mortgages, deeds of trust, financing statements and other instruments granted with respect to such Initial Issuance Date Real Property in favor of the LC Credit Agreement Agent in connection with the LC Credit Agreement; and

2.	Opinions. Favorable written legal opinions, addressed to the Collateral Agent, of local counsel to the Note Parties in each jurisdiction (i) where an Initial Issuance Date Real Property referenced in Section 1 above is located and (ii) where the applicable Note Party granting the Mortgage on said Initial Issuance Date Real Property is incorporated or organized, regarding the due authority, execution, delivery, perfection and enforceability of each such Mortgage, and the corporate formation, existence and good standing (to the extent such concept is applicable) of the applicable Note Party, each in a form substantially similar to the corresponding legal opinions delivered to the LC Credit Agreement Agent in connection with the LC Credit Agreement.

Domestic Deposit Account Control Agreements

Each Note Party that maintains any Deposit Account (to the extent not an Excluded Account) that is located in the United States shall cause to be delivered to the Collateral Agent a Deposit Account Control Agreement with respect to such Deposit Account within sixty (60) days after the Initial Issuance Date (or such later date as agreed by the Majority Holders).

Foreign Collateral Grants and Perfection Requirements

The applicable Note Parties shall cause to be delivered to the Collateral Agent the following agreements and other instruments:

1.	Ireland. The applicable Note Parties shall cause to be delivered to the Collateral Agent not later than forty-five (45) days after the Initial Issuance Date (or such later date as agreed by the Majority Holders), (a) Collateral Documents governed by the laws of Ireland in favor the Collateral Agent corresponding to the Collateral Documents, in each case disclosed in a collateral document list delivered to the Collateral Agent on behalf of the Note Parties prior to the Initial Issuance Date, that are governed by the laws of Ireland and granted by such Note Parties in favor of the LC Credit Agreement Agent in connection with the LC Credit Agreement on or prior to such date, and (b) legal opinions in form and substance customary in Ireland relating to the due authorization, execution and delivery of such agreements, enforceability thereof, and related grant and perfection matters as are customary in Ireland; provided that all such

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Collateral Documents and legal opinions delivered to the Collateral Agent pursuant to this section shall be in a form substantially similar to the corresponding Collateral Documents and legal opinions delivered in favor of the LC Credit Agreement Agent.

2.	Argentina, Australia, Bermuda, British Virgin Islands, Canada, England, Germany, Luxembourg, Netherlands, Norway, Panama, Scotland, Singapore, Switzerland and United Arab Emirates. The applicable Note Parties shall cause to be delivered to the Collateral Agent not later than sixty (60) days after the Initial Issuance Date (or such later date as agreed by the Majority Holders), (a) Collateral Documents governed by the laws of Argentina, Australia, Bermuda, British Virgin Islands, Canada, England, Germany, Luxembourg, Netherlands, Norway, Panama, Scotland, Singapore, Switzerland and United Arab Emirates (other than Collateral Documents described in Part I above and Section 4 below) in favor the Collateral Agent corresponding to the Collateral Documents, in each case disclosed in a collateral document list delivered to the Collateral Agent on behalf of the Note Parties prior to the Initial Issuance Date, that are governed by the laws of such jurisdictions and granted by such Note Parties in favor of the LC Credit Agreement Agent in connection with the LC Credit Agreement on or prior to such date (including, without limitation, Collateral Documents with respect to the Initial Issuance Date Real Property located in Canada and Scotland), and (b) legal opinions in form and substance customary in the applicable jurisdictions referenced in clause (a) above relating to the due authorization, execution and delivery of such agreements, enforceability thereof, and related grant and perfection matters as are customary in such jurisdictions; provided that all such Collateral Documents and legal opinions delivered to the Collateral Agent pursuant to this section shall be in a form substantially similar to the corresponding Collateral Documents and legal opinions delivered in favor of the LC Credit Agreement Agent.

3.	Brazil and Mexico. The applicable Note Parties shall cause to be delivered to the Collateral Agent not later than seventy-five (75) days after the Initial Issuance Date (or such later date as agreed by the Majority Holders), (a) Collateral Documents governed by the laws of Brazil and Mexico in favor the Collateral Agent corresponding to the Collateral Documents, in each case disclosed in a collateral document list delivered to the Collateral Agent on behalf of the Note Parties prior to the Initial Issuance Date, that are governed by the laws of such jurisdictions and granted by such Note Parties in favor of the LC Credit Agreement Agent in connection with the LC Credit Agreement on or prior to such date, and (b) legal opinions in form and substance customary in Brazil and Mexico, as applicable, relating to the due authorization, execution and delivery of such agreements, enforceability thereof, and related grant and perfection matters as are customary in Brazil and Mexico, as applicable; provided that all such Collateral Documents and legal opinions delivered to the Collateral Agent pursuant to this section shall be in a form substantially similar to the corresponding Collateral Documents and legal opinions delivered in favor of the LC Credit Agreement Agent.

4.	Australia (Bank Account Agreement). The applicable Note Parties shall cause to be delivered to the Collateral Agent not later than one hundred and twenty (120) days after the Initial Issuance Date (or such later date as agreed by the Majority Holders), (a) the bank account collateral document governed by the laws of Australia in favor the

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Collateral Agent corresponding to the bank account collateral document, disclosed in a collateral document list delivered to the Collateral Agent on behalf of the Note Parties prior to the Initial Issuance Date, that is governed by the laws of Australia, and granted by such Note Parties in favor of the LC Credit Agreement Agent in connection with the LC Credit Agreement on or prior to such date, and (b) legal opinions in form and substance customary in Australia relating to the due authorization, execution and delivery of such agreement, enforceability thereof, and related grant and perfection matters as are customary in Australia; provided that all such collateral document and legal opinions delivered to the Collateral Agent pursuant to this section shall be in a form substantially similar to the corresponding collateral document and legal opinions delivered in favor of the LC Credit Agreement Agent.

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ANNEX F

INITIAL ISSUANCE DATE REAL PROPERTY

Entity of Record	Common Name and Address	Purpose/ Use	Encumbered or to be Encumbered by Mortgage
Weatherford U.S., L.P.	1221 SE Evangeline Thruway, Broussard, LA 70518	Service & Repair for Offshore Tubular Running Services.	Yes
Weatherford Artificial Lift Systems, LLC	6325 Highway 380 W., Greenville, TX 75401	Manufacturing for Sucker Rods and Completion Composites.	Yes
Weatherford Artificial Lift Systems, LLC	1040 Schlipf Road, Katy, TX 77493	Manufacturing for MPD, R&D & Manufacturing for Wireline, development & support for Software ^ Production Automation. Location of inventory and equipment.	Yes
Weatherford Artificial Lift Systems, LLC	3285 Capital Dr., Colorado Springs, CO 80939	Manufacturing for Rod Pumps.	Yes
Weatherford Artificial Lift Systems, LLC	4080 Camelot Cir., Longmont, CO 80504	Service & Repair for Artificial Lift Products.	Yes
Weatherford U.S., L.P.	7587 Hwy 75 South, Huntsville, TX 77340	Manufacturing for Liner Hangers and Cementation. Location of inventory and equipment	Yes
Weatherford Artificial Lift Systems, LLC	710 Faudree Rd., Odessa, TX 79765	Service & Repair for Completions, Liner Hangers, Cemetation, Drilling Services, TRS & Drilling Tools. Location of inventory and equipment.	Yes
Weatherford Artificial Lift Systems, LLC	611 37th Ave. SE, Williston, ND 58801 (AKA 4991 133 Dr. NW)	Service & Repair for multiple product lines.	Yes
Weatherford Canada Ltd. f/k/a Precision Energy Services ULC.	2603 - 5th Street, Niksu, Alberta, AB T9E 0C2, Canada	Service & Repair for Drilling Services. Location of inventory and equipment	Yes

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Entity of Record	Common Name and Address	Purpose/ Use	Encumbered or to be Encumbered by Mortgage
Weatherford U.K. Ltd.	Weatherford Centre, Souterhead Road, Altens Industrial Estate, Aberdeen, AB12 3LF	Location of inventory and equipment.	Yes

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